UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Marsh & McLennan Companies, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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MARSH & McLENNAN COMPANIES

MARSH & McLENNAN COMPANIES NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2011

MARSH GUY CARPENTER MERCER OLIVER WYMAN

Important Notice Regarding the Availability of Proxy Materials for the Marsh & McLennan Companies Annual Meeting of Stockholders to be held on May 19, 2011: This proxy statement and the Company’s 2010 Annual Report are available at http://proxy.mmc.com.

Dear Marsh & McLennan Companies Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Marsh & McLennan Companies, Inc. The meeting will be held at 10:00 a.m. on Thursday, May 19, 2011 in the second floor auditorium at 1221 Avenue of the Americas, New York, New York. In addition to voting on the matters described in this proxy statement, we will use the meeting as an opportunity to report on the Company’s recent activities.

Whether or not you plan to attend the annual meeting, your vote is important and we urge you to participate in electing directors and deciding the other items on the agenda for the annual meeting. You will find information on how to vote in the first section of this proxy statement.

Very truly yours,

BRIAN DUPERREAULT

President & Chief Executive Officer

March 31, 2011

MARSH & McLENNAN COMPANIES, INC.

1166 Avenue of the Americas

New York, New York 10036-2774

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

Time:	10:00 a.m. Local Time
Date:	May 19, 2011
Place:	Second Floor Auditorium
1221 Avenue of the Americas
New York, New York 10020

Purpose:

1.	To elect eleven (11) persons named in the accompanying proxy statement to serve as directors for a one-year term;

2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm;

3.	To approve the Marsh & McLennan Companies, Inc. 2011 Incentive and Stock Award Plan;

4.	To approve, by nonbinding vote, the compensation of our named executive officers;

5.	To recommend, by nonbinding vote, whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years;

6.	To vote on one stockholder proposal; and

7.	To conduct any other business that may properly come before the meeting.

Our Board of Directors recommends that you vote “FOR” the election of all director nominees, “FOR” the ratification of the selection of Deloitte & Touche LLP, “FOR” the approval of the Marsh & McLennan Companies, Inc. 2011 Incentive and Stock Award Plan, “FOR” the approval of the compensation of our named executive officers, for an “ANNUAL” vote to approve the compensation of our named executive officers and “AGAINST” the stockholder proposal.

This notice and proxy statement is being mailed or made available on the Internet to stockholders on or about March 31, 2011. These materials describe the matters being voted on at the annual meeting and contain certain other information. In addition, these materials are accompanied by a copy of the Company’s 2010 Annual Report, which includes financial statements as of and for the fiscal year ended December 31, 2010. In these materials we refer to Marsh & McLennan Companies, Inc. as the “Company,” “we” and “our.”

Only stockholders of record on March 21, 2011 may vote, in person or by proxy, at the annual meeting. If you plan to attend the meeting in person, you will need proof of record or beneficial ownership of the Company’s common stock as of that date in order to enter the meeting.

Your vote is important. If you accessed this proxy statement through the Internet after receiving a Notice of Internet Availability of Proxy Materials, you may cast your vote by telephone or over the Internet by following the instructions in that Notice. If you received this proxy statement by mail, you may cast your vote by mail, by telephone or over the Internet by following the instructions on the enclosed proxy card.

LUCIANA FATO

Corporate Secretary

March 31, 2011

INFORMATION ABOUT OUR ANNUAL MEETING

AND SOLICITATION OF PROXIES

Why have I received a Notice regarding Internet Availability of Proxy Materials instead of printed copies of these materials in the mail?

In accordance with rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials to stockholders over the Internet. Most stockholders are receiving by mail a Notice of Internet Availability of Proxy Materials (“Notice”), which provides general information about the annual meeting, the address of the website on which our proxy statement and annual report are available for review, printing and downloading, and instructions on how to submit proxy votes. For those who wish to receive their materials in a different format (e.g., paper copy by mail or electronic copy by e-mail), the Notice contains instructions on how to do so. Stockholders who are current employees of the Company or who have elected to receive proxy materials via electronic delivery will receive via e-mail the proxy statement, annual report and instructions on how to vote. Stockholders who have elected to receive paper copies of the proxy materials will receive these materials by mail.

Who can vote on the matters being decided at the annual meeting?

With respect to each matter properly brought before the meeting, each stockholder (of record or beneficial) who held shares as of March 21, 2011, which we refer to as the record date, is entitled to one vote, in person or by proxy, for each share of common stock held as of that date. As of the record date, there were outstanding 547,751,902 shares of Marsh & McLennan Companies common stock entitled to vote.

Stockholders of Record: If, as of the close of business on the record date, your shares were registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or by proxy. In accordance with Delaware law, a list of the Company’s common stockholders of record as of the record date will be available for inspection at our principal executive offices at 1166 Avenue of the Americas, New York, New York for at least ten days prior to the annual meeting.

Beneficial (“Street Name”) Stockholders: If, as of the close of business on the record date, your shares were not held directly in your name but rather were held in an account at a brokerage firm, bank or similar intermediary organization, then you are the beneficial holder of shares held in “street name.” The intermediary is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct the intermediary how to vote the shares held in your account. Your voting instructions will direct the intermediary how to vote your shares.

How do I vote?

Whether you hold shares as a stockholder of record or beneficial owner, you may direct how your shares are voted without attending the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote in advance of the meeting in order to ensure that your vote is counted. If you are a stockholder of record, you may vote by submitting a proxy in accordance with the instructions included in your Notice or on your proxy card. If you are a beneficial owner holding shares in street name, you may vote by submitting voting instructions to your broker, bank, trustee or other intermediary in accordance with the Notice or voting instruction form provided to you by that organization. Executors, administrators, trustees, guardians, attorneys and other representatives voting on behalf of a stockholder should indicate the capacity in which they are voting and corporations should vote by an authorized officer whose title should be indicated.

You may vote in the following manner:

By Telephone or the Internet—Stockholders may vote their shares via telephone or the Internet as instructed in the Notice or the proxy card, depending on how they received the proxy materials. The telephone and Internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

By Mail—Stockholders who receive hard copies of the proxy materials may choose to vote by mail and, if they so choose, should complete, sign and date their proxy card or voting instruction card and mail it in the pre-addressed envelope included with the proxy materials. Note that, if you are a stockholder of record and you sign and return a proxy or voting instruction card, but do not specify how to vote, your shares will be voted with management, which will be in favor of our director nominees (Item 1); in favor of the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm (Item 2); to approve the Marsh & McLennan Companies, Inc. 2011 Incentive and Stock Award Plan (Item 3); to approve, by nonbinding vote, the compensation of our named executive officers (Item 4); to recommend, by nonbinding vote, that a stockholder vote to approve the compensation of our named executive officers should occur every year (Item 5); and against the stockholder proposal (Item 6).

Can I vote my shares in person at the annual meeting?

Yes. However, even if you plan to attend the meeting, we recommend that you vote in advance of the meeting in order to ensure that your vote is counted. If you vote in advance and then attend the meeting, you can always change your vote at the meeting. If your shares are held in street name and you decide to vote in person at the annual meeting, you must obtain from your broker, bank or other intermediary record holder a valid proxy giving you the right to vote the shares, and bring that proxy to the meeting.

Can I change my vote?

Yes. Stockholders of record may revoke their proxy before it is voted at the annual meeting by (i) submitting a new proxy with a later date, (ii) voting in person at the annual meeting or (iii) sending written notification of revocation addressed to:

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036-2774

Attn: Corporate Secretary

If you hold your shares in street name, you may change your vote by submitting new voting instructions to your broker or other intermediary, following the instructions they provided; or, if you have obtained a legal proxy from your broker or other intermediary giving you the right to vote your shares, by attending the meeting and voting in person.

Who can attend the annual meeting?

Stockholders (of record or beneficial), their proxy holders and the Company’s guests may attend the meeting. Verification of share ownership will be requested at the admissions desk. If your shares are held in street name, you must bring to the meeting an account statement or letter from the record holder (i.e., the broker, bank, trustee or other intermediary organization that holds your shares) indicating that you were the beneficial owner of the shares on March 21, 2011.

What are the requirements to conduct business at the annual meeting?

In order to carry on the business of the annual meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be present in person or represented by proxy at the annual meeting. Both abstentions and broker nonvotes (described below) are counted for the purpose of determining the presence of a quorum.

What are the voting requirements to elect directors and to approve the other proposals discussed in this proxy statement?

The voting standards applicable to the annual meeting are as follows:

Election of Directors

At the 2011 annual meeting, the election of directors will be “uncontested,” meaning that the number of nominees does not exceed the number of directors to be elected. The Company’s by-laws provide that in an uncontested election, a nominee will be elected if the number of votes cast “for” the nominee’s election exceeds the number of votes cast “against” the nominee’s election. Abstentions will not be included in the total number of votes cast and therefore will have no effect on the election’s outcome.

Important Note Regarding Voting for Directors: In the past, brokers had discretionary authority to vote in the election of directors if they did not receive instructions from a beneficial owner. Due to a change in the rules of the New York Stock Exchange (“NYSE”), the election of directors is no longer considered a “routine” matter and thus brokers no longer have this discretionary authority. (See “Significance of Broker Nonvotes” below). Accordingly, if you are a beneficial owner, you must instruct your broker on how you want your shares to be voted in the election of directors in order for your shares to be counted in the election.

Our Guidelines for Corporate Governance address the procedures to be followed if an incumbent director standing for reelection in an uncontested election fails to receive a majority of the votes cast. See “Director Election Voting Standard” at page 11.

Vote Required for Other Proposals

Proposal	Vote Required	Broker Discretionary Voting Allowed
Item 2—Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	Yes
Item 3—Approval of the Marsh & McLennan Companies, Inc. 2011 Incentive and Stock Award Plan	Majority of Votes Cast, provided the Total Votes Cast Represent a Majority of the Shares Entitled to Vote	No
Item 4—Advisory vote on executive compensation	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No
Item 5—Advisory vote on frequency of advisory vote on executive compensation	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy(1)	No
Item 6—Stockholder Proposal	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No

(1)	If no choice receives such a majority, the choice of frequency that receives the highest number of “FOR” votes will be considered the advisory vote of the stockholders.

In accordance with Delaware law, abstentions will be treated as present and entitled to vote for purposes of voting on these items, while broker nonvotes (described below) will not. Abstentions have the effect of a vote “against” the proposals.

Significance of “Broker Nonvotes”

The rules of the NYSE provide that, when a matter to be voted on at an annual meeting is “non-routine,” a broker holding shares of record on behalf of a client may vote those shares only if the broker has received voting instructions from the client. If the broker has not received voting instructions from the client, the broker may submit a proxy on any routine matter, but may not vote the client’s shares on the matter(s) for which instructions were required but not provided. When a broker submits a proxy, but refrains from voting in this way, a “broker nonvote” occurs. Shares subject to a broker nonvote are not counted as present or represented with respect to the nonroutine matters being addressed at the annual meeting; however, they are counted as present and represented for purposes of determining the presence of a quorum at the annual meeting. Under the rules of the NYSE, the election of directors (Item 1), the approval of the Marsh & McLennan Companies, Inc. 2011 Incentive and Stock Award Plan (Item 3), the nonbinding vote to approve the compensation of our named executive officers (Item 4), the nonbinding vote to determine whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years (Item 5), and the stockholder proposal (Item 6) are considered nonroutine.

Could additional matters be decided at the annual meeting?

As of the date of this proxy statement, we do not know of any matters not described in this proxy statement that will be presented at the meeting. However, if any other matter shall properly come before the meeting, the persons named in the proxy will use their discretion to vote on such matter on behalf of shares for which proxies were submitted.

Who conducts the annual meeting?

The independent chairman of the Board of Directors acts as chairman of the annual meeting, and has the authority to conduct the annual meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, the chairman has the discretion to establish reasonable rules for discussion, comments and questions during the meeting.

Who will count the votes at the annual meeting?

One or more representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as independent inspectors of election.

How may I obtain electronic delivery of proxy materials in the future?

Most stockholders may elect to receive future proxy statements and annual reports electronically via e-mail or the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you may choose this electronic delivery option by following the instructions provided when you vote over the Internet. Active employees of the Company who hold Marsh & McLennan Companies common stock in certain employee stock plan accounts or are stockholders of record generally receive their proxy materials by electronic delivery to their business e-mail accounts.

If you are a beneficial owner who holds shares in street name, it is likely that you will have the option to choose future electronic delivery of proxy materials when you vote over the Internet. Otherwise, please contact your broker or other intermediary holder of record for information regarding electronic delivery of proxy materials.

Stockholders who receive their proxy materials electronically receive an e-mail message with instructions on how to access the proxy statement and annual report and vote. If you have chosen to receive proxy materials electronically, your choice will remain in effect until you revoke it.

What is “householding”?

Holders of Record and in Employee Benefit Plan Accounts

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record or who hold shares in certain of our employee benefit plan accounts and who share the same last name and reside at the same mailing address will receive one Notice or one set of proxy materials (if they have elected to receive hard copies of the proxy materials), unless one of the stockholders at that address has notified us that they wish to receive individual copies.

Stockholders who participate in householding continue to receive separate control numbers for voting, and, in the case of those who receive hard copies of the proxy materials, separate proxy cards. Householding does not in any way affect dividend check mailings.

If you are a stockholder of record or hold our common stock in an employee benefit plan account and currently are subject to householding, but prefer to receive separate copies of proxy materials and other stockholder communications from the Company, you may revoke your consent to householding at any time by calling Broadridge Financial Solutions, Inc. toll-free at 1-800-542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Beneficial Stockholders

A number of brokerages and other institutional holders of record have implemented householding. If you are a beneficial owner who holds shares in street name, please contact your broker or other intermediary holder of record to request information about householding.

How may I obtain another set of proxy materials?

This proxy statement and our 2010 Annual Report can be viewed on (and printed from) our website at http://proxy.mmc.com. If you wish to receive a separate paper copy of our annual report or proxy statement, you may telephone our office of Investor Relations at (212) 345-5475 or write to:

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036-2774

Attn: Investor Relations

Who will bear the cost of this proxy solicitation?

We pay the expenses of preparing and distributing the proxy materials and soliciting proxies. We also reimburse brokers and other institutional record holders for their expenses in forwarding these materials to, and obtaining voting instructions from, beneficial owners of the Company’s common stock.

In addition to the distribution of this proxy statement and instructions for voting at the annual meeting, proxies may be solicited personally, electronically or by telephone by our directors, officers, other employees or agents. We have retained Georgeson Inc. as our agent to assist in the proxy solicitation at a fee of approximately $11,000, plus expenses. If any of our directors, officers and other employees assist in soliciting proxies, they will not receive additional compensation for those services.

CORPORATE GOVERNANCE

We describe key features of the Company’s corporate governance environment below, and also in the next section of this proxy statement, captioned “Board of Directors and Committees.” Our key corporate governance materials are available online at http://www.mmc.com/about/governance.

Enhanced Corporate Governance Environment

The Board of Directors has taken a series of actions designed to enhance the Company’s corporate governance environment. Highlights of these actions include:

A.	Board Structure

•	Board Independence. All of the Company’s directors are independent, with the exception of our CEO, who is the only member of management serving on the Board.

•	Independent Chairman. The Company maintains separate roles of chief executive officer and chairman of the Board as a matter of policy. An independent director acts as Chairman of the Board.

•

Offer to Resign upon Change in Circumstances. Pursuant to our Guidelines for Corporate Governance, any director undergoing a significant change in personal or professional circumstances must offer to resign from the Board.

B.	Election of Directors /Right of Stockholders to Call Special Meetings

•	Majority Voting in Director Elections. The Company’s by-laws provide that in uncontested elections, director candidates must be elected by a majority of the votes cast.

•

Stockholder Right to call Special Meetings. The Company’s by-laws allow stockholders of record of at least twenty percent (20%) of the voting power of the Company’s outstanding common stock to call a special meeting.

C.	Shareholder Rights Plan

•	Expiration of Poison Pill. The Board allowed a prior Rights Agreement to expire without renewal.

D.	Declassification of Board

•	Annual Election of Directors. The Company’s charter provides for the annual election of directors.

E.	Compensation Practices

•

Compensation Structure for Independent Directors. The Company’s director compensation structure is transparent to investors and does not provide for meeting fees or retainers for non-chair committee membership.

•

Stockholder Approval of Severance Agreements. The Company is required as a matter of policy to obtain stockholder approval for severance agreements with certain senior executive officers that provide for cash severance that exceeds 2.99 times his or her base salary and three-year average annual bonus award.

•

“Double-Trigger” Condition for Vesting of Equity-Based Awards upon a Change in Control. A “double-trigger” condition applies to the vesting of all equity-based awards granted after March 15, 2007 upon a change in control of the Company.

•	Bonus “Clawback” Policy. The Company may as a matter of policy recoup (or “claw back”) certain executive bonuses in the event of misconduct leading to a financial restatement.

F.	Equity Ownership Requirements

•

Senior Executive Equity Ownership Requirements. The Company maintains equity ownership standards requiring senior management to acquire, within five years, company equity with a value equal to a multiple of base salary.

•	Director Equity Ownership Requirements. Directors are required to acquire and hold a minimum of $100,000 worth of the Company’s common stock within three years of joining the Board.

Guidelines for Corporate Governance

Our Guidelines for Corporate Governance (our “Governance Guidelines”) are the means by which the Company and the Board of Directors formally express many of our governance policies. The Governance Guidelines were initially adopted by the Board in May 2003. The Board has subsequently amended them from time to time. The Governance Guidelines are posted on our website at

http://mmc.com/about/GuidelinesCorporateGovernance.pdf.

The Governance Guidelines address a range of corporate governance matters, including the following (parenthetical references are to the relevant section of the Governance Guidelines):

•	Specific Board functions (Section B), such as:

•	evaluation of CEO performance and approval of CEO compensation;

•	reviewing the Company’s strategic and operating plans, financial objectives and major corporate actions;

•	assessing major risks facing the Company and options for their mitigation;

•	overseeing the integrity of the Company’s financial statements and financial reporting processes;

•	ensuring the adequacy of the Company’s processes for legal and ethical compliance; and

•	monitoring the effectiveness of the Company’s corporate governance practices.

•	CEO/independent chairman separation. (Section F.2)

•	CEO succession planning and management development. (Section C)

•	Majority voting in director elections. (Section E.3)

•	Director qualification standards and director independence. (Sections D.2 and D.3)

•	Retirement requirements for independent directors. (Section E.6)

•	Executive sessions of independent directors at every in-person meeting of the Board. (Section H.3)

•	Limits on other public company board service. (Section D.5)

•	Director and senior management stock ownership requirements. (Sections K.2 and K.3)

•	Board access to management and outside advisors. (Section I)

Director Independence

The Board has determined that all directors other than Mr. Duperreault are independent. Therefore, the Board has satisfied its objective that a substantial majority of the Company’s directors should be independent of management.

For a director to be considered “independent,” the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company. The Board has established categorical standards to assist it in making determinations of director independence. These standards conform to, or are more exacting than, the independence requirements provided in the NYSE listed company rules. The Company’s director independence standards are set forth as Annex A to our Governance Guidelines. With respect to Mr. Nolop, the Board considered that, through 2010, he was an executive officer of a company that, in each of the preceding three fiscal years made payments to the Company in an amount less than the greater of $1 million or 2% of his employer’s total net revenues. In 2010, Mr. Nolop’s employer received no payments from the Company. With respect to Mr. Mills, the Board considered that he is an executive officer of a company that, in each of the preceding three fiscal years, made payments to, and received payments from, the Company in an amount less than the greater of $1 million or 2% of his employer’s total net revenues.

All members of the Audit, Compensation, Compliance and Risk, and Directors and Governance Committees must be independent directors as defined by the Company’s Governance Guidelines. Members of the Audit Committee must also satisfy a separate SEC and NYSE independence requirement, which provides that they may not be affiliates and may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than their directors’ compensation. Under our Governance Guidelines, if a director whom the Board has deemed independent has a change in circumstances or relationships that might cause the Board to reconsider that determination, he or she must immediately notify the chairman of the Board and the chair of the Directors and Governance Committee.

Codes of Conduct

Our reputation is fundamental to our business. The Company’s directors and officers and other employees are expected to act ethically at all times. To provide guidance in this regard, the Company has adopted a Code of Conduct, which applies to all of the above individuals. In 2011, a revised and expanded Code of Conduct, the Greater Good, is being distributed in hard copy to the Company’s employees, accompanied by a comprehensive training and communication effort. The Company has also adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which applies to our chief executive officer, chief financial officer and controller. Both of these codes are posted on the Company’s website at http://www.mmc.com, and print copies are available to any stockholder upon request. We will disclose any amendments to, or waivers of, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers on our website within four business days.

Review of Related-Person Transactions

The Company maintains a written Policy Regarding Related-Person Transactions, which sets forth standards and procedures for the review and approval or ratification of transactions between the Company and related persons. The policy is administered by the Directors and Governance Committee with assistance from the Company’s Corporate Secretary.

The policy applies to any “related-person transaction.” This means a transaction (i) involving the Company or any of its subsidiaries, (ii) which involves an aggregate value of $120,000 or more and (iii) in which a related person has a direct or indirect material interest. A “related person” means a director or executive officer of the Company, a nominee for election as a director of the Company, a beneficial owner of more than five percent of the Company’s outstanding common stock or an immediate family member of any of the foregoing persons.

In determining whether to approve or ratify a related-person transaction, the Directors and Governance Committee will review the facts and circumstances it considers relevant. These may include: the commercial reasonableness of the terms of the transaction; the benefits of the transaction to the Company; the availability of other sources for the products or services involved in the transaction; the materiality and nature of the related person’s direct or indirect interest in the transaction; the potential public perception of the transaction; and the potential impact of the transaction on any director’s independence. The Directors and Governance Committee will approve or ratify the related-person transaction only if the Committee, in its sole good faith discretion based on the facts and circumstances it considers relevant, determines that the related-person transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders.

If the Directors and Governance Committee determines not to approve or ratify a related-person transaction, the transaction shall not be entered into or continued, as the case may be. No member of the Directors and Governance Committee will participate in any review or determination with respect to a related-person transaction if the Committee member or any of his or her immediate family members is the related person.

Communicating Concerns Regarding Accounting Matters

The Audit Committee of the Board of Directors has established procedures to enable anyone who has a concern about the Company’s accounting, internal accounting controls or auditing practices to communicate that concern directly to the Audit Committee. These communications, which may be made on a confidential or anonymous basis, may be submitted in writing or by telephone, as follows:

By mail to:

Marsh & McLennan Companies, Inc.

Audit Committee of the Board of Directors

c/o Corporate Secretary

1166 Avenue of the Americas

New York, New York 10036-2774

By telephone to the Marsh & McLennan Companies Ethics & Compliance Line:

Canada & the U.S.: 1-800-381-2105

Outside Canada & the U.S., use your country’s AT&T Direct® service number to reach the Marsh & McLennan Companies Ethics & Compliance Line toll-free.

Further details of the Company’s procedures for handling complaints and concerns of employees and other interested parties regarding accounting matters are posted on our website at

http://www.mmc.com/about/governance. Company policy prohibits retaliation against anyone who raises a concern of the type described above.

Communicating with Directors

Holders of the Company’s common stock and other interested parties may send communications to the Board of Directors, the independent chairman or the independent directors as a group by mail (addressed to the Corporate Secretary) or by telephone as indicated above. Items unrelated to the directors’ duties and responsibilities as Board members may be excluded by the Corporate Secretary, including solicitations and advertisements; junk mail; product-related communications; surveys and job referral materials such as resumes.

BOARD OF DIRECTORS AND COMMITTEES

Board Composition, Leadership and Size

At the 2011 annual meeting, stockholders will vote on the election of eleven (11) directors. As previously disclosed, Stephen R. Hardis will retire from the Board in accordance with the mandatory retirement age provision contained in our Guidelines for Corporate Governance. Also as previously disclosed, Leslie M. Baker, Jr. and Gwendolyn S. King have decided to retire from the Board. None of Mr. Hardis, Mr. Baker or Ms. King will stand for re-election at the 2011 annual meeting of stockholders. Mr. Hardis is currently the Board’s independent chairman. In July 2010, the Company announced that Lord Lang of Monkton will succeed Mr. Hardis as independent chairman upon Mr. Hardis’ retirement. The only member of management who serves on the Board is Brian Duperreault, the Company’s president and chief executive officer. As stated above under “Corporate Governance,” the chairman of the Board has been an independent director since 2005. The Board believes that this currently is the best leadership structure for the Company and will continue to periodically evaluate whether the structure is in the best interests of stockholders.

As stated in our Guidelines for Corporate Governance, the Board of Directors has determined that 10–14 directors is currently an appropriate range for the Board. The Board believes this range is sufficient to ensure the presence of directors with diverse experience and skills, without hindering effective decision-making or diminishing individual accountability. The Board also believes this range is flexible enough to permit the recruitment, if circumstances so warrant, of an outstanding director candidate in whom the Board may become interested at a future time. The Directors and Governance Committee periodically reviews the size of the Board and recommends changes as appropriate.

Director Qualifications and Nomination Process

As provided in our Guidelines for Corporate Governance, all directors must demonstrate the highest standards of ethics and integrity, must be independent thinkers with strong analytical ability, and must be committed to representing all of the Company’s stockholders rather than any particular interest group. In addition to the foregoing characteristics, the Board evaluates each prospective director candidate by reference to the following criteria (which are not listed in any order of importance): (i) the candidate’s personal and professional reputation and background; (ii) the candidate’s industry knowledge; (iii) the candidate’s experience with businesses or other organizations comparable to the Company in terms of size or complexity; (iv) the interplay of the candidate’s skills and experience with those of the incumbent directors; (v) the extent to which the candidate would provide substantive expertise that is currently sought by the Board or any committees of the Board; (vi) the candidate’s ability to commit the time necessary to fulfill a director’s responsibilities; (vii) relevant legal and regulatory requirements and evolving best practices in corporate governance; and (viii) any other criteria the Board deems appropriate.

The Board, taking into account the recommendation of the Directors and Governance Committee, is responsible for nominating a slate of director candidates for election at the Company’s annual meeting of stockholders. The Board has delegated to the Directors and Governance Committee the authority, when circumstances so warrant, to identify, screen and recommend to the Board potential new director candidates and to engage one or more search firms to assist the Committee with respect thereto. The Directors and Governance Committee periodically reviews with the Board the skills and characteristics to be sought in any new director candidates, as well as the overall composition and structure of the incumbent Board. The Committee has a longstanding commitment to maintaining a diverse and inclusive Board, and when seeking new director candidates, takes into account such factors as the Board’s current mix of skills, backgrounds and experience, as well as the gender, racial, ethnic and cultural diversity of each potential candidate.

Stockholder Nominations for Director Candidates

The Directors and Governance Committee will consider director candidates recommended by stockholders if the recommendation is submitted in writing at the address below. As described in Article II of the Company’s by-laws, stockholders may submit nominations of persons for election as directors of the Company at an annual meeting of stockholders provided that the proposing stockholder is a stockholder of record both at the time the nomination is submitted and at the time of the annual meeting, is entitled to vote at the annual meeting and complies with the notice procedures set forth in Section 2.10 of the by-laws. The notice of nomination must meet certain guidelines as to timeliness and form, described below, and be delivered to the Corporate Secretary at our principal executive offices:

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036-2774

Attn: Directors and Governance Committee

c/o Corporate Secretary

The notice must be delivered not earlier than 5:00 p.m. Eastern Time on the 120th day, and not later than 5:00 p.m. Eastern Time on the 90th day, prior to the first anniversary of the preceding year’s annual meeting; provided that, if the date of the upcoming annual meeting is advanced or delayed by more than 30 days from the anniversary date of the previous year’s annual meeting, the notice must be delivered not earlier than 5:00 p.m. Eastern Time on the 120th day prior to the date of the annual meeting and not later than 5:00 p.m. Eastern Time on the later of (x) the 90th day prior to the date of the annual meeting and (y) the 10th day following the day on which the date of the rescheduled annual meeting is first publicly announced by the Company.

The director nomination notice must include certain information regarding the director nominee, the proposing stockholder and any associate of the proposing stockholder (such as a beneficial owner of shares owned of record or beneficially by the proposing stockholder). With respect to the proposing stockholder, required information includes all ownership interests in Marsh & McLennan Companies common stock and derivatives of the Company’s securities. With respect to the director nominee, the notice must include the information required to be disclosed in a proxy statement with respect to candidates for election as directors, including the nominee’s written consent to be named in the proxy statement as a nominee and to serve as director of the Company if elected. The notice also must be accompanied by a letter from the nominee containing certain representations regarding the nominee’s independence and compliance with the Company’s publicly disclosed corporate governance and other policies and guidelines. The exact notice requirements for director nominations for annual meetings of stockholders are described in detail in Article II, Section 2.10 of the Company’s by-laws.

Director Election Voting Standard

The Company’s by-laws provide that in an uncontested election of directors (i.e., where the number of nominees does not exceed the number of directors to be elected), a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the Board. See the discussion under “What are the voting requirements to elect directors and to approve the other proposals discussed in this proxy statement?” on page 3 above.

In connection with the Company’s majority voting standard for director elections, the Board has adopted the following procedures, which are set forth more fully in Section E.3 of our Guidelines for Corporate Governance:

•

The Board shall nominate for election only director candidates who agree to tender to the Board an irrevocable resignation that will be effective upon (i) a director’s failure to receive the required number of votes for reelection at the next meeting of stockholders at which he or she faces reelection and (ii) the Board’s acceptance of such resignation.

•

Following a meeting of stockholders at which an incumbent director who was a nominee for reelection does not receive the required number of votes for reelection, the Directors and Governance Committee shall make a recommendation to the Board as to whether to accept or reject such director’s resignation. Within 90 days following the certification of the election results, the Board shall decide whether to accept or reject the director’s resignation and shall publicly disclose that decision and its rationale.

•

If the Board accepts a director’s resignation, the Directors and Governance Committee will recommend to the Board whether to fill the resultant vacant Board seat or reduce the size of the Board. If the Board rejects a director’s resignation, the director shall, in accordance with Delaware law, continue in office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

Attendance

The Board held 12 meetings, including telephonic meetings, during 2010. The average attendance by directors at meetings of the Board and its committees held during 2010 was approximately 93%. All directors attended at least 75% of the meetings of the Board and committees on which they served. The Board’s policy is to have all directors attend annual meetings of stockholders and, barring unforeseen circumstances, all directors are expected to attend our annual meeting of stockholders in 2011. All but one of our directors were present at the 2010 annual meeting.

Tenure

Our Guidelines for Corporate Governance provide that an independent director shall retire at the annual meeting of stockholders following his or her 75th birthday. Directors who are employees of the Company, in the normal course, resign from the Board when their employment ceases.

Executive Sessions

The independent directors meet in executive session without management at regularly scheduled in-person Board meetings. The independent chairman of the Board presides at these meetings.

Risk Oversight

It is the responsibility of the Company’s senior management to assess and manage our exposure to risk and to bring to the Board of Directors’ attention the most material risks facing the Company. The Board oversees risk management directly and through its committees. The Audit Committee and the Compliance and Risk Committee regularly review the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major risk exposures and the steps that have been taken to monitor and control such exposures. The Directors and Governance Committee considers risks related to succession planning and the Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of executive compensation programs and arrangements. See below for additional information about the Board’s committees.

Committees

Our Board has established an Audit Committee, a Compensation Committee, a Compliance and Risk Committee (which is a subcommittee of the Audit Committee), a Directors and Governance Committee, a Finance Committee, a Corporate Responsibility Committee and an Executive Committee to assist the Board in discharging its responsibilities. Following each committee meeting, the respective committee chair reports the highlights of the meeting to the full Board.

Membership on each of the Audit, Compensation, Compliance and Risk, and Directors and Governance Committees is limited to independent directors as required by the Company, the listing standards of the NYSE and the SEC’s independence rules. The charters for these committees can be viewed on our website at http://www.mmc.com/about/governance.

The table below indicates current committee assignments and the number of times each committee met in 2010:

Director	Audit	Compliance and Risk	Compensation	Directors and Governance	Finance	Corporate Responsibility	Executive
Leslie M. Baker, Jr.	X	X			X(chair)
Zachary W. Carter	X	X(chair)					X
Brian Duperreault					X		X
Oscar Fanjul			X		X
H. Edward Hanway	X	X				X
Stephen R. Hardis			X	X	X		X(chair)
Gwendolyn S. King				X(chair)			X
Lord Lang			X(chair)	X	X		X
Bruce P. Nolop	X				X	X
Marc D. Oken	X(chair)				X		X
Morton O. Schapiro			X	X
Adele Simmons				X		X(chair)

2010 Meetings (1)	10	5	7	5	8	5	0

(1)	Includes telephonic meetings.

Audit Committee

The Audit Committee is charged with assisting the Board in fulfilling its oversight responsibilities with respect to:

•	the integrity of the Company’s financial statements;

•	the qualifications, independence and performance of our independent registered public accounting firm;

•	the performance of the Company’s internal audit function; and

•	compliance by the Company with legal and regulatory requirements.

The Audit Committee selects, oversees and approves, pursuant to a pre-approval policy, all services to be performed by our independent registered public accounting firm. The Company’s independent registered public accounting firm reports to the Audit Committee.

All members of the Audit Committee are “financially literate,” as defined by the NYSE and determined by the Board. The Board has determined that H. Edward Hanway, Bruce P. Nolop and Marc D. Oken have the requisite qualifications to satisfy the SEC definition of “audit committee financial expert.”

Compliance and Risk Committee

The Compliance and Risk Committee is a subcommittee of the Audit Committee. The Compliance and Risk Committee assists the Audit Committee and the Board with the oversight of the Company’s compliance with legal and regulatory requirements, and discharges such other responsibilities relating to compliance oversight as the chair of the Audit Committee may assign to the Compliance and Risk Committee from time to time.

Compensation Committee

Among other things, the Compensation Committee:

•	evaluates the performance and determines the compensation of our president and chief executive officer;

•	reviews and approves the compensation of other senior executives; and

•

oversees the Company’s incentive compensation plans for the chief executive officer and other senior executives and equity-based plans, and discharges the responsibilities of the Committee set forth in these plans.

Meeting Schedule: The Compensation Committee met seven times in 2010, including a special, half-day meeting in February for annual decisions on compensation. Decisions relating to significant matters are usually presented to the Compensation Committee and discussed at more than one meeting to allow for full consideration of the implications and possible alternatives before a final decision is made. The Compensation Committee receives support from its independent compensation consultant and the Company’s management, including the Company’s human resources staff, as described below.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to the chair of the Compensation Committee or a subcommittee of the Compensation Committee. If necessary, the chair is authorized to take Compensation Committee action in between regularly scheduled meetings of the Compensation Committee, within certain guidelines. If any such action is taken, the chair reports such action to the Compensation Committee at its next regularly scheduled meeting.

Independent Compensation Consultant: The Compensation Committee engaged an independent compensation consultant who was employed by Towers Watson and who, during 2010, founded Pay Governance LLC, an independent consulting firm that provides advisory services to compensation committees. The independent compensation consultant assists the Compensation Committee in performing its duties and makes recommendations to the Compensation Committee regarding our executive compensation programs. The independent compensation consultant reports directly to the Compensation Committee and provides advice and analysis solely to the Compensation Committee. The independent compensation consultant supports the Compensation Committee by:

•	participating by invitation in meetings, or portions of meetings, of the Compensation Committee in order to advise the Compensation Committee on specific subjects that arise;

•

offering professional advice regarding the compensation and policy recommendations presented to the Compensation Committee by the Company’s management, including senior members of the Company’s human resources staff; and

•	supplying independent data regarding the compensation practices of comparable companies.

The Compensation Committee requested and received advice from the independent compensation consultant with respect to all significant matters addressed by the Compensation Committee during 2010. Neither the independent compensation consultant nor his firm or any of its affiliates provided any services to the Company or its affiliates other than services and products for a nominal amount during 2010.

Company Management: The Company’s management, including the Company’s human resources staff, supports the Compensation Committee by:

•	developing meeting agendas in consultation with the chair of the Compensation Committee and preparing background materials for Compensation Committee meetings;

•

making recommendations to the Compensation Committee on the Company’s compensation philosophy, short- and long-term incentive compensation design, and other key governance initiatives, including by providing input regarding the individual performance component of annual short-term incentive compensation, as discussed in further detail in “Compensation of Executive Officers—Compensation Discussion & Analysis” beginning on page 25; and

•	responding to actions and initiatives proposed by the Compensation Committee.

In addition, the Company’s president and chief executive officer provides recommendations with respect to the compensation of other senior executives.

The Company’s president and chief executive officer and senior members of the Company’s human resources staff attend Compensation Committee meetings when invited, but are not present for executive sessions or for any discussion of their own compensation.

Timing and Procedures of Equity-Based Compensation Awards: Awards under the annual long-term incentive compensation program are approved at a prescheduled meeting of the Compensation Committee each February and, consistent with our historical practice, granted on that same date. Stock options have an exercise price equal to the average of the high and low trading prices of the Company’s common stock on the trading day immediately preceding the grant date.

The Compensation Committee periodically awards restricted stock units and stock options to new hires and restricted stock units to continuing executives for retention purposes. These awards are granted at regularly scheduled Compensation Committee meetings. The Compensation Committee has also authorized our president and chief executive officer to make such awards to individuals who are not senior executives, subject to certain limitations. These awards are granted on the first trading day of the month following our president and chief executive officer’s approval of the award.

Restricted stock unit and stock option awards are typically denominated as a dollar value and then converted into a number of restricted stock units or stock options. The number of restricted stock units is determined based on the grant date fair value of the Company’s common stock, which is defined as the average of the high and low trading prices of the Company’s common stock on the trading day immediately preceding the grant date. The number of stock options is determined in accordance with FASB ASC Topic 718 based on the grant date fair value of a stock option to purchase a share of the Company’s common stock. Stock options have an exercise price equal to the average of the high and low trading prices of the Company’s common stock on the trading day immediately preceding the grant date. We believe that our granting procedures effectively protect against the manipulation of grant timing for employee gain.

The Company’s human resources staff periodically monitors and updates the Compensation Committee on the usage of shares for equity-based awards and the number of shares available for future awards under our equity-based compensation plans. As part of the process of granting annual long-term incentive compensation, the Compensation Committee considers share usage to ensure that annual long-term incentive compensation awards are at a reasonable level.

Directors and Governance Committee

Among other things, the Directors and Governance Committee:

•	develops, reviews and periodically reassesses the Company’s corporate governance principles and recommends proposed changes to the Board;

•	oversees the development and implementation of succession planning for the Company’s president and chief executive officer;

•	identifies, considers and recommends qualified candidates to the Board for election as directors, including the slate of directors that the Board proposes for election at the annual meeting;

•	in consultation with the Board committee chairs, recommends committee assignments to the Board;

•	reviews and makes recommendations to the Board regarding compensation of the Company’s independent directors; and

•	develops processes for and oversees annual assessments of the Board’s performance and effectiveness.

Finance Committee

The Finance Committee reviews and makes recommendations to the Board concerning, among other matters: the Company’s capital structure, capital management and methods of corporate finance, including proposed issuances of securities or other financing transactions; and proposed acquisitions, divestitures or other strategic transactions.

Corporate Responsibility

The Corporate Responsibility Committee reviews the Company’s responsibilities and activities as a corporate citizen. In particular, the committee is charged with identifying and analyzing environmental, political and philanthropic issues and trends, nationally and internationally, that may be relevant to the Company’s strategic goals, business performance or corporate reputation, and with making related recommendations to the Board as appropriate.

Executive Committee

The Executive Committee is empowered to act for the full Board during the intervals between Board meetings, except with respect to matters that, under Delaware law or the Company’s by-laws, may not be delegated to a committee of the Board. The Executive Committee meets as necessary, with all actions taken by the Committee reported at the next Board meeting. The Executive Committee did not meet in 2010.

Director Compensation

Executive Directors

Executive directors (currently only Mr. Duperreault) receive no compensation for their service as directors.

Independent Directors

Independent directors receive an annual retainer of $100,000 paid in cash. The independent chairman of the Board and committee chairs receive supplemental retainers as described in the table below. The annual retainer and the supplemental retainers are paid quarterly (for pay periods ending on August 15, November 15, February 15 and May 15). Under the terms of the Company’s Directors’ Stock Compensation Plan, independent directors may elect to receive these retainer amounts in cash, the Company’s common stock or a combination thereof, as the director elects. On June 1 of each year, all independent directors receive a grant of the Company’s common stock with a fair market value of $100,000 on the grant date (based on the high and low prices on the immediately preceding trading date). Under the Directors’ Stock Compensation Plan, an independent director may defer receipt of all or a portion of any compensation to be paid in the Company’s common stock until a specified future date. Independent directors are also eligible to participate in the Company’s matching-gift program for certain charitable gifts.

The Board’s compensation year runs from June 1 through May 31. The current compensation scheme for independent directors is summarized in the table below:

Elements of Independent Director Compensation—2010 Board Compensation Year
Basic Annual Retainer for All Independent Directors	$100,000 in cash
Supplemental Annual Retainer for Independent Chairman of the Board	$150,000 in cash
Supplemental Annual Retainer for Committee Chairs	$15,000 in cash
Annual Grant of Common Stock (June 1 of each year) under the Company’s Directors’ Stock Compensation Plan	Number of shares having grant date market value of $100,000.

2010 Independent Director Compensation

The table below indicates total compensation received by independent directors for service on the Board and its committees during fiscal 2010:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Leslie M. Baker, Jr.	$115,000	$100,000	$—	$215,000
Zachary W. Carter (4)	115,000	100,000	5,000	220,000
Oscar Fanjul	100,000	100,000	—	200,000
H. Edward Hanway	100,000	100,000	—	200,000
Stephen R. Hardis (5)	250,000	100,000	5,000	355,000
Gwendolyn S. King	115,000	100,000	—	215,000
Lord Lang	115,000	100,000	—	215,000
Bruce P. Nolop	100,000	100,000	4,250	204,250
Marc D. Oken	115,000	100,000	—	215,000
Morton O. Schapiro	100,000	100,000	5,000	205,000
Adele Simmons	115,000	100,000	5,000	220,000

(1)	The amounts in this “Fees Earned or Paid in Cash” column reflect payments of the $100,000 basic annual retainer and any supplemental retainer made during fiscal 2010.

Each committee chair (except for the chair of the Executive Committee) receives $15,000 for such service, payable in four quarterly payments. The committee chairs compensated in this manner were: Mr. Baker (Finance); Mr. Carter (Compliance and Risk); Ms. King (Directors and Governance); Lord Lang (Compensation); Mr. Oken (Audit) and Ms. Simmons (Corporate Responsibility). Committee members other than the chairs receive no additional compensation for such service.

These basic annual and supplemental retainer amounts set forth above were payable in cash, but independent directors could elect to receive all or a portion of these amounts in shares of the Company’s common stock. An independent director making such an election could further elect to receive such shares immediately or to defer receipt until a specified future date. Mr. Hardis elected to receive his entire $250,000 in the form of in the Company’s common stock and the first two quarterly payments ($125,000) on a deferred basis. Ms. King elected to receive 20% of the first two quarterly payments ($11,500) in the Company’s common stock on a deferred basis. Mr. Schapiro elected to receive 30% of the third and fourth quarterly payments ($15,000) in the Company’s common stock on a deferred basis. All of the other independent directors received these amounts in cash.

(2)	This column reflects 4,583 shares of the Company’s common stock, representing the annual stock grant having a grant-date market value of $100,000. These shares were awarded on June 1, 2010, at $21.82 per share (the average of the high and low prices on May 28, 2010, the immediately preceding trading date before grant date). The amounts shown in this column constitute the dollar amount recognized by the Company for financial statement reporting purposes for the fiscal year ended December 31, 2010, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation. Mr. Baker, Mr. Schapiro, Ms. King and Ms. Simmons elected to defer receipt of all of these shares.

As of December 31, 2010, the aggregate number of deferred shares held for the account of each current director who has elected deferral was: Mr. Baker, 10,293 shares; Mr. Hardis, 87,816 shares; Ms. King, 46,138 shares; Mr. Schapiro, 32,682 shares; and Ms. Simmons, 54,206 shares. Dividends on these deferred shares are reinvested into additional deferred shares for each director’s account.

(3)	The Company maintains a matching gifts program for employees and directors, pursuant to which the Company matches, on a dollar-for-dollar basis, charitable contributions to certain educational institutions up to $5,000 in any one year. The amounts shown in the table represent the Company’s matching contribution to educational institutions.

(4)	Mr. Carter’s cash compensation is paid directly to the law firm of Dorsey & Whitney LLP, in which he is a partner, pursuant to an agreement between Mr. Carter and the firm.

(5)	Mr. Hardis is the independent chairman of the Board.

ITEM 1

ELECTION OF DIRECTORS

At the 2011 annual meeting, stockholders will vote on the election of the eleven (11) nominees listed below—Zachary W. Carter, Brian Duperreault, Oscar Fanjul, H. Edward Hanway, Lord Lang, Steven A. Mills, Bruce P. Nolop, Marc D. Oken, Morton O. Schapiro, Adele Simmons and Lloyd M. Yates—for a one-year term. The Board has nominated each of these individuals to serve until the 2012 annual meeting. Each nominee has indicated that he or she will serve if elected. We do not anticipate that any of the nominees will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the Board. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal.

In nominating the following slate of director candidates for election at the Company’s annual meeting of stockholders, the Board has evaluated each nominee by reference to the criteria described above on page 10 under the heading “Director Qualifications and Nomination Process.” In addition, the Board evaluates each individual Director in the context of the Board as a whole, with the objective of recommending a group that can best support the success of our businesses and represent stockholder interests.

The following section contains information provided by the nominees about their principal occupations, business experience and other matters, as well as a description of how each individual’s experience qualifies him or her to serve as a director of the Company.

Zachary W. Carter	Director since 2004
Audit Committee
Compliance and Risk Committee (Chair)
Executive Committee

Mr. Carter, age 61, is a Partner at the law firm of Dorsey & Whitney LLP, where he is Co-chair of the White Collar Crime and Civil Fraud practice group. He joined Dorsey & Whitney in 1999. Mr. Carter was the United States Attorney for the Eastern District of New York from 1993 to 1999. Mr. Carter is a Director of Cablevision Systems Corporation and is Chairman of the Mayor’s Advisory Committee on the Judiciary, Chairman of the Board of Directors of Hale House Center, Inc. and a Trustee of the New York University School of Law and the Vera Institute of Justice.

We believe Mr. Carter’s qualifications to sit on our Board of Directors and to chair the Compliance and Risk Committee include his legal background and insight into the complex legal and regulatory environments in which our businesses operate.

Brian Duperreault	Director since 2008
Executive Committee
Finance Committee

Brian Duperreault, age 63, has been President and Chief Executive Officer of the Company since January 2008. Prior to joining the Company, Mr. Duperreault served as Chairman and Chief Executive Officer of ACE Limited from 1994 to May 2004 and continued as Chairman through the end of 2007. Prior to ACE, Mr. Duperreault was with American International Group (AIG) for more than 20 years, holding numerous positions and eventually becoming Executive Vice President of AIG Foreign General Insurance and Chairman and Chief Executive Officer of AIG’s American International Underwriters (AIU). Mr. Duperreault is also a Director of Tyco International Ltd.

As the only member of the Company’s management team on the Board, Mr. Duperreault’s presence on the Board provides directors with direct access to the Company’s chief executive officer and helps facilitate director contact with other members of the Company’s senior management.

Oscar Fanjul	Director since 2001
Compensation Committee
Finance Committee

Mr. Fanjul, age 61, is Vice Chairman of Omega Capital, a private investment firm in Spain. Mr. Fanjul was Chairman and Chief Executive Officer of Repsol from 1985 to 1996. Mr. Fanjul is a Director of Acerinox, Lafarge (Vice Chairman) and Areva. He is a Trustee of the Amigos del Museo del Prado Foundation. Mr. Fanjul is a former Director of Unilever and of the London Stock Exchange.

We believe Mr. Fanjul’s qualifications to sit on our Board of Directors include his extensive experience in various international markets with global companies and his understanding of global business practices.

H. Edward Hanway	Director since 2010
Audit Committee
Compliance and Risk Committee Corporate Responsibility Committee

Mr. Hanway, age 59, served as Chairman and Chief Executive Officer of CIGNA Corporation from 2000 to the end of 2009. From 1999 to 2000, he served as president and chief operating officer of CIGNA. From 1996 to 1999, he was president of CIGNA HealthCare, and from 1989 to 1996 was president of CIGNA International. Mr. Hanway serves on the Board of Directors of the Alliance for Health Reform and is a former member of the Board of Directors of America’s Health Insurance Plans (AHIP). He is also a past Chairman of the Council on Affordable Quality Healthcare (CAQH), and has been active in a wide range of issues and initiatives associated with children’s health and education. He serves on the Board of Advisors of the March of Dimes Foundation, as well as on the Board of Trustees of Loyola University Maryland.

We believe Mr. Hanway’s qualifications to sit on our Board of Directors include his years of executive experience in the insurance industry, together with his background in the health and benefits sector, which provide our Board with insight into important areas in which the Company conducts business.

Lord Lang of Monkton	Director since 1997
Compensation Committee (Chair)
Directors and Governance Committee
Executive Committee Finance Committee

Lord Lang, age 70, began his career as an insurance broker. He was then a member of the British Parliament from 1979 to 1997, when he was appointed to the House of Lords. He served in the Cabinet as President of the Board of Trade and Secretary of State for Trade and Industry from 1995 to 1997 and as Secretary of State for Scotland from 1990 to 1995. Lord Lang is a Non-Executive Director of Charlemagne Capital Ltd. Lord Lang is also Chairman of the Prime Minister’s Advisory Committee on Business Appointments (UK). Former nonexecutive directorships include US Special Opportunities Trust plc, Thistle Mining Inc., General Accident plc, CGU plc and The Automobile Association (UK).

We believe Lord Lang’s qualifications to sit on our Board of Directors and to chair the Compensation Committee include his relevant industry background as an insurance broker, his service on the boards of other companies, as well as his extensive experience in government, including responsibility for policy and the administration of regulatory and competition business practices and international trade negotiations.

Steven A. Mills	Director since 2011

Mr. Mills, age 59, is the Senior Vice President & Group Executive, Software & Systems, of International Business Machines Corporation (IBM). Mr. Mills joined IBM in 1973 and has held various executive leadership positions in IBM since 1989. In 2000, he assumed the role of Senior Vice President and Group Executive, Software Group. In 2010, he was named to his current position. In this capacity, he is responsible for directing IBM’s $40 billion product business. This includes over 100,000 employees spanning development, manufacturing, sales, marketing and support professions.

We believe Mr. Mills’ qualifications to sit on our Board of Directors include his executive leadership and management experience, his technology expertise, his extensive international experience at IBM and his overall knowledge of global markets.

Bruce P. Nolop	Director since 2008
Audit Committee
Corporate Responsibility Committee
Finance Committee

Bruce P. Nolop, age 60, served as the Chief Financial Officer of E*Trade Financial Corporation from September 2008 through 2010 and retired from E*Trade on March 31, 2011. Mr. Nolop was Executive Vice President and Chief Financial Officer of Pitney Bowes Inc. from 2000 to 2008. From 1993 to 2000, he was a Managing Director, Mergers & Acquisitions, at Wasserstein Perella & Co. Prior thereto, he was a Vice President with Goldman, Sachs & Co. from 1986 to 1993, and previously held positions with Kimberly-Clark Corporation and Morgan Stanley & Co.

We believe Mr. Nolop’s qualifications to sit on our Board of Directors include his experience in financial accounting and corporate finance and his familiarity with internal financial controls and strategic transactions acquired through executive-level finance positions held in public companies and 18 years’ experience as an investment banker.

Marc D. Oken	Director since 2006
Audit Committee (Chair)
Executive Committee
Finance Committee

Mr. Oken, age 64, is the Managing Partner of Falfurrias Capital Partners, a private equity firm. He was Chief Financial Officer of Bank of America Corporation from 2004 to 2005. Mr. Oken joined Bank of America in 1989 as Executive Vice President–Chief Accounting Officer, a position he held until 1998, when he became Executive Vice President–Principal Finance Executive. Mr. Oken is a former Director of Star Scientific, Inc. He is also a Director of Sonoco Products Company.

We believe Mr. Oken’s qualifications to sit on our Board of Directors and to chair the Audit Committee include his extensive experience with public and financial accounting matters for complex global organizations, as well as his executive leadership and management experience.

Morton O. Schapiro	Director since 2002
Compensation Committee
Directors and Governance Committee

Mr. Schapiro, age 57, has been President and Professor of Economics at Northwestern University since 2009. Prior to that, he was President and Professor at Williams College from 2000. Previous positions include Dean of the College of Letters, Arts and Sciences of the University of Southern California from 1994 to 2000, the University’s Vice President for planning from 1999 to 2000, and Chair of its Department of Economics from 1991 to 1994.

We believe Mr. Schapiro’s qualifications to sit on our Board of Directors include his experience in managing large and complex educational institutions, which provides the Board with a diverse approach to management, as well as his 32 years of experience as a professor of economics.

Adele Simmons	Director since 1978
Directors and Governance Committee
Corporate Responsibility Committee (Chair)

Ms. Simmons, age 69, is Vice Chair of Chicago Metropolis 2020 and President of the Global Philanthropy Partnership. From 1989 to 1999, she was President of the John D. and Catherine T. MacArthur Foundation. Ms. Simmons is also a Director of the Shorebank Corporation and a member of the boards of the Economic Club of Chicago, the Field Museum of Chicago and the Union of Concerned Scientists.

We believe Ms. Simmons’s qualifications to sit on our Board of Directors and to chair the Corporate Responsibility Committee include her extensive philanthropic and non-profit experience, which make her well suited to oversee the Company’s responsibilities and activities as a corporate citizen.

Lloyd M. Yates	Director since 2011

Mr. Yates, age 50, is the President and Chief Executive Officer for Progress Energy Carolinas, a subsidiary of Progress Energy, Inc. Mr. Yates joined Progress Energy’s predecessor, Carolina Power & Light, in 1998. From 1998 to 2003, he served as Vice President, Fossil Generation, from 2003 to 2005 he was Vice President, Transmission Operation & Planning, and from 2005 to 2007 as the Senior Vice President, Energy Delivery. Before joining Progress Energy, he worked for PECO Energy for 16 years in several line operations and management positions. Mr. Yates serves on several community-based boards and is also a member of the North Carolina Economic Development Board, North Carolina Community College Foundation Board, Institute of Nuclear Power Operations Accreditation Board, Association of Edison Illuminating Companies Board, North Carolina Chamber of Commerce Board, South Carolina Palmetto Business Forum, Executive Leadership Council and WakeMed Board of Directors.

We believe Mr. Yates’s qualifications to sit on our Board of Directors include the executive leadership and management experience he has acquired throughout his 13-year career at Progress Energy.

STOCK OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

The following table reflects the number of shares of our common stock, which each director and each named executive officer, as defined below in the Compensation Discussion and Analysis section beginning on page 25, has reported as owning beneficially or in which he or she otherwise has a pecuniary interest. The table also shows the number of shares owned beneficially or otherwise by all directors and executive officers of the Company as a group. These common stock holdings are as of February 28, 2011, except with respect to interests in the Company’s 401(k) Savings & Investment Plan and Supplemental Savings & Investment Plan, which are as of December 31, 2010. The table also includes the number of shares of common stock beneficially owned by persons known to the Company to own more than five percent of our outstanding shares.

Name	Amount and Nature of Beneficial Ownership (1)
	Sole Voting and Investment Power	Other than Sole Voting and Investment Power (2)	Total
Leslie M. Baker, Jr.	13,534	10,368	23,902
M. Michele Burns	77,006	488,146	565,152
Zachary W. Carter	20,477	0	20,477
Brian Duperreault	298,835	2,522,880	2,821,715
Oscar Fanjul	56,533	0	56,533
Daniel S. Glaser	121,774	635,988	757,762
H. Edward Hanway	4,583	0	4,582
Stephen R. Hardis	33,877	88,457	122,334
Gwendolyn S. King	0	46,874	46,874
Lord Lang	11,902	17,951	29,853
David A. Nadler	59,571	444,394	503,965
Bruce P. Nolop	14,490	0	14,490
Marc D. Oken	26,142	2,325	28,467
Morton O. Schapiro	0	33,180	33,180
Adele Simmons	95,220	49,683	144,903
Vanessa A. Wittman	15,847	351,315	367,162
All directors and executive officers as a group (3)	1,006,455	6,236,956	7,243,411

Name	Aggregate Amount Beneficially Owned	Percentage of Stock Outstanding as of December 31, 2010
Capital World Investors (4)	53,410,900	9.8%
333 South Hope Street
Los Angeles, CA 90071
Wellington Management Company, LLP (5)	43,546,543	8.01%
75 State Street
Boston, MA 02109
PRIMECAP Management Company (6)	39,215,870	7.22%
225 South Lake Ave., #400
Pasadena, CA 91101
Invesco Ltd. (7)	32,228,256	5.9%
1555 Peachtree Street NE
Atlanta, GA 30309
T. Rowe Price Associates, Inc. (8)	27,506,616	5.0%
100 E. Pratt Street
Baltimore, MD 21202

(1)	No director or named executive officer beneficially owned more than 1% of the Company’s outstanding common stock, and all directors and executive officers as a group beneficially owned approximately 1.3% of the Company’s outstanding common stock.

(2)	This column includes shares of the Company’s common stock: (i) held in the form of shares of restricted stock; (ii) held indirectly for the benefit of such individuals or jointly, or directly or indirectly for certain members of such individuals’ families, with respect to which beneficial ownership in certain cases may be disclaimed; and/or (iii) that represent the individual’s interests in the Company’s 401(k) Savings & Investment Plan.

This column also includes:

•

Marsh & McLennan Companies common stock or stock units subject to issuance in the future with respect to the Directors’ Stock Compensation Plan or the Supplemental Savings & Investment Plan, and restricted stock units in the following aggregate amounts: Mr. Baker, 10,368 shares; Ms. Burns, 38,226 shares; Mr. Duperreault, 161,143 shares; Mr. Glaser, 79,551 shares; Mr. Hardis, 88,457 shares; Ms. King, 46,474 shares; Dr. Nadler, 33,399 shares; Mr. Schapiro, 33,180 shares; Ms. Simmons, 49,683 shares; Ms. Wittman, 62,826 shares; and all directors and executive officers as a group, 764,354 shares; and

•

shares of Marsh & McLennan Companies common stock which may be acquired on or before April 30, 2011 through the exercise of stock options as follows: Ms. Burns, stock options totaling 236,852 shares and performance options totaling 213,068 shares; Mr. Duperreault, stock options totaling 1,362,873 shares, performance options totaling 198,864 shares and performance options granted on January 29, 2008 in connection with Mr. Duperreault joining the Company totaling 800,000 shares; Mr. Glaser, stock options totaling 481,437 and performance options totaling 75,000 shares; Dr. Nadler, stock options totaling 210,343 (of which 11,112 options were exercised on March 11, 2011) shares and performance options totaling 157,710 shares; Ms. Wittman, stock options totaling 260,048 shares and performance options totaling 28,441 shares; and all directors and executive officers as a group, stock options and performance options (including the performance options granted to Mr. Duperreault on January 29, 2008) totaling 5,391,513 shares. Vested performance options generally do not become exercisable until the trading day following the tenth consecutive trading day that the closing price of a share of Marsh & McLennan Companies common stock on the NYSE exceeds the grant price of the options by fifteen percent (15%) or more. The performance options granted to Mr. Duperreault on January 29, 2008 generally do not vest and become exercisable until the closing price of a share of Marsh & McLennan Companies common stock on the NYSE exceeds 120% of the stock option exercise price (or $32.73) for 15 consecutive trading days (as to 400,000 options) or 140% of the stock option exercise price (or $38.185) for 15 consecutive trading days (as to 400,000 options).

(3)	This group includes the individuals listed in this table, plus five additional executive officers.

(4)	Based on a review of Amendment No. 4 to the Schedule 13G Information Statement filed on February 14, 2011 by Capital World Investors (“Capital World”), a division of Capital Research and Management Company (“CRMC”). The Schedule 13G discloses that: Capital World is deemed to be the beneficial owner of the reported shares as a result of CRMC acting as investment adviser to various investment companies; that Capital World had sole voting power as to 26,894,000 shares, sole dispositive power as 53,410,900 shares; and that Capital World disclaimed beneficial ownership of all of the shares reported.

(5)	Based on a review of Amendment No. 2 to the Schedule 13G Information Statement filed on February 14, 2011 by Wellington Management Company, LLP. The Schedule 13G discloses that Wellington Management in its capacity as investment adviser had shared voting power as to 22,523,150 shares and shared dispositive power as to 43,546,543 shares.

(6)	Based on a review of Amendment No. 2 to the Schedule 13G Information Statement filed on February 14, 2011 by PRIMECAP Management Company. The Schedule 13G discloses that PRIMECAP in its capacity as investment adviser had sole voting power as to 15,028,300 shares and sole dispositive power as to 39,215,870 shares.

(7)	Based on a review of the Schedule 13G Information Statement filed on February 14, 2011 by Invesco Ltd. The Schedule 13G discloses that the following subsidiaries of Invesco Ltd. are investment advisers, which hold shares of the Company’s common stock: Invesco Advisers, Inc., which in its capacity as investment adviser had sole voting power as to 31,993,173 shares and sole dispositive power as to 31,993,173 shares; Van Kampen Asset Management, which in its capacity as investment adviser had sole voting power as to 56,075 shares and sole dispositive power as to 56,075 shares; Invesco Asset Management (Japan) Limited, which in its capacity as investment adviser had sole voting power as to 58,228 shares and sole dispositive power as to 58,228 shares; Invesco National Trust Company, which in its capacity as investment adviser had sole voting power as to 25,375 shares and sole dispositive power as to 25,444 shares; Stein Roe Investment Counsel, Inc., which in its capacity as investment adviser had sole voting power as to 30,260 shares and sole dispositive power as to 12,213 shares; Invesco PowerShares Capital Management, which in its capacity as investment adviser had sole voting power as to 48,062 shares and sole dispositive power as to 48,062 shares; Invesco Asset Management Deutschland GmbH, which in its capacity as investment adviser had sole voting power as to 8,499 shares and sole dispositive power as to 8,499 shares; and Invesco PowerShares Capital Management Ireland Ltd., which in its capacity as investment adviser had sole voting power as to 2,302 shares and sole dispositive power as to 2,302 shares.

(8)	Based on a review of the Schedule 13G Information Statement filed on February 9, 2011 by T. Rowe Price Associates, Inc. (“Price Associates”). The Schedule 13G discloses that Price Associates in its capacity as investment adviser had sole voting power as to 7,130,730 shares and sole dispositive power as to 27,440,566 shares.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The following is a discussion and analysis of our compensation program for senior executives, focusing on our principles, policies and practices. This section describes the compensation decisions made for 2010 with respect to our president and chief executive officer (our “CEO”), Brian Duperreault; our chief financial officer, Vanessa A. Wittman; and the Company’s other most highly-compensated executive officers as of December 31, 2010, Daniel S. Glaser (CEO of Marsh), M. Michele Burns (CEO of Mercer) and David A. Nadler (Vice Chairman, Office of the CEO) who are included in the Summary Compensation Table on page 40. We refer to these executive officers in this Compensation Discussion and Analysis section, collectively, as our “named executive officers.” When we refer to our “senior executives,” we mean the ten current members of the Company’s executive committee, which consists of our CEO, the CEOs of our operating companies and certain leaders of our corporate staff. Our named executive officers are included in our “senior executives” group. Background information regarding these senior executives is provided on our website at http://www.mmc.com/about/board.php#eo.

Executive Summary

We are a global professional services firm with approximately 51,000 employees worldwide, providing analysis, advice and transactional capabilities to clients in more than 100 countries. We serve a diverse range of clients and operate across two distinct business segments: (i) risk and insurance services and (ii) consulting. As a global professional services firm, one of our most valuable resources is our employees. Our long-term success depends on their skill, integrity and dedication. To achieve our goals, we must attract, motivate and retain highly talented individuals at all levels of the organization who will enhance the Company’s financial and strategic position and who reflect and promote high standards of ethics and business conduct.

2010 was a year of significant progress for us despite a challenging external environment. The economy had not rebounded strongly, the insurance markets remained soft, and interest rates were at historic lows. Nevertheless, we were able to post strong performance and address other challenges, positioning us well for future growth.

•

During 2010, both our risk and insurance businesses (Marsh and Guy Carpenter) and our consulting businesses (Mercer and Oliver Wyman) produced underlying revenue and profitability growth. This strong operating performance produced earnings per share growth and solid stockholder returns. Our financial performance, together with the individual performance of our senior executives, served as key factors in determining incentive compensation for 2010.

	1-year	3-year
Total Stockholder Return	(2010)	(2008-2010)
Marsh & McLennan Companies	28.2%	4.6%
S&P 500®	15.1%	-2.9%

•	We resolved significant litigation matters and completed the successful sale of Kroll.

•

Our actions and performance in 2010 enabled us to begin to implement our articulated strategy for growth in value based on the characteristics that create exceptional value and superior return for stockholders: reestablishing revenue and earnings growth, maintaining low capital requirements, generating high levels of cash with disciplined capital management and reducing the risk profile of the Company.

Our strong financial and strategic position has enabled us to transition from compensation practices that were considered necessary to support the Company through prior periods of instability to compensation practices that support a stable and growing enterprise. For example:

•	We have transitioned away from employment agreements to employment letters. These new arrangements are discussed more fully in “Employment Arrangements” on page 30.

•

We do not provide any cash severance to our CEO. We have reduced severance protections for our other senior executives to a uniform level equal to the executive’s base salary and three-year average bonus (a 1x multiple). These arrangements are discussed more fully in “Severance Arrangements” on page 37.

•

We modified the mix of long-term incentive awards for our senior executives in 2011 by introducing performance stock units. Long-term incentive compensation for our senior executives is now predominantly in the form of equity-based awards (stock options and performance stock units) whose value is contingent on stock price appreciation or achieving specific Company financial objectives, respectively, as discussed in “Description of New Performance Stock Units” on page 35.

•

We maintained policies and practices designed to encourage an appropriate level of risk-taking but not encourage our senior executives to take excessive or unnecessary risks, as discussed more fully in “Risk and Reward Features of Executive Compensation Corporate Governance Policies” on page 28.

COMPENSATION PRINCIPLES, POLICIES AND PRACTICES

Compensation Guiding Principles

The Compensation Committee has established guiding principles for our compensation design, decisions and actions, which it continued to follow in 2010. The principles are:

•	Align with stockholder value creation with a focus on balancing risk and reward in compensation programs, policies and practices;

•

Support a strong performance culture through accountability-driven variable compensation, with consistency in performance expectations across operating companies and the ability to differentiate across businesses and among individuals based upon actual results;

•	Set target compensation at competitive levels in markets where we operate, with flexibility to recognize different business models and markets for talent; and

•	Maximize employees’ perceived value of our programs through transparent processes and communication.

The Compensation Committee reviews these guiding principles, along with the executive compensation program, policies and practices, and their implementation, with its independent compensation consultant.

Executive Compensation Program Elements and Process

Our executive compensation program is designed to attract and retain the most highly qualified and capable professionals while motivating them to lead the Company and our diverse businesses in ways that promote the long-term interests of our stockholders. The objectives of the compensation elements that comprise our executive compensation program are further discussed below in “Components of the Executive Compensation Program” on page 31.

Executive Compensation Program Elements

We use an integrated compensation framework that is intended to allocate total compensation between fixed and variable pay elements, as summarized in the table below.

Compensation Component	Fixed/Variable	Form of Payment

Base salary	Fixed	Cash

Annual bonus	Variable	Cash

Annual long-term incentive award	Variable	Common stock

Our pay-for-performance philosophy emphasizes variable compensation that is linked with key corporate priorities, tangible financial and strategic results and stockholder returns. With respect to 2010, 91% of the target total compensation (i.e., the sum of base salary, target annual bonus opportunity and target annual long-term incentive award) for Mr. Duperreault and 78% for the other senior executives was in the form of variable compensation.

As a result, a significant portion of our senior executives’ total compensation may vary based on their achievements against pre-established, quantifiable financial performance objectives and strategic performance objectives. In addition, because a significant portion of variable compensation is in the form of equity-based awards, the value ultimately realized by our senior executives depends on stockholder value creation as measured by the future performance of the Company’s common stock.

The Compensation Committee recognizes that elements of compensation may be interrelated; however, it does not require or assume any fixed relationship among the various elements of compensation within the total compensation framework or between the compensation of our CEO and that of any other senior executive. In addition, pension accruals and compensation previously paid to our named executive officers, including amounts realized or realizable under prior equity-based awards, did not affect the Compensation Committee’s compensation decisions for 2010. This reflects the Compensation Committee’s view that its decisions regarding a senior executive’s compensation should reflect the current market value of his or her services and, in the case of the annual bonus, performance during the prior fiscal year.

Executive Compensation Program Process

The Company takes a total compensation approach to the compensation of its senior executives and makes decisions regarding base salary, annual bonus awards and long-term incentive awards in February of each year. The Compensation Committee considers a senior executive’s base salary in light of his or her role and responsibilities, market information and internal equity considerations. The Compensation Committee determines and approves the amount of the annual bonus award for each senior executive with respect to the prior fiscal year based on Company performance, the senior executive’s operating company’s performance (if applicable), and individual performance. The Compensation Committee also determines annual long-term incentive awards for each senior executive based on a combination of the senior executive’s performance and an assessment of the senior executive’s future role and expected contributions. This annual approach enables the Compensation Committee to evaluate performance on a consistent basis and to consider the appropriate level of fixed and variable compensation within each senior executive’s total compensation package. The Compensation Committee’s decisions are subject to existing contractual commitments, if any, with individual senior executives.

Risk and Reward Features of Executive Compensation Corporate Governance Policies

The Compensation Committee strives to incorporate an appropriate balance between risk and reward in support of our overall business strategy. Our executive compensation principles, policies and practices are designed to encourage an appropriate level of risk-taking but not to encourage our senior executives to take excessive or unnecessary risks. To achieve this balance, we maintain the following policies and practices:

•

Emphasis on Total Compensation. The mix of base salary, target annual bonus opportunity and target long-term incentive award places appropriate balance on both the shorter-term and longer-term aspects of the senior executive’s responsibilities and performance, without excessive emphasis on any single element of compensation.

•

Annual Bonus Program. Awards to senior executives are made based on both financial performance measures, which relate to fiscal-year performance, and strategic performance objectives, which may relate to longer-term and qualitative objectives. All pay decisions relating to senior executives are made by the Compensation Committee. In addition, bonus awards are individually determined and are limited to a maximum of 200% of pre-established target levels. We do not guarantee annual bonuses for senior executives, except for the initial bonus award after a senior executive’s hire if the guarantee is deemed necessary to attract a candidate to join us. There were no guaranteed bonuses for 2010.

•

Bonus “Clawback” in Case of Certain Financial Restatements. We may, to the extent permitted by applicable law, cancel or require reimbursement of any annual bonus awards received by a senior executive if and to the extent that: (i) the amount of the award was based on the achievement of specified consolidated and/or operating company financial results, and we subsequently restate those financial results; (ii) in the Compensation Committee’s judgment, the senior executive engaged in intentional misconduct that contributed to the need for the restatement; and (iii) the senior executive’s award would have been lower if the financial results in question had been properly reported. In such a case, we will seek to recover from the senior executive the amount by which the actual annual bonus award paid for the relevant period exceeded the amount that would have been paid based on the restated financial results. The policy provides that we will not seek to recover compensation paid more than three years prior to the date the applicable restatement is disclosed. We have also included a provision in our proposed equity-based compensation plan discussed further under Item 3 on page 62 that allows the Company to “claw back” outstanding or already settled equity-based awards.

•

Annual Long-Term Incentive Program. Equity-based awards to senior executives are made annually on a discretionary basis taking into account the executive’s past and expected future contributions. In 2010, awards were made in a combination of stock options and restricted stock units in order to align the interests of the senior executives with stockholders and to focus them on increasing our stock price. In 2011, we added a new forward-looking equity-based award, performance stock units, which will be earned based on the Company’s achievement of a three-year financial performance objective determined by the Compensation Committee, as discussed in “Description of New Performance Stock Units” on page 35.

•	Vesting Provisions for Equity-Based Awards. All equity-based awards have multi-year vesting requirements with complete forfeiture of unvested awards upon a voluntary termination of employment by a senior executive (other than by reason of retirement) or termination of employment for cause.

•

“Double-Trigger” Vesting of Equity-Based Awards Upon a Change in Control. A “double-trigger” condition applies to equity-based awards granted after March 15, 2007. Under the double-trigger provision, a change in control of the Company by itself would not cause an employee’s equity-based award to vest, so long as the award is assumed or replaced on equivalent terms. In that case, vesting would continue pursuant to the award’s original vesting schedule and would only accelerate if the employee’s employment terminates without “cause” or for “good reason” during the 24 months following the change in control. This “double-trigger” provision is included in the terms of our proposed equity-based compensation plan discussed further under Item 3 on page 62.

•

Executive Stock Ownership. Senior executives are required to acquire and hold shares of the Company’s common stock or equity-based awards with a value equal to a specified multiple of their base salary, as discussed more fully in “Stock Ownership Guidelines” on page 38.

•

Prohibition Against Speculative Activities or Hedging of Company Stock. The Company prohibits its employees from engaging in speculative or hedging activities (including short sales, purchases or sales of puts or calls, and trading on a short-term basis) in the Company’s common stock.

•

Limitation on Executive Severance. We must obtain stockholder approval before entering into a severance agreement with a senior executive that provides for any cash severance payment that exceeds 2.99 times his or her base salary and three-year average annual bonus award.

In light of the above, and management’s analysis of incentive compensation programs covering the general employee population, we believe our compensation policies and practices do not encourage excessive or inappropriate risk-taking and that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

Competitiveness of Pay

The Compensation Committee reviews market data periodically with the objective of understanding the market competitiveness of our senior executive compensation program and each senior executive’s target total compensation and mix of pay, taking into account the individual’s role, responsibilities, and performance. Based on this objective, in 2010, the Compensation Committee reviewed competitive analyses from two perspectives, as summarized below:

•	executive compensation data from two subsets of S&P 500® companies, representing general industry and financial services; and

•	executive compensation data disclosed in proxy statements filed by individually selected direct competitors of the Company and our operating companies, as appropriate.

We believe competitive analyses from these different perspectives enable us to understand the market for executive talent in a comprehensive manner, recognizing that the Company is diverse on an enterprise-wide basis and competes in different businesses on an operating company basis.

The Compensation Committee uses market-based executive compensation data as a “market check” only. The target compensation levels for our senior executives are not set to correspond to a specific level of market competitiveness. The Compensation Committee exercises significant discretion and judgment in determining individual compensation target levels and actual amounts paid based on its overall understanding of the labor market for senior managers, the specific needs of the Company and each of our businesses, and each senior executive’s individual circumstances.

General Industry and Financial Services Surveys

The Compensation Committee reviewed executive compensation data based on two subsets of S&P 500® companies that participated in a 2010 executive compensation survey conducted by Towers Watson & Co., an independent compensation consulting firm. The first subset included companies across industries; the second subset included financial services companies. Both subsets were narrowed based on company revenue and market capitalization so that the median revenue of each subset equaled the Company’s revenue. For more information, please refer to Exhibit A. The operating company CEO comparisons were not limited to subsidiaries or divisions of S&P 500® companies in order to ensure a significant sample size for these particular comparisons.

Direct Competitors

The Compensation Committee reviewed executive compensation data presented in proxy statements filed by individual companies that we consider to be direct competitors based on select criteria, including primary business lines, company size, and talent pool. The Compensation Committee refers to this information to enhance its overall understanding of the market competitiveness of our executive compensation program and individual compensation levels.

In 2010, the Compensation Committee, with input from its independent compensation consultant, reconsidered the group of direct competitors for the Company and our operating companies that was identified in our prior proxy statement. The Compensation Committee decided to narrow the Company’s market reference group of direct competitors to our closest competitors based on the established selection criteria. Accordingly, the Company’s reference group no longer includes: (i) insurance companies, which issue and assume the risk of insurance policies and have different capital requirements from insurance brokers and (ii) companies that are engaged in only one of the Company’s two business segments (risk and insurance services or consulting). The Company’s operating companies continue to be compared to companies engaged in their respective business lines. This more focused group of direct competitors complements the general industry and financial services executive compensation data discussed above.

Below are the companies that comprised the market reference group of direct competitors for the Company and for our operating companies. The market reference group does not include any direct competitors for Oliver Wyman because its primary competitors are privately held companies.

Marsh & McLennan Companies, Inc.	Marsh Inc.	Mercer Inc.	Guy Carpenter & Company, LLC
Aon Corporation	Aon Risk Services[1]	Aon Hewitt[1]	Aon Benfield[1]
	Arthur J. Gallagher & Co	Towers Watson & Co.	Willis Re2
Brown & Brown, Inc.
Willis Group Holdings Limited

[1]	A division of Aon Corporation.

[2]	A division of Willis Group Holdings Limited.

Employment Arrangements

In 2010, we completed our transition from the use of formal employment agreements to a basic employment letter. Employment letters are used for our senior executives, and we expect that the terms of employment for newly hired or promoted senior executives will be reflected in a basic employment letter. The employment letter sets forth the senior executive’s initial base salary, target annual bonus opportunity and target annual long-term incentive award opportunity. Other than in the case of our CEO, who is not entitled to any cash severance, the basic employment letter also provides that the senior executive will participate in the Company’s Senior Executive Severance Pay Plan. The terms of the Senior Executive Severance Pay Plan are discussed more fully in “Severance Arrangements” on page 37. The terms of the employment arrangements for our named executive officers are discussed more fully in “Employment Arrangements” on page 42.

COMPONENTS OF THE EXECUTIVE COMPENSATION PROGRAM

The principal components of our executive compensation program are base salary, annual bonus and annual long-term incentive compensation. The Compensation Committee believes that each compensation element, and all of these elements combined, are important to maintain a competitive executive compensation program for our senior executives.

The Compensation Committee makes all compensation decisions for senior executives, including the setting of base salaries and the determination of annual bonus and annual long-term incentive awards. In making these decisions, the Compensation Committee also considers the recommendations of our CEO (except in the case of his own awards).

Base Salary

Base salary is intended to provide a fixed level of compensation that is appropriate given a senior executive’s role in the organization, his or her skills and experience, and the competitive market for his or her position.

In general, a senior executive’s base salary is adjusted when the Compensation Committee determines that an adjustment is appropriate or necessary to reflect a change in his or her responsibilities, growth in his or her job, changing market conditions or internal equity considerations. The base salaries paid to our named executive officers in 2010 are disclosed in the “Salary” column of the Summary Compensation Table on page 40. None of our named executive officers received a base salary increase during 2010.

Annual Bonus

Our annual bonus program is intended to link the cash incentive compensation of our senior executives to (i) financial performance and (ii) the senior executive’s achievement of individually pre-established strategic objectives. The Compensation Committee believes that annual bonus awards should be determined primarily based on the achievement of objective, measurable financial results and the quality of how those results are achieved. The Compensation Committee also recognizes that individual executive performance should be measured by factors other than just the short-term financial performance of the Company or our operating companies. This strategic component rewards achievements toward medium- and long-term strategic priorities and is intended to complement our annual long-term incentive compensation program. After the end of the year, each named executive officer’s performance was assessed by Mr. Duperreault and the Compensation Committee (and, in the case of Mr. Duperreault, solely by the Compensation Committee).

A senior executive’s target annual bonus opportunity is set forth in his or her employment letter and is adjusted when the Compensation Committee determines that an adjustment is appropriate or necessary to reflect a change in his or her responsibilities, growth in his or her job, changing market conditions or internal equity considerations. At its March 2010 meeting, the Compensation Committee determined to increase the target annual bonus opportunity for purposes of the 2010 annual bonus program for our CEO, Mr. Duperreault, from 225% to 300% of his base salary, to provide more flexibility in making future annual bonus determinations and to strengthen the impact of compensation that is linked with key corporate priorities. The target annual bonus opportunities for our named executive officers in 2010 are disclosed in “Annual Bonus Award Determinations” on page 33.

The framework for setting and evaluating the performance of our named executive officers for purposes of the annual bonus program is discussed below.

Financial Performance Objectives

The Compensation Committee selected the following financial measures for the financial component for our 2010 annual bonus program for our corporate and operating company senior executives:

	Weighting	Measure	Description
Company CEO and other corporate senior executives	60%	Earnings per share	Earnings per share from continuing operations calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”), adjusted for the impact of acquisitions and dispositions (including the disposition of Kroll), “noteworthy items” identified in the Company’s quarterly earnings releases (including the settlement of the litigation brought by the Alaska Retirement Management Board against Mercer), the impact of Marsh & McLennan Risk Capital Holdings, Ltd., and the variance between budgeted and actual tax rates.

Operating company chief executive officers	50%	Operating company pre-bonus net operating income	Pre-bonus net operating income calculated in accordance with GAAP, adjusted for the annual bonus pool expense, the impact of currency exchange rate fluctuations, acquisitions and dispositions, and “noteworthy items” identified in the Company’s quarterly earnings releases.
	25%	Operating company operating revenue	Operating revenue calculated in accordance with GAAP, adjusted for the impact of currency exchange rate fluctuations, acquisitions and dispositions, and “noteworthy items” identified in the Company’s quarterly earnings releases.

These performance measures were selected to align with our 2010 goal to drive revenue and earnings growth across the Company. The performance measures used for our 2010 annual bonus program are adjusted for the impact of the items identified in the table above in order to focus the measures on core operating performance.

For purposes of the annual bonus awards, target levels for the performance measures were approved early in the performance period. For each financial performance measure, the Compensation Committee established a performance target with a payout range of 0% to 200% of target based on actual performance. If actual performance were below 80% of the respective performance target, the Compensation Committee would exercise its discretion to decide whether to make an award for the applicable measure.

Strategic Performance Objectives

The strategic component accounts for 40% of the annual bonus opportunity for our corporate named executive officers and 25% of the annual bonus opportunity for our operating company named executive officers. In early 2010, the Compensation Committee established several strategic objectives for each named executive officer upon which to evaluate his or her performance based upon his or her business priorities. In addition, the Compensation Committee also considered the named executive officer’s risk management, operational excellence and achievement of human capital objectives in setting these objectives. For the strategic performance objectives, the Compensation Committee exercised its discretion to determine the payout within a payout range of 0% to 200% of target based on achievement of the objectives that were established for each named executive officer.

Annual Bonus Award Determinations

Summary of Financial Performance Results

Name	Measure	Target Performance	Measured Performance	Measured Performance as a % of Target
Mr. Duperreault Ms. Wittman Dr. Nadler	Company earnings per share	$1.58	$1.59	100.6%
Mr. Glaser	Marsh pre-bonus net operating income Marsh operating revenue	$1,026.1M $4,949.8M	$1,067.8M $4.941.7M	104.1% 99.8%
Ms. Burns	Mercer pre-bonus net operating income Mercer operating revenue	$707.4M $3,697.6M	$673.3M $3,571.9M	95.2% 96.6%

Mr. Duperreault’s Annual Bonus Award Determination. Mr. Duperreault’s 2010 annual bonus award was $4,650,000, which is 155% of his target bonus opportunity ($3,000,000). Mr. Duperreault’s award was determined using the framework described above and reflects the Compensation Committee’s assessment of (i) the Company’s 2010 performance as measured by the 2010 earnings per share results and (ii) his performance against his strategic objectives. In assessing Mr. Duperreault’s performance, the Compensation Committee considered his effective leadership of the Company and the executive team in driving the development and communication of strategic direction for the Company. The Compensation Committee assessed that the Company’s strong financial performance in 2010 resulted from the successful execution of his articulated strategy. This strategy, based on reestablishing revenue and earnings growth, maintaining low capital requirements, generating high levels of cash with disciplined capital management and reducing the risk profile of the Company, also generated improved returns for investors in 2010.

Ms. Wittman’s Annual Bonus Award Determination. Ms. Wittman’s 2010 annual bonus award was $1,300,000, which is 173% of her target bonus opportunity ($750,000). Ms. Wittman’s award was determined using the framework described above and reflects the Compensation Committee’s assessment of (i) her contributions to the Company’s 2010 performance as measured by the 2010 earnings per share results and (ii) her performance against her strategic objectives. In assessing Ms. Wittman’s performance, the Compensation Committee considered her success in enhancing the Company’s financial flexibility through effective capital management, de-levering our balance sheet and meeting other significant capital requirements. The Compensation Committee also considered her leadership in improving the efficiency and effectiveness of the finance function. Further, the Compensation Committee took into account Ms. Wittman’s lead role in the successful sale of Kroll, which supported the Company’s strategic objectives, allowing us to focus exclusively on our core risk and insurance and consulting businesses.

Mr. Glaser’s Annual Bonus Award Determination. Mr. Glaser’s 2010 annual bonus award was $3,500,000, which is 156% of his target bonus opportunity ($2,250,000). Mr. Glaser’s award was determined using the framework described above and reflects the Compensation Committee’s assessment of (i) Marsh’s 2010 performance as measured by its pre-bonus net operating income and operating revenue and (ii) his performance against his strategic objectives. In assessing Mr. Glaser’s performance, the Compensation Committee considered his success in strengthening and growing Marsh, including Marsh’s attainment of above-target net operating income growth in a challenging environment, its strong underlying revenue growth rate relative to direct competitors and the significance of new business development in that growth. The Compensation Committee also considered Marsh’s effective execution of its acquisition strategy, including the ongoing development of the Marsh & McLennan Agency.

Dr. Nadler’s Annual Bonus Award Determination. Dr. Nadler’s 2010 annual bonus award was $1,500,000, which is equal to his target bonus opportunity. Dr. Nadler’s award was determined using the framework described above and reflects the Compensation Committee’s assessment of (i) the Company’s 2010 performance as measured by the 2010 earnings per share results and (ii) his performance against his strategic objectives. The Compensation Committee considered Dr. Nadler’s role in leveraging leadership within the senior executive team, succession planning, and client development and retention, along with his service as co-Chairman of the Board of Directors of Marsh & McLennan Agency. The Compensation Committee also considered his activities to promote more effective coordination across our individual businesses and to create a greater sense of cohesion across the enterprise, as well as his role in communicating the Company’s vision and direction.

Ms. Burns’ Annual Bonus Award Determination. Ms. Burns’ 2010 annual bonus award was $1,537,500, which is 103% of her target bonus opportunity ($1,500,000). Ms. Burns’ award was determined using the framework described above and reflects the Compensation Committee’s assessment of (i) Mercer’s 2010 performance as measured by its pre-bonus net operating income and operating revenue and (ii) her performance against her strategic objectives. The Compensation Committee considered the challenging macroeconomic environment and Mercer’s financial performance relative to its direct competitors and assessed Ms. Burns’ contributions to Mercer’s financial performance at target. Mercer’s underlying revenue growth outperformed its direct competitors (Aon Hewitt and Towers Watson & Co.) and its net operating income results reflect a combination of expense discipline and targeted internal investments to position Mercer for future growth. The Compensation Committee also considered Ms. Burns’ role in increasing Mercer’s visibility and engagement with clients.

Dr. Nadler’s Performance-Based Replacement Bonus

In the first quarter of 2008, the Compensation Committee established a one-time long-term financial performance-based bonus opportunity for Dr. Nadler to replace his prior bonus opportunity at Oliver Wyman Group, which was eliminated due to his transition to a corporate staff position. The Compensation Committee established a two-year performance measure (described below) and provided for a cash payment of $2,000,000 if the performance measure was achieved or exceeded and no payment if the performance measure was not achieved. In May 2010, the Compensation Committee determined that the performance measure had been achieved. The payment to Dr. Nadler is reflected in the Summary Compensation Table on page 40 under “Non-Equity Incentive Plan Compensation.” The financial measure and the financial performance result are summarized in the table below.

Financial Measure	Financial Performance Result
Cumulative budgeted earnings per share for the eight-quarter period extending from the second quarter of 2008 to the first quarter of 2010

•  The cumulative budgeted earnings per share for the performance period was $2.95; the cumulative actual earnings per share was $3.08.

•  Earnings per share was defined as the Company’s GAAP earnings per share from continuing operations, adjusted for the impact of “noteworthy” items identified in the Company’s quarterly earnings releases.

Annual Long-Term Incentive Compensation

The annual long-term incentive compensation program is intended to align the financial interests of our senior executives with those of stockholders and to focus executives on increasing our stock price.

Components of Annual Long-Term Incentive Compensation

Each year, the Compensation Committee considers the appropriate mix of equity-based awards to support the objectives of our executive compensation program, including alignment with stockholder value creation and support of a strong performance culture.

In 2011, the Compensation Committee decided to modify the mix of long-term incentive awards for our senior executives by introducing performance stock units, as discussed in “Description of New Performance Stock Units” below. The Compensation Committee believes the new mix promotes our pay-for-performance philosophy and provides a better balance between stock options and stock units. The change in the type and weighting of equity-based awards to the senior executives is reflected in the table below, with percentages reflecting the proportion of grant date fair value attributable to each award type.

Award Timing	Proportion of Grant Date Fair Value
	Stock Options	Performance Stock Units	Restricted Stock Units
Awards granted in February 2011	50%	25%	25%
Awards granted in February 2010	75%	0%	25%

Description of New Performance Stock Units

We decided to modify our long-term incentive award mix by introducing performance stock units that complement our stock option and restricted stock unit awards. The new performance stock units, which vest in their entirety after three years, align with stockholder interests by providing our senior executives with a strong incentive for achieving specific financial results over a three-year performance period.

The performance stock units represent a promise to deliver, shortly after the end of the performance period, a number of shares of the Company’s common stock ranging from 0% to 200% of the initial number of units granted, depending on the Company’s achievement of a three-year financial performance objective determined by the Compensation Committee. The performance measure is the Company’s consolidated adjusted underlying net operating income growth (“core NOI growth”) on a three-year compound annualized growth rate basis. The targeted core NOI growth rate is 10%, which supports our strategy for creating long-term stockholder value.

Core NOI growth is the year-over-year change of consolidated net operating income calculated in accordance with GAAP adjusted for “noteworthy items” identified in the Company’s quarterly earnings releases (adjusted operating income) and adjusted further for the impact of acquisitions and dispositions and currency exchange rate fluctuations. The maximum, target and threshold performance levels, with corresponding payouts as a percent of target, are shown below. Performance levels between threshold and target, and between target and maximum, will be interpolated to determine payout amounts.

Performance Level	Annualized Core NOI Growth		Payout (as a % of Target)
Maximum	≥	13%	200%
Target		10%	100%
Threshold		4%	40%
Below Threshold		< 4%	0%

Performance stock units include the right to accumulated dividend equivalents equal to the dividends paid on the Company’s common stock delivered in respect of a vested performance stock unit. Accumulated dividend equivalents that relate to performance stock units that do not vest or are forfeited will not be paid.

Annual Long-Term Incentive Award Determination

The grant date fair value of the annual equity-based awards is determined by the Compensation Committee after considering each senior executive’s target annual long-term incentive opportunity, as well as its assessment of the senior executive’s performance and future contribution to the performance of the Company. The Compensation Committee increased the long-term incentive award granted in February 2011 to our CEO, Mr. Duperreault, in recognition of his strategic leadership in positioning the Company for long-term stability and growth.

The grant date fair values of the annual long-term incentive awards granted to our named executive officers in February 2011 are shown in the following table (but are not reflected in the Summary Compensation Table on page 40 because the awards were made after the end of the 2010 fiscal year). The value ultimately realized from these awards is contingent on the named executive officer’s continued service and will depend on the future performance of the Company’s common stock. The terms and conditions of the stock options and restricted stock units are described in the narrative following the Grants of Plan-Based Awards Table on page 43 and the terms and conditions of the performance stock units are described in “Description of New Performance Stock Units” above.

	Grant Date Fair Value of Long-Term Incentive Awards Granted in 2011
Name	Stock Options	Performance Stock Units	Restricted Stock Units	Total
Mr. Duperreault	$4,125,000	$2,062,500	$2,062,500	$8,250,000
Ms. Wittman	1,250,000	625,000	625,000	2,500,000
Mr. Glaser	2,000,000	1,000,000	1,000,000	4,000,000
Dr. Nadler	875,000	437,500	437,500	1,750,000
Ms. Burns	950,000	475,000	475,000	1,900,000

Total Compensation Decisions by the Compensation Committee

The following table summarizes the decisions made by the Compensation Committee in February 2011 and February 2010 with respect to the compensation of our named executive officers. Long-term incentive awards granted in and shown for February 2011 are not reflected in the Summary Compensation Table on page 40, because the awards were made after the end of the 2010 fiscal year. For Dr. Nadler, only February 2011 decisions are shown because he was not a named executive officer in 2010. Dr. Nadler’s performance-based replacement bonus is not included in this table because it was not part of his annual compensation.

Name	Decision Date	Base Salary	Annual Bonus Awards	% of Target	Total Cash Compen- sation	Long- Term Incentive Awards	% of Target	Total Direct Compen- sation
Brian Duperreault	2/21/11	$1,000,000	$4,650,000	155%	$5,650,000	$8,250,000	118%	$13,900,000
	2/22/10	1,000,000	4,500,000	200%	5,500,000	8,000,000	114%	13,500,000
	Change	0.0%	+3.3%		+2.7%	+3.1%		+3.0%

Vanessa A. Wittman	2/21/11	750,000	1,300,000	173%	2,050,000	2,500,000	125%	4,550,000
	2/22/10	750,000	1,100,000	147%	1,850,000	2,500,000	125%	4,350,000
	Change	0.0%	+18.2%		+10.8%	0.0%		+4.6%

Daniel S. Glaser	2/21/11	1,000,000	3,500,000	156%	4,500,000	4,000,000	133%	8,500,000
	2/22/10	1,000,000	3,500,000	156%	4,500,000	4,000,000	133%	8,500,000
	Change	0.0%	0.0%		0.0%	0.0%		0.0%

David A. Nadler	2/21/11	750,000	1,500,000	100%	2,250,000	1,750,000	117%	4,000,000

M. Michele Burns	2/21/11	850,000	1,537,500	103%	2,387,500	1,900,000	112%	4,287,500
	2/22/10	850,000	1,600,000	107%	2,450,000	1,900,000	112%	4,350,000
	Change	0.0%	-3.9%		-2.6%	0.0%		-1.4%

Benefits

Retirement and Deferred Compensation Plans

We maintain a defined benefit retirement program in the U.S. consisting of the tax-qualified Marsh & McLennan Companies Retirement Plan and the nonqualified Benefit Equalization Plan and Supplemental Retirement Plan. We also maintain the Supplemental Savings & Investment Plan (“SSIP”), an unfunded nonqualified defined contribution retirement plan that is coordinated with the Company’s 401(k) Savings & Investment Plan. We offer these plans, in which all of our senior executives are eligible to participate, to maintain a competitive compensation program. We do not have individually-designed defined benefit arrangements for any named executive officer; however, in light of the uncertainty the Company faced when we recruited Mr. Duperreault to join us, we agreed to provide Mr. Duperreault the value of his unvested accrued benefits under the U.S. retirement program in the event of his termination of employment under certain circumstances, as discussed in “Employment Arrangements” on page 42. Earnings with respect to all of our nonqualified defined contribution plans are based upon actual market performance, and preferential or above-market earnings are not offered. The features of our U.S. retirement program, including the actuarial present value of the accumulated pension benefits for our named executive officers as of the end of 2010, are presented in further detail in “Defined Benefit Retirement Program” on page 48. Additional information about the SSIP, including individual amounts deferred by our named executive officers, Company contributions and earnings during 2010, as well as account balances as of the end of 2010, is presented in “Nonqualified Deferred Compensation” on page 50.

Severance Arrangements

Our CEO, Mr. Duperreault, does not participate in the Senior Executive Severance Pay Plan and is not entitled to any cash severance. Severance for our senior executives (other than Mr. Duperreault) is determined under the Company’s Senior Executive Severance Pay Plan, which generally provides for a severance payment solely in the event of an involuntary termination of employment without cause (as defined in the plan) in an amount equal to the sum of the senior executive’s then-current base salary and average annual bonus over the three prior years, plus an amount equal to a pro rata bonus for the year of termination. While compensation decisions regarding our senior executives affect the potential payouts under these arrangements, the existence of these severance arrangements did not affect the Compensation Committee’s decisions with respect to other elements of compensation for our named executive officers in 2010 because these severance arrangements are contingent in nature and may never be triggered. The terms of the Senior Executive Severance Pay Plan are discussed more fully in “Termination of Employment” on page 53. The amount of the estimated payments and benefits payable to our named executive officers, assuming a termination of employment as of the last day of 2010, is presented in “Potential Payments Upon Termination or Change in Control” on page 51.

Change-in-Control Arrangements

Change-in-control benefits are provided to our senior executives through our equity-based compensation plans and the Senior Executive Severance Pay Plan, as applicable. These arrangements are intended to retain our senior executives and provide continuity of management in the event of an actual or potential change in control of the Company. Consistent with this objective, the terms of all equity-based awards granted after March 15, 2007 contain a “double-trigger” vesting provision, which requires both a change in control of the Company followed by a specified termination of employment for vesting to be accelerated. The Senior Executive Severance Pay Plan also includes a “double-trigger” change-in-control vesting provision rather than providing severance payments solely on the basis of a change in control of the Company.

Our current equity-based compensation plans also contain a reimbursement provision providing that, if any equity-based award that vests as a result of a change in control of the Company is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will make a payment to the recipient as necessary to restore such individual to the same after-tax position had such excise tax not been imposed. This reimbursement provision would be eliminated under the terms of our proposed equity-based compensation plan discussed further under Item 3 on page 62. In addition, our senior executives’ employment letters and the Senior Executive Severance Pay Plan do not contain such a reimbursement provision.

The amount of the estimated payments and benefits payable to our named executive officers, assuming a change in control of the Company as of the last day of 2010, is presented in “Potential Payments Upon Termination or Change in Control” on page 51.

Other Benefits

Our senior executives are eligible to participate in our health and welfare benefit programs on the same basis as our other eligible employees. We also provide certain perquisites and other personal benefits to our senior executives. In general, the perquisites or other personal benefits provided to our senior executives include (i) reimbursement for certain income tax return preparation and financial counseling expenses (up to a maximum of approximately $13,000 per year) and (ii) from time to time, the relocation costs associated with hiring newly recruited or promoted senior executives. In 2008, we acquired fractional interests in corporate aircraft for business travel. The Compensation Committee has agreed that Mr. Duperreault may use these aircraft once per month (on average) to travel to his personal residences (principally to Bermuda). The incremental cost of providing these perquisites and other personal benefits in 2010 to the named executive officers is presented in the footnotes to the “All Other Compensation” column of the Summary Compensation Table on page 41.

STOCK OWNERSHIP GUIDELINES

We have maintained stock ownership guidelines for our senior executives since January 1, 2007. We believe that these ownership guidelines help align the interests of our senior executives with our stockholders by requiring them to acquire and maintain a meaningful stake of their personal wealth in the Company’s common stock. These ownership guidelines are designed to take into account an individual’s needs for portfolio diversification, while maintaining stock ownership at levels sufficient to assure our stockholders of management’s commitment to long-term value creation. Senior executives are expected, over a five-year period, to acquire and hold shares of the Company’s common stock equal to a specified multiple of their base salary (which depends on position). As of February 28, 2011, all of our named executive officers were in compliance with the stock ownership guidelines. The stock ownership guidelines for our named executive officers are as follows:

Named Executive Officer	Ownership Level (as a multiple of base salary)
CEO	6
Other named executive officers	3

Information concerning our stock ownership guidelines is available on the Company’s website under: www.mmc.com/about/ownershipguidelines2006.pdf.

We also prohibit our senior executives from engaging in speculative or hedging activities (including short sales, purchases or sales of puts or calls, and trading on a short-term basis) in the Company’s common stock.

TAX AND ACCOUNTING CONSIDERATIONS

We generally sought to ensure that the incentive compensation paid to our senior executives for 2010 was deductible for federal income tax purposes by paying our annual bonus awards and certain annual long-term incentive awards to our named executive officers pursuant to a stockholder-approved plan in accordance with Section 162(m) of the Internal Revenue Code. Under this plan, an annual incentive award pool was established based on our net operating income for the year. As permitted under the plan, the Compensation Committee could exercise its discretion to reduce (but not increase) the size of the amounts potentially payable to the named executive officers pursuant to the plan’s award formula. Notwithstanding the foregoing, we may from time to time approve elements of compensation for certain senior executives that are not fully deductible, and we reserve the right to do so in the future in appropriate circumstances.

We also structure compensation in a manner intended to avoid the incurrence of any additional tax, interest or penalties under Section 409A of the Internal Revenue Code governing the provision of nonqualified deferred compensation to the Company’s service providers.

We account for stock-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC

Topic 718”), which requires us to recognize compensation expense relating to share-based payments (such as stock options, performance stock units and restricted stock units) in our financial statements. The recognition of this expense has not caused us to limit or otherwise significantly alter the equity-based compensation element of our executive compensation program. This is because we believe equity-based compensation is a necessary component of a competitive executive compensation program and fulfills important program objectives. The Compensation Committee considers the potential impact of FASB ASC Topic 718 on any proposed change to the equity-based compensation element of our program.

This Compensation Discussion and Analysis includes statements regarding the use of various performance measures and related target levels in the limited context of our executive compensation program. These target levels are not intended to be statements of management’s expectations of our future financial results or other guidance. Investors should not apply these target levels in any other context.

Compensation Committee Report

Management has the primary responsibility for the Company’s financial statements and reporting processes, including the disclosure of executive compensation. With this in mind, the Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis, as well as the accompanying compensation tables. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Submitted by the Compensation Committee

of the Company’s Board of Directors

Lord Lang of Monkton (Chair)	Stephen R. Hardis
Oscar Fanjul	Morton O. Schapiro

* * *

2010 Summary Compensation Table

The following table contains information relating to 2010 compensation paid to, earned by or awarded to our named executive officers, which include our chief executive officer (Mr. Duperreault), chief financial officer (Ms. Wittman) and the next three most highly-compensated executive officers who were executive officers as of December 31, 2010 (Mr. Glaser, Dr. Nadler and Ms. Burns).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (4)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
Brian Duperreault	2010	$1,000,000	$0	$2,000,015	$6,000,003	$4,650,000	$245,096	$388,169	$14,283,283
President & Chief Executive Officer Marsh & McLennan Companies, Inc. (1)	2009 2008	1,000,000 927,083	0 0	2,000,011 11,132,519	6,026,146 9,653,958	4,500,000 3,000,000	192,814 160,268	362,068 88,376	14,081,039 24,962,204
Vanessa A. Wittman	2010	750,000	0	625,001	1,875,000	1,300,000	58,892	938	4,609,830
EVP & Chief Financial Officer Marsh & McLennan Companies, Inc. (2)	2009 2008	750,000 230,114	0 400,000	500,007 500,005	1,506,539 500,002	1,100,000 0	40,892 11,644	0 225,497	3,897,438 1,867,262
Daniel S. Glaser	2010	1,000,000	0	1,000,019	3,000,001	3,500,000	133,702	41,811	8,675,533
Chairman and Chief Executive Officer Marsh Inc.	2009 2008	1,000,000 1,000,000	0 0	1,000,015 0	3,013,073 0	3,500,000 3,000,000	90,007 74,891	12,139 4,406,956	8,615,234 8,481,847
David A. Nadler	2010	750,000	0	312,512	937,500	3,500,000	373,643	27,500	5,901,155
Vice Chairman, Office of the CEO, Marsh & McLennan Companies, Inc. (3)
M. Michele Burns	2010	850,000	0	641,695	1,425,003	1,537,500	163,331	30,500	4,648,029
Chairman and Chief Executive Officer Mercer Inc.	2009 2008	850,000 850,000	0 0	666,686 1,166,711	1,506,539 502,276	1,600,000 1,700,000	135,799 56,061	31,920 42,465	4,790,944 4,317,513

1.	Mr. Duperreault joined the Company effective January 29, 2008, serving as our president and chief executive officer.

2.	Ms. Wittman joined the Company effective September 10, 2008, serving as an executive vice president, and became our chief financial officer on October 15, 2008.

3.	For Dr. Nadler, only compensation for 2010 is shown because he was not a named executive officer in 2008 or 2009.

4.	The amounts reported in the “Stock Awards” and “Option Awards” columns reflect the grant date fair value of the awards for the years ended December 31, 2010, December 31, 2009, and December 31, 2008, respectively, in accordance with FASB ASC Topic 718. Ms. Burns is the only named executive officer who was awarded performance-based restricted stock units. The grant date fair values of performance-based restricted stock units granted to Ms. Burns in 2010, 2009 and 2008 were $166,684, $166,678 and $166,692, respectively, based on Mercer performance at target. These amounts are included in the “Stock Awards” column. As indicated in footnote 3 of the “Grants of Plan-Based Awards in 2010” table on page 43, the payout based on maximum performance was 150% of target, which if achieved would have corresponded to values of $250,025, $250,017 and $250,038, respectively, holding constant the grant date fair value of the Company’s common stock. The assumptions used in calculating the amounts reported for awards granted in 2010 are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2011. The assumptions used in calculating the amounts reported for awards granted prior to 2010 are included in the footnote captioned “Stock Benefit Plans” to the Company’s audited financial statements for the relevant fiscal year, included in the Company’s Annual Reports on Form 10-K filed with the SEC.

5.	The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent annual short-term incentive awards, as described in the “Annual Bonus” section (pages 31 to 34) of the “Compensation Discussion and Analysis.” The awards earned in respect of 2010 were determined by the Compensation Committee at its meeting on February 21, 2011 and paid on February 28, 2011. The amount reported for Dr. Nadler includes a one-time long-term special bonus payment of $2 million, paid pursuant to a 2008 agreement with the Company as described in the “Dr. Nadler’s Performance-Based Replacement Bonus” section (page 34) of the “Compensation Discussion and Analysis.”

6.

The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent the increase in the actuarial present value of the named executive officers’ benefits (both vested and unvested) under the tax-qualified Marsh & McLennan Companies Retirement Plan, the Company’s Benefit Equalization Plan and the Company’s Supplemental Retirement Plan. The assumptions used in calculating the amounts reported are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2010, included in the

Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2011. The Company’s retirement program is described in further detail in “Defined Benefit Retirement Program” on page 48. No named executive officer received preferential or above-market earnings on deferred compensation in any of the years covered in the table.

7.	The following items are reported in the “All Other Compensation” column for our named executive officers in 2010:

All Other Compensation

Name	Company Contributions to Defined Contribution Plans ($) (a)	Employee Stock Purchase Plan Interest ($) (b)	Financial Planning and Income Tax Preparation ($) (c)	Term Life Insurance ($) (d)	Personal Use of Corporate Aircraft ($) (e)	Total ($)
Brian Duperreault	$30,000	$ 0	$5,000	$13,318	$339,851	$388,169
Vanessa A. Wittman	938	0	0	0	0	938
Daniel S. Glaser	30,000	66	11,745	0	0	41,811
David A. Nadler	22,500	0	5,000	0	0	27,500
M. Michele Burns	25,500	0	5,000	0	0	30,500

(a)	These amounts include the Company’s matching contributions under the Company’s 401(k) Savings & Investment Plan and Supplemental Savings and Investment Plan (SSIP) attributable to 2010. The Company’s 401(k) Savings & Investment Plan is a tax-qualified defined contribution plan. The SSIP is a nonqualified defined contribution plan and is described in further detail in the “Nonqualified Deferred Compensation” section (page 50).

(b)	These amounts represent interest credited on the named executive officers’ accounts within the Company’s tax-qualified employee stock purchase plan.

(c)	These amounts represent the incremental cost to the Company of offering personal financial planning and tax preparation services. The imputed income attributable to these services is taxable income to the named executive officer. The taxes associated with this income are not reimbursed or paid by the Company.

(d)	The amount represents the incremental cost to the Company of providing term life insurance with a face amount of $4 million, in accordance with Mr. Duperreault’s 2008 employment agreement. The imputed income attributable to this item is taxable income to Mr. Duperreault. The taxes associated with this income are not reimbursed or paid by the Company.

(e)	The amount represents the incremental cost to the Company of Mr. Duperreault’s personal use of corporate aircraft in which the Company owns a fractional share. The incremental cost has been calculated by adding the aggregate incremental variable costs associated with personal flights on each of the aircraft (including hourly charges, taxes, passenger fees, international fees, catering and incidental ground transportation). The imputed income attributable to his personal use of corporate aircraft is taxable income to Mr. Duperreault. The taxes associated with this income are not reimbursed or paid by the Company.

Employment Arrangements

As described in the “Employment Arrangements” section (page 30) of the “Compensation Discussion and Analysis,” the Company has transitioned from employment agreements to employment letters for our senior executives.

In September 2009, the Company and Mr. Duperreault entered into an agreement to extend his period of employment and transition him to an agreement that is similar, in form and purpose, to the basic employment letter used for other senior executives. Mr. Duperreault’s September 2009 employment letter became fully effective after his then-current employment agreement expired on January 29, 2011. The material terms of the employment letters and Mr. Duperreault’s expired employment agreement are described below.

Employment Letters

The Company has employment letters with all of the named executive officers that generally follow a common template and include the following principal terms:

•

Base salary, target annual bonus opportunity, and target annual long-term incentive opportunity, and ranges. Actual annual bonus payments and annual long-term incentive awards are based on factors described in the “Annual Bonus” section (pages 31 to 34) and “Annual Long-Term Incentive Compensation” section (page 34) of the “Compensation Discussion and Analysis”;

•	A severance payment (except for Mr. Duperreault) in accordance with the Company’s Senior Executive Severance Pay Plan, as described in the “Severance Arrangements” section (page 37); and

•	Nonsolicitation and confidentiality covenants for the benefit of the Company.

Mr. Duperreault’s employment letter has an initial term of three years ending January 2014. Mr. Duperreault’s employment letter retains the current terms of his compensation (including the absence of any cash severance) and incorporates provisions that are intended to facilitate a successful transition to his successor. In particular, the employment letter provides that, if the Compensation Committee determines that Mr. Duperreault satisfactorily participated in the identification and/or development of his successor, then, in the event of Mr. Duperreault’s termination of employment prior to age 65, he would be deemed to have reached normal retirement age for purposes of vesting and post-retirement exercisability provisions of his equity-based awards (other than those equity-based awards granted to him in connection with his joining the Company). He would also receive the value of his accrued benefits under the U.S. retirement program if they are not otherwise vested at that time. Other terms of Mr. Duperreault’s employment agreement are noted in “Mr. Duperreault’s 2008 Employment Agreement” section below.

Mr. Duperreault’s 2008 Employment Agreement

Mr. Duperreault’s employment agreement was entered into when he first joined the Company in January 2008, and expired according to its terms on January 29, 2011. Mr. Duperreault’s employment agreement generally followed a common template used at that time for our named executive officers. However, Mr. Duperreault’s employment agreement did not provide for any cash severance payment in connection with any termination of his employment, although the equity-based awards granted at the commencement of his employment and his long-term incentive compensation would vest in the event that his employment terminates “without cause” or for “good reason.” In addition, Mr. Duperreault’s employment agreement provided for term life insurance with a face amount of $5 million and eligibility for the Company’s retiree medical program without regard to any generally applicable age or service requirements.

Grants of Plan-Based Awards in 2010

The following table contains information on the grants of plan-based awards made to our named executive officers in 2010. Amounts shown under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns relate to the target annual cash bonus opportunities awarded in respect of 2010. The terms and conditions of these awards are described in the “Annual Bonus” section (pages 31 to 34) of the “Compensation Discussion and Analysis.” The remaining columns relate to plan-based equity-based awards granted in 2010 under the 2000 Senior Executive Incentive and Stock Award Plan. The equity-based awards generally consist of restricted stock units and stock options with respect to shares of the Company’s common stock. The terms and conditions of these awards are described in the narrative following this table.

GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)	Exercise or Base Price of Option Awards ($/Sh) (6)	Closing Stock Price on Date of Grant ($/Sh) (6)	Grant Date Fair Market Value of Stock and Option Awards ($) (7)
(a)	(b) (1) (2)	(c) (1) (2)	(d)	(e) (3)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)
Name	Grant Date	Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian Duperreault			$0	$3,000,000	$6,000,000
	2/22/2010	2/22/2010							88,087				2,000,015
	2/22/2010	2/22/2010								1,237,114	22.705	22.75	6,000,003

Vanessa A. Wittman			0	750,000	1,500,000
	2/22/2010	2/22/2010							27,527				625,001
	2/22/2010	2/22/2010								386,598	22.705	22.75	1,875,000

Daniel S. Glaser			0	2,250,000	4,500,000
	2/22/2010	2/22/2010							44,044				1,000,019
	2/22/2010	2/22/2010								618,557	22.705	22.75	3,000,001

David A. Nadler			0	1,500,000	3,000,000
	2/22/2010	2/22/2010							13,764				312,512
	2/22/2010	2/22/2010								193,299	22.705	22.75	937,500

M. Michele Burns			0	1,500,000	3,000,000
	2/26/2010	2/26/2008				0	7,255	10,883					166,684
	2/22/2010	2/22/2010							20,921				475,011
	2/22/2010	2/22/2010								293,815	22.705	22.75	1,425,003

1.	Equity-based awards reported in this table were approved by the Compensation Committee at its meeting on February 22, 2010 and granted on the same date.

2.	On February 26, 2008, Ms. Burns was granted an award of performance-based restricted stock units based on the Compensation Committee’s assessment of Mercer’s performance. The award was initially denominated as a fixed dollar amount ($500,000 with nominal increases to reflect the fact that the Company does not award partial units and rounds up to the next full unit on the actual date of an award). One-third of the award was converted into performance-based restricted stock units on each of the grant date and the first and second anniversaries of the grant date. The amounts reported in columns (g), (h) and (i) for Ms. Burns reflect performance-based restricted stock units granted to Ms. Burns on February 26, 2010 in respect of the final one-third of this award, as they would pay out based on threshold (0%), target (100%) and maximum (150%) performance, respectively. The terms and conditions of these awards are described in further detail in the narrative following this table.

3.	The target annual cash bonus opportunities reported in column (e), as a percentage of each named executive officer’s base salary, were: 300% for Mr. Duperreault; 100% for Ms. Wittman; 225% for Mr. Glaser; 200% for Dr. Nadler; and 176% for Ms. Burns. The actual earned amounts are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

4.	The amounts reported in column (j) reflect service-vesting restricted stock units granted in 2010. The terms and conditions of these awards are described in further detail in the narrative following this table.

5.	The amounts reported in column (k) reflect nonqualified stock options granted in 2010. The terms and conditions of these awards are described in further detail in the narrative following this table.

6.	The stock options granted on February 22, 2010 have an exercise price of $22.705 per share, equal to the average of the high and low trading prices of shares of Company common stock on February 19, 2010, the trading date immediately preceding the date of grant. The closing market price of the Company’s common stock on the date of grant was $22.75, which was higher than the exercise price.

7.	The grant date fair value reported for Ms. Burns’ performance-based restricted stock units assumes payment at target.

Stock Options

Stock options represent the right to purchase a specified number of shares of the Company’s common stock at a specified exercise price for a specified period of time. Stock options vest in four equal annual installments beginning on the first anniversary of the grant date, with earlier vesting in the event of death and specified terminations of employment. The options granted to our named executive officers on February 22, 2010 are scheduled to vest on February 22, 2011, 2012, 2013 and 2014. The options have an exercise price equal to the average of the high and low trading prices of shares of the Company’s common stock on the trading day immediately preceding the grant date.

Restricted Stock Units

Restricted stock units represent a promise to deliver a share of the Company’s common stock as soon as practicable after vesting. Restricted stock units vest in three equal annual installments beginning on the 15th of the month in which the first anniversary of the grant date occurs, with earlier vesting in the event of death and specified terminations of employment. The units granted to our named executive officers on February 22, 2010 are scheduled to vest on February 15, 2011, 2012 and 2013. Restricted stock units include the right to payment of accumulated dividend equivalents, if and when the underlying restricted stock units vest, in an amount equal to dividends paid on the Company’s common stock during the vesting period. The restricted stock units have no voting rights.

Ms. Burns’ Performance-based Restricted Stock Units

Performance-based restricted stock units, based on Mercer’s performance, were granted to Ms. Burns in 2008. The award was initially denominated as a fixed dollar amount. One-third of the value of the award was converted into performance-based restricted stock units on the grant date, the first anniversary of the grant date, and the second anniversary of the grant date based on the fair market value of shares of the Company’s common stock on each conversion date. The number of shares of the Company’s common stock delivered in respect of these units was determined based on Mercer’s performance during three annual performance periods (2008, 2009 and 2010). Based on the Compensation Committee’s assessment of Mercer’s performance at target for each of the three annual performance periods, one share of the Company’s common stock was delivered to Ms. Burns for each vested performance-based restricted stock unit. The units vested on the third anniversary of the grant date (February 26, 2011). This award included the right to payment of accumulated dividend equivalents in an amount equal to dividends paid on the Company’s common stock, based on the target number of units, and paid at the same time that the performance-based restricted stock units vested.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning equity-based awards held by our named executive officers on December 31, 2010. All outstanding equity awards are with respect to shares of the Company’s common stock.

2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

		Option Awards						Stock Awards
Name		Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock that Have Not Vested (#) (3)	Market Value of Shares or Units of Stock that Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($) (4)
Brian Duperreault	(6)	1/29/2008	0	0	400,000	27.275	1/28/2018
	(6)	1/29/2008	0	0	400,000	27.275	1/28/2018
	(6)	1/29/2008	400,000	0	0	27.275	1/28/2018
	(7)							1/29/2008	300,000	8,202,000
		2/26/2008	0	0	265,152	26.070	2/25/2018
								2/26/2008	67,127	1,835,252
		2/23/2009	326,797	980,393	0	19.045	2/22/2019
								2/23/2009	70,010	1,914,073
		2/22/2010	0	1,237,114	0	22.705	2/21/2020
								2/22/2010	88,087	2,408,299

Vanessa A. Wittman		9/10/2008	0	0	56,883	32.695	9/9/2018
								9/10/2008	15,293	418,111
		2/23/2009	81,699	245,099	0	19.045	2/22/2019
								2/23/2009	17,503	478,532
		2/22/2010	0	386,598	0	22.705	2/21/2020
								2/22/2010	27,527	752,588

Daniel S. Glaser		12/10/2007	0	0	100,000	25.815	12/9/2017
		2/23/2009	163,399	490,196	0	19.045	2/22/2019
								2/23/2009	35,005	957,037
		2/22/2010	0	618,557	0	22.705	2/21/2020
								2/22/2010	44,044	1,204,163

David A. Nadler								3/21/2002	6,800	185,912
								3/20/2003	9,500	259,730
								3/17/2004	19,000	519,460
		3/16/2005	0	0	70,000	30.505	3/15/2015
								5/18/2005	13,100	358,154
	(8)	7/1/2005	80,319	0	0	27.860	(9)
		3/15/2006	0	0	15,000	30.215	3/14/2016
		2/12/2007	0	0	1,688	29.600	2/11/2017
		2/26/2008	0	0	94,697	26.070	2/25/2018
								2/26/2008	23,974	655,449
		2/23/2009	40,850	122,549	0	19.045	2/22/2019
								2/23/2009	8,751	239,252
		2/22/2010	0	193,299	0	22.705	2/21/2020
								2/22/2010	13,764	376,308

M. Michele Burns		3/15/2006	0	0	125,000	30.215	3/14/2016
		2/12/2007	0	0	31,250	29.600	2/11/2017
		2/26/2008	0	0	75,758	26.070	2/25/2018
								2/26/2008			6,394	174,812
								2/26/2008	38,359	1,048,735
		2/23/2009	81,699	245,099	0	19.045	2/22/2019
								2/23/2009	17,503	478,532
								2/26/2009			8,899	243.299
		2/22/2010	0	293,815	0	22.705	2/21/2020
								2/22/2010	20,921	571,980
								2/26/2010			7,255	198,352

1.	Represents vested and unvested, non-performance contingent stock options. The unvested options ratably vest and become exercisable in 25% increments on the first four anniversaries of the grant date.

2.	Represents vested and unvested, performance-contingent stock options. Performance-contingent stock options, other than those granted to Mr. Duperreault in 2008 and discussed in footnote 6 below, are exercisable following vesting only to the extent that the Company’s closing stock price equals or exceeds 115% of the exercise price for ten consecutive trading days after the option has vested.

3.	The table below provides the vesting schedule of the restricted stock and restricted stock units that had not vested as of December 31, 2010.

Grant Date	Name of Executive	Vesting Schedule
3/21/2002	David A. Nadler	100% vesting on January 1, 2013
3/20/2003	David A. Nadler	100% vesting on January 1, 2014
3/17/2004	David A. Nadler	57% vesting on January 1, 2012; 43% vesting on January 1, 2015
5/18/2005	David A. Nadler	100% vesting on January 1, 2011
1/29/2008	Brian Duperreault	100% vesting on January 29, 2011
2/26/2008	All	100% vesting on February 26, 2011
9/10/2008	Vanessa A. Wittman	100% vesting on September 10, 2011
2/23/2009	All	50% vesting on each of February 15, 2011 and 2012
2/26/2009	M. Michele Burns	100% vesting on February 26, 2011
2/22/2010	All	33% vesting on each of February 15, 2011, 2012 and 2013
2/26/2010	M. Michele Burns	100% vesting on February 26, 2011

4.	Based on the Company’s closing stock price per share on December 31, 2010 ($27.34).

5.	Represents the number of shares underlying performance-based restricted stock units, based on the achievement of target performance. The performance-based restricted stock units vested on February 26, 2011. See the narrative following the “Grants of Plan-Based Awards” table above with respect to Ms. Burns’ 2008 award of performance-based restricted stock units based on Mercer’s performance.

6.	Stock options granted to Mr. Duperreault on January 29, 2008 represent three distinct tranches. The first tranche, representing 400,000 service-based stock options, vested equally on the first and second anniversaries of the award. The second tranche, representing 400,000 performance-contingent stock options, will vest and become exercisable if and when the Company’s closing stock price exceeds 120% of the stock option exercise price (or $32.73) for 15 consecutive trading days. The third tranche, representing 400,000 performance-contingent stock options, will vest and become exercisable if and when our closing stock price per share exceeds 140% of the stock option exercise price (or $38.185) for 15 consecutive trading days.

7.	Up to 100,000 of these units will be forfeited in the event that a change in control of the Company occurs prior to the vesting date and the transaction price is less than $38.185 per share.

8.	Represents vested stock options that were granted in connection with the Company’s stock option exchange offer that was approved by stockholders at the 2005 annual meeting. Under the exchange offer, eligible employees could exchange certain deeply underwater options for new options with a grant date fair value equal to 90% of the Black-Scholes value of the tendered options. The exercise price of the new options ($27.86 per share) was set at the grant date fair value of the Company’s common stock as of the new grant date.

9.	Stock options granted to Dr. Nadler on July 1, 2005 represent 11,112 stock options expiring March 14, 2011 (these stock options were exercised on March 11, 2011); 19,445 stock options expiring March 20, 2012; 35,000 stock options expiring March 19, 2013; and 14,762 stock options expiring March 16, 2014.

Option Exercises and Stock Vested

The following table sets forth certain information concerning (i) stock options exercised by our named executive officers in 2010 and (ii) restricted stock unit awards held by our named executive officers that vested in 2010. None of our named executive officers exercised stock options in 2010.

2010 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Brian Duperreault	0	$0	46,005	$1,006,000
Vanessa A. Wittman	0	0	8,751	191,778
Daniel S. Glaser	0	0	133,715	3,495,736
David A. Nadler	0	0	6,364	141,688
M. Michele Burns	0	0	11,567	253,674

1.	Based on the average of the high and low trading prices of a share of the Company’s common stock on the trading date immediately preceding the award vesting date.

Defined Benefit Retirement Program

The Company maintains a defined benefit retirement program in the U.S. consisting of the tax-qualified Marsh & McLennan Companies Retirement Plan and the nonqualified Benefit Equalization Plan and Supplemental Retirement Plan. The Benefit Equalization Plan is a restoration plan that provides those participants subject to certain Internal Revenue Code limitations with retirement benefits on a comparable basis to those provided to employees who are not subject to such limitations. The Supplemental Retirement Plan provides for an enhanced benefit for a select group of highly compensated employees. All of our named executive officers participate in the U.S. defined benefit retirement program.

For participants who are eligible for all three plans, annual benefits payable at age 65 in the form of a straight-life annuity are determined generally by the following formula:

•	2.0% of eligible salary for each of the first 25 years of eligible benefit service; plus

•	1.6% of eligible salary for each of the next five years of eligible benefit service; plus

•	1.0% of eligible salary for each year of eligible benefit service over 30 years.

The above sum is reduced by an amount representing a portion of the participant’s estimated Social Security benefit. Under the retirement program, participants who have attained five years of vesting service and are at least age 55 are eligible for early retirement benefits. Of the named executive officers, only Dr. Nadler is eligible for early retirement benefits.

Benefits under the retirement program vest upon the earliest of (i) a participant’s attainment of five years of service, (ii) attainment of age 65 or (iii) a change in control of the Company. None of the named executive officers has been credited with any benefit accrual service for purposes of the retirement program other than based on the executive’s actual period(s) of service with the Company.

The actuarial net present value of the accumulated pension benefits of our named executive officers who participate in these plans as of the end of 2010, as well as other information about each of our defined benefit pension plans, is reported in the table below. Assumptions used in the calculation of these amounts, other than retirement age, which has been assumed for purposes of this table to be 65 years, are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2011. Benefits under the tax-qualified Marsh & McLennan Companies Retirement Plan are generally paid as a monthly annuity for the life of the retiree and his or her designated survivor, if the participant has elected to be paid on a joint and survivor basis. Benefits earned and vested under the nonqualified plans prior to 2005 may be payable as a lump sum as well. The lump-sum option is only available to Dr. Nadler because none of the other named executive officers have nonqualified plan benefits that were earned and vested as of December 31, 2004. The Company’s policy for funding its obligation under the tax-qualified plan is to contribute amounts at least sufficient to meet the funding requirements set forth in applicable law. The Company is not required to, and does not, fund any of its obligations to the named executive officers under any of its nonqualified defined benefit retirement plans.

PENSION BENEFITS TABLE FOR 2010

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Brian Duperreault	Qualified Retirement Plan	3.0	$110,092	$0
	Benefit Equalization Plan	3.0	360,621	0
	Supplemental Retirement Plan	3.0	113,037	0

	Total		583,749

Vanessa A. Wittman	Qualified Retirement Plan	2.3	27,770	0
	Benefit Equalization Plan	2.3	64,769	0
	Supplemental Retirement Plan	2.3	18,889	0

	Total		111,428
Daniel S. Glaser	Qualified Retirement Plan	13.0	96,715	0
	Benefit Equalization Plan	13.0	176,787	0
	Supplemental Retirement Plan	13.0	53,145	0

	Total		326,646

David A. Nadler (3)	Qualified Retirement Plan	10.5	340,357	0
	Benefit Equalization Plan	10.5	727,818	0
	Supplemental Retirement Plan	10.5	261,930	0

	Total		1,330,105

M. Michele Burns	Qualified Retirement Plan	4.8	94,596	0
	Benefit Equalization Plan	4.8	254,492	0
	Supplemental Retirement Plan	4.8	88,449	0

	Total		437,537
1.	Represents years of benefit accrual service as of December 31, 2010. Mr. Glaser’s 13.0 years of service includes 9.9 years of service for his prior period of service with Marsh from July 1982 through May 1992.

2.	Assumptions used in the calculation of these amounts, other than retirement age, which has been assumed for purposes of this table to be 65 years, are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2011.

3.	Dr. Nadler is eligible for early retirement benefits. His early retirement benefits are separately quantified in the table included in the “Potential Payments Upon Termination or Change in Control” section (page 51).

Nonqualified Deferred Compensation

The Company maintains the Supplemental Savings and Investment Plan (the “SSIP”), a nonqualified deferred compensation plan that coordinates with the Company’s 401(k) Savings & Investment Plan to give eligible participants the opportunity to defer compensation on a pre-tax basis in addition to what is allowed under the tax-qualified plan. Under the SSIP, selected participants who have reached any one of the limitations set forth in the Internal Revenue Code under the Company’s 401(k) Savings & Investment Plan may, at their election, defer up to 30% of their base salary and notionally invest this amount in any or all of the plan’s notional investment alternatives. These alternatives consist of a variety of mutual funds and units of the Company’s common stock. Participants in the SSIP may change their investment elections at any time, both as to future deferrals and existing balances; however, once a participant notionally invests an amount in units of the Company’s common stock, that amount cannot be reallocated to any other notional investment. After a participant completes one year of service with the Company, the Company provides matching credits at the same rate as the Company’s 401(k) Savings & Investment Plan. The Company’s senior executives are eligible to participate in the SSIP. Ms. Wittman did not participate in the SSIP in 2010.

NONQUALIFIED DEFERRED COMPENSATION TABLE FOR 2010

Name	Plan Name	12/31/09 Closing Balance ($)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Brian Duperreault	SSIP	$72,249	$45,300	$22,650	$10,131	$0	$150,329
Vanessa A. Wittman	None	0	0	0	0	0	0
Daniel S. Glaser	SSIP	0	45,333	22,650	6,568	0	74,551
David A. Nadler	SSIP	414,192	30,300	15,150	90,419	0	550,061
M. Michele Burns	SSIP	165,054	36,300	18,150	21,817	0	241,321

1.	Amounts reported in this column are also reported in the “All Other Compensation” column in the Summary Compensation Table on page 40.

2.	Aggregate earnings are based upon the performance of a variety of mutual funds and shares of Company common stock. Because these earnings are based upon actual market performance, they are not considered above-market or preferential for purposes of the SEC rules. Therefore, none of the amounts reported in this column are reportable in the Summary Compensation Table (page 40).

Potential Payments Upon Termination or Change in Control

The following table sets forth the estimated payments and benefits to be provided to our named executive officers in the event of the specified termination of employment and upon a change in control of the Company. In accordance with SEC rules, this table assumes that the relevant triggering event occurred on December 31, 2010, the last business day of the last completed fiscal year, and that the market price of the Company’s common stock was the closing stock price as of December 31, 2010 ($27.34 per share).

Except for Mr. Duperreault, the employment letter for each named executive officer provides that the named executive officer will participate in the Company’s Senior Executive Severance Pay Plan. In general, the Senior Executive Severance Pay Plan provides for cash severance solely in the event of an involuntary termination of employment “without cause” (as described below) or, within the two-year period following a change in control of the Company, either by the successor entity without cause or by the participant for a termination of employment for “good reason” (as described below). In addition, each such named executive officer is entitled to specified benefits upon death or “disability” (as described below).

Cash severance under the Senior Executive Severance Pay Plan is equal to:

•	one times annual base salary, plus the average of the annual bonuses paid to the participant for each of the three prior calendar years; and

•	a pro rata bonus for the year of termination.

The plan also provides 12 months of outplacement services and continued medical and dental coverage for 12 months at active employee rates. Severance and benefits are conditioned on the participant’s having properly and timely executed and delivered to us a valid, irrevocable, confidential waiver and release of claims agreement (including restrictive covenants) in a form satisfactory to the Company. The cash severance amounts included in this table reflect the employment arrangements in effect on December 31, 2010.

Mr. Duperreault’s employment arrangements did not then and do not currently provide for cash severance or 12 months of outplacement services. The provisions applicable to Mr. Duperreault’s equity-based awards in the event of specified terminations are described in the “Employment Arrangements” section (page 42).

The Company’s 2000 Senior Executive Incentive and Stock Award Plan and 2000 Employee Incentive and Stock Award Plan also provide that in the event of a change in control of the Company, all equity-based awards granted before March 16, 2007 become fully vested and exercisable, and any restrictions contained in the terms and conditions of the awards lapse. As described in the “Risk and Reward Features of Executive Compensation Corporate Governance Policies” section (pages 28 and 29) of the “Compensation Discussion and Analysis,” the terms of equity-based awards granted after March 15, 2007 contain a “double-trigger” change-in-control vesting provision, which has been included in the terms of our proposed equity-based compensation plan described under Item 3 on page 62 and which requires a change in control of the Company followed by a specified termination of employment in order for accelerated vesting to occur. In addition, these plans provide that, if any equity-based award that vests as a result of a change in control of the Company is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will make a payment to the extent necessary to restore the participant to the same after-tax position had such excise tax not been imposed. Cash severance payments are not eligible for this tax reimbursement benefit. This reimbursement provision will be eliminated under the terms of our proposed equity-based compensation plan described under Item 3 on page 62. In addition, our senior executives’ employment letters and the Senior Executive Severance Pay Plan do not contain such a reimbursement provision.

	Total Cash Payment ($) (1)	Unvested Stock Awards ($) (2)	Unvested Option Awards ($) (2)	Excise Tax Reimburse- ment ($) (3)	Accumulated Dividend Equivalents on Outstanding Stock Units	Welfare and Retirement Benefits ($) (4) (5) (6)	Total ($)
Brian Duperreault
Involuntary termination without cause or termination for good reason	$0	$14,359,624	$14,086,755	N/A	$152,447	$32,973	$28,631,799
Involuntary termination without cause or termination for good reason upon change in control	0	11,625,624	14,086,755	$0	152,447	32,973	25,897,799
Death or Disability	0	14,359,624	14,086,755	N/A	152,447	5,629	28,604,455
Vanessa A. Wittman
Involuntary termination without cause	2,800,000	739,656	0	N/A	15,295	44,439	3,599,390
Involuntary termination without cause or termination for good reason upon change in control	2,250,000	1,649,231	3,824,978	0	41,471	44,439	7,810,118
Death or Disability	0	1,649,231	3,824,978	N/A	41,471	706	5,516,386
Daniel S. Glaser
Involuntary termination without cause or termination for good reason	7,750,000	2,161,200	6,971,313	N/A	76,224	43,433	17,002,169
Involuntary termination without cause or termination for good reason upon change in control	6,500,000	2,161,200	6,971.313	0	76,224	43,433	15,752,169
Death or Disability	2,250,000	2,161,200	6,971,313	N/A	76,224	0	11,458,736
David A. Nadler
Involuntary termination without cause or termination for good reason	3,616,000	2,594,265	1,972,618	N/A	20,735	1,594,864	9,798,483
Involuntary termination without cause or termination for good reason upon change in control	3,616,000	2,594,265	1,972,618	0	20,735	1,594,864	9,798,483
Early retirement	0	2,594,265	1,972,618	N/A	20,735	1,564,287	6,151,905
Death or Disability	1,500,000	2,594,265	1,972,618	N/A	20,735	0	6,087,618
M. Michele Burns
Involuntary termination without cause or termination for good reason	3,971,500	2,715,710	3,443,035	N/A	64,709	30,577	10,225,531
Involuntary termination without cause or termination for good reason upon change in control	3,934,000	2,715,710	3,443,035	0	64,709	30,577	10,188,031
Death or Disability	1,500,000	2,715,710	3,443,035	N/A	64,709	0	7,723,453

As of December 31, 2010, none of the named executive officers, except Dr. Nadler, were eligible for benefits or payments under our U.S. retirement program upon an early or normal retirement.

1.	The following table sets forth the calculation of amounts shown in the “Total Cash Payment” column of the table above. For purposes of this calculation, because this table assumes that termination of employment occurs at year-end, the amount shown in the “Pro Rata Bonus” column of the table below is equal to the individual’s actual bonus for the entire year.

Name	Termination Reason	Base Salary ($)	Average or Target Bonus ($)	Total ($)	Severance Multiplier	Total Severance ($) (a)	Pro Rata Bonus ($) (b)	Total Cash Payment ($)
Brian Duperreault	Involuntary	N/A	N/A	N/A	0.0	$0	$0	$0
	Involuntary after Change in Control	N/A	N/A	N/A	0.0	0	0	0
	Death or Disability						0	0
Vanessa A. Wittman	Involuntary	$750,000	$750,000	$1,500,000	1.0	1,500,000	1,300,000	2,800,000
	Involuntary after Change in Control	750,000	750,000	1,500,000	1.0	1,500,000	750,000	2,250,000
	Death or Disability						0	0
Daniel S. Glaser	Involuntary	1,000,000	3,250,000	4,250,000	1.0	4,250,000	3,500,000	7,750,000
	Involuntary after Change in Control	1,000,000	3,250,000	4,250,000	1.0	4,250,000	2,250,000	6,500,000
	Death or Disability						2,250,000	2,250,000
David A. Nadler	Involuntary	750,000	1,366,000	2,116,000	1.0	2,116,000	1,500,000	3,616,000
	Involuntary after Change in Control	750,000	1,366,000	2,116,000	1.0	2,116,000	1,500,000	3,616,000
	Early retirement							0
	Death or Disability						1,500,000	1,500,000
M. Michele Burns	Involuntary	850,000	1,584,000	2,434,000	1.0	2,434,000	1,537,500	3,971,500
	Involuntary after Change in Control	850,000	1,584,000	2,434,000	1.0	2,434,000	1,500,000	3,934,000
	Death or Disability						1,500,000	1,500,000

(a)	Reflects amounts payable by the Company in the form of a lump-sum as soon as practicable following termination of employment, subject to the individual’s execution of a general release of claims for the benefit of the Company and further subject to any required delay in payment under Section 409A of the Internal Revenue Code.

(b)	“Pro Rata Bonus” amounts, if any, are payable by the Company at the same time as annual bonuses for the applicable year are paid to the Company’s senior executives generally, subject to the individual’s execution of a general release for the benefit of the Company and further subject to any required delay in payment under Section 409A of the Internal Revenue Code.

2.	Reflects equity-based awards, with respect to Company common stock, outstanding as of December 31, 2010. The value of performance-based restricted stock units is shown at target performance.

3.	Upon a change in control of the Company, if any outstanding equity-based award that vests as a result of the change in control is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will make a lump-sum payment to the extent necessary to restore the named executive officer to the same after-tax position had such excise tax not been imposed. The amounts in the table are calculated based on an excise tax rate of 20%, applicable federal, state and local taxes, and the effect on federal taxes of the state tax deduction and phase-out of itemized deductions. Because this table assumes that the change in control event occurred on December 31, 2010, the calculation assumes a “base amount” covering years 2005 through 2009 inclusive, as applicable.

4.	All of the named executive officers are entitled to continue receiving company-sponsored health insurance for 12 months. To receive such benefits they are required to contribute at the same level as similarly situated active employees. All of the named executive officers except Mr. Duperreault are entitled to receive outplacement services for a period of 12 months.

5.	The amounts reported in this column, where applicable, include matching the Company’s 401(k) Savings & Investment Plan contributions made by the Company that would vest in the event of a change of control of the Company.

6.	Dr. Nadler is the only named executive officer eligible for early retirement, as indicated in the “Defined Benefit Retirement Program” section (page 48). If Dr. Nadler had retired from the Company effective December 31, 2010, the present value of his accumulated pension benefits would have been $1,564,287, and he would have been entitled to payment of his account balances under the Company’s 401(k) Savings & Investment Plan and the SSIP.

Termination of Employment

Upon any termination of employment, including a termination for “cause” or without “good reason,” a named executive officer will receive any accrued pay and regular post-employment benefits under the terms of the applicable plans. The amounts reported in the table above do not include payments and benefits that are provided on a nondiscriminatory basis to all employees generally upon termination of employment, including:

•	Salary through the date of termination and accrued but unused vacation time;

•	Post-employment group medical benefit continuation at the employee’s cost;

•	Welfare benefits provided to all U.S. retirees, including retiree medical and dental insurance;

•	Distributions of defined benefit plan benefits, whether or not tax-qualified (our U.S. retirement program is described in the “Defined Benefit Retirement Program” section (page 48));

•

Distributions of tax-qualified defined contribution plans and nonqualified deferred compensation plans (the nonqualified deferred compensation plans are described in the “Nonqualified Deferred Compensation” section (page 50)); and

•	Vested benefits.

The Senior Executive Severance Pay Plan defines “cause” as the participant’s: (i) willful failure to substantially perform the duties consistent with his or her position which is not remedied within 10 days after receipt of written notice from the Company specifying such failure; (ii) willful violation of any written Company policy, including but not limited to, the Company’s Code of Business Conduct & Ethics; (iii) commission at any time of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (iv) unlawful use (including being under the influence) or possession of illegal drugs; (v) gross negligence or willful misconduct which results in, or could reasonably be expected to result in, a material loss to the Company or material damage to the reputation of the Company; or (vi) violation of any statutory or common law duty of loyalty to the Company, including the commission at any time of any act of fraud, embezzlement, or material breach of fiduciary duty against the Company.

Mr. Duperreault’s employment agreement defines “cause” as (i) any willful refusal to follow lawful directives of the Board, which are consistent with the scope and nature of his duties and responsibilities; (ii) conviction of, or plea of guilty or nolo contendere to, a felony or of any crime involving moral turpitude, fraud or embezzlement; (iii) any gross negligence or willful misconduct resulting in a material loss to the Company or any of its subsidiaries, or material damage to the reputation of the Company or any of its subsidiaries; (iv) any material breach of any one or more of the covenants contained in his employment agreement; or (v) any violation of any statutory or common law duty of loyalty to the Company or any of its subsidiaries.

The Senior Executive Severance Pay Plan defines “good reason” as (i) a material reduction in the participant’s base salary; (ii) a material reduction in the participant’s annual incentive opportunity (including a material adverse change in the method of calculating the participant’s annual incentive); (iii) a material diminution of the participant’s duties, responsibilities or authority; or (iv) a relocation of more than 50 miles from the participant’s office location in effect immediately prior to the change in control of the Company. This definition of “good reason” only applies during the 24-month period following a change in control of the Company.

Mr. Duperreault’s employment agreement defines “good reason” as: (i) a material diminution in his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by his employment agreement; (ii) any removal from his position as President and Chief Executive Officer; or his removal or the failure to re-elect him as a member of the Board (other than in connection with an action or inaction which constitutes “cause”); (iii) any failure by the Company to comply with the provisions of his employment agreement pertaining to his level of compensation; (iv) failure by the Company to comply with any other material provisions of the employment agreement; (v) change in his principal work location to more than 50 miles from his current work location; or (vi) his no longer serving as the chief executive officer, reporting to the board of directors, of the top-tier “parent company” resulting from a change in control.

The employment letters for Mr. Glaser, Dr. Nadler and Ms. Burns define “Permanent Disability” as occurring when it is determined (by the Company’s disability carrier for the primary long-term disability plan or program applicable to the named executive officer because of his or her employment with the Company) that the named executive officer is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

Mr. Duperreault’s employment agreement defines “Disability” as occurring when he is prevented from performing satisfactorily his obligations under his employment agreement for a period of at least 90 consecutive days or 180 nonconsecutive days within any 365-day period.

Change in Control

As described in the “Risk and Reward Features of Executive Compensation Corporate Governance Policies” section (pages 28 to 29), the terms of equity-based awards granted after March 15, 2007 contain a “double-trigger” change-in-control vesting provision, which requires a change in control of the Company followed by a specified termination of employment for accelerated vesting to occur. Under the double-trigger provision, which has been included in the terms of our proposed equity-based compensation plan described under Item 3 on page 62, a change in control of the Company by itself would not cause an employee’s equity-based award to vest, so long as the award is assumed or replaced on equivalent terms. In that case, vesting would continue pursuant to the award’s original vesting schedule unless, in addition to the change in control, the employee’s employment terminates without “cause” or for “good reason” during the 24 months following the change in control. Our equity incentive plans also have an excise tax reimbursement provision providing that, if any equity-based award that vests as a result of a change in control is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, a payment would be made to the participant as necessary to restore such individual to the same after-tax position had such excise tax not been imposed. Our proposed equity-based compensation plan described under Item 3 on page 62 does not contain such a reimbursement provision.

The change-in-control provisions included in our Senior Executive Severance Pay Plan and in Mr. Duperreault’s employment agreement also require a “double trigger.” We believe that requiring a “double trigger,” rather than providing severance payments (or vesting of equity-based awards, in the case of Mr. Duperreault, who is not entitled to any cash severance) solely on the basis of a change in control, is more consistent with the purpose of encouraging the continued employment of the senior executive following a change in control.

Neither the Senior Executive Severance Pay Plan nor Mr. Duperreault’s employment agreement or employment letter contains an excise tax reimbursement provision.

We use the same definition of “change in control” in the equity incentive plans, the Senior Executive Severance Pay Plan and Mr. Duperreault’s employment agreement.

The applicable definitions of “cause” and “good reason” in connection with equity-based awards for our named executive officers are similar to those described above in “Termination of Employment.”

Restrictive Covenants

Each of our named executive officers is subject to nonsolicitation covenants that prohibit him or her from:

•	soliciting any customer or client with respect to a competitive activity; and

•	soliciting or employing any employee for the purpose of causing the employee to terminate employment.

Each of the named executive officers, except for Ms. Wittman, is also subject to noncompetition covenants that prohibit him or her from engaging in a competitive activity.

For Mr. Duperreault, the noncompetition and nonsolicitation period is 24 months from the date of termination of employment. For Mr. Glaser, Dr. Nadler, Ms. Burns and Ms. Wittman (solely with respect to nonsolicitation), this period is 12 months from the date of termination of employment.

In addition, at all times prior to and following his or her termination of employment, our named executive officers are subject to a confidentiality covenant.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information Table

The following table sets forth information as of December 31, 2010, with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)(2)	(b) Weighted- average exercise price of outstanding options, warrants and rights (2)(3)($)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
Equity compensation plans approved by stockholders	17,351,620(4)	$28.01	17,389,211(5)(8)
Equity compensation plans not approved by stockholders	47,223,488(6)	30.03	33,524,182(7)(8)
Total	64,575,108	29.33	50,913,393(8)

(1)	This column reflects shares subject to outstanding and unexercised options granted over the last ten years under the 2000 Senior Executive Incentive and Stock Award Plan and 2000 Employee Incentive and Stock Award Plan. This column also contains information regarding the equity awards specified in notes (4) and (6) below. There are no warrants or stock appreciation rights outstanding.

(2)	The number of shares that may be issued during the current offering periods under stock purchase plans, and the weighted-average exercise price of such shares, are uncertain and consequently not reflected in columns (a) and (b). The number of shares to be purchased will depend on the amount of contributions with interest accumulated under these plans as of the close of each purchase period during the current offering periods and the value of a share of Company common stock on each purchase date. An estimate of the number of shares subject to purchase during the current offering period for the 1999 Employee Stock Purchase Plan is 1,131,831 shares. An estimate of the number of shares subject to purchase during the current offering periods which mature in 2011 for the Stock Purchase Plan for International Employees, Stock Purchase Plan for French Employees, Save as You Earn Plan (U.K.), Irish Savings Related Share Option Scheme 2001 and the Share Participation Schemes for employees in Ireland is 352,684 shares. The shares remaining available for future issuance in column (c) include any shares that may be acquired under all current offering periods for these stock purchase plans. Further information regarding shares available for issuance under these plans is set forth in the first bullet in each of notes (5) and (7) below.

(3)	The weighted-average exercise price in column (b) does not take into account the awards referenced in notes (4) and (6) below.

(4)	Includes 2,283,184 shares that may be issued to settle outstanding restricted stock unit, deferred stock unit and deferred bonus unit awards under the 2000 Senior Executive Incentive and Stock Award Plan and predecessor plans and programs as well as other deferred compensation obligations under the Directors’ Stock Compensation Plan and the Supplemental Savings & Investment Plan, a nonqualified deferred compensation plan providing benefits to employees whose benefits are limited under the Company’s 401(k) Savings & Investment Plan.

(5)	Includes the following:

•

6,036,073 shares available for future awards under the 1999 Employee Stock Purchase Plan, a stock purchase plan qualified under Section 423 of the Internal Revenue Code. Employees may acquire shares at a discounted purchase price (which may be no less than 95% of the market price of the stock on the relevant purchase date) on four quarterly purchase dates within the one-year offering period with the proceeds of their contributions plus interest accumulated during the respective quarter.

•

7,757,400 shares available for future awards under the 2000 Senior Executive Incentive and Stock Award Plan. Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, deferred bonus units, dividend equivalents, stock bonus, performance awards and other unit-based or stock-based awards. Consistent with plan terms, the shares available for future awards includes shares previously forfeited, canceled, exchanged or surrendered, including shares surrendered to satisfy withholding tax on restricted stock unit distributions.

•	2,847,379 shares available for future deferrals directed into share units under the Supplemental Savings & Investment Plan described in note (4) above.

•	748,359 shares available for future awards under the Directors’ Stock Compensation Plan. Awards may consist of shares, deferred stock units and dividend equivalents.

(6)	Includes 18,905,788 shares that may be issued to settle outstanding restricted stock unit, deferred stock unit and deferred bonus unit awards under the 2000 Employee Incentive and Stock Award Plan and predecessor plans and programs.

(7)	Includes the following:

•

12,534,868 shares available for future awards under the Stock Purchase Plan for International Employees, Stock Purchase Plan for French Employees, Save as You Earn Plan (U.K.), and Irish Savings Related Share Option Scheme 2001.

•

19,681,439 shares available for future awards under the 2000 Employee Incentive and Stock Award Plan. Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, deferred bonus units, dividend equivalents, stock bonus, performance awards and other unit-based or stock-based awards. Consistent with plan terms, the shares available for future awards include shares previously forfeited, canceled, exchanged or surrendered, including shares surrendered to satisfy withholding tax on restricted stock unit distributions.

•

173,768 shares available for future awards under the Share Participation Schemes for employees in Ireland, which reflects an adjustment for the use of shares acquired in the open market (rather than from the plan’s share authorization) to satisfy awards in prior years. Awards are made in shares of stock.

•

916,667 shares available for future awards, and 217,440 shares that may be issued to settle outstanding awards, under the Special Severance Pay Plan. Awards consist of stock units and dividend equivalents.

(8)	In accordance with SEC rules, the table above shows the number of shares of our common stock available for issuance under our current equity plans as of the end of the 2010 fiscal year. In connection with our proposed equity-based compensation plan described under Item 3 beginning on page 62, we are providing in this footnote 8 the number of shares of our common stock available for issuance under our current equity plans as of March 21, 2011.

As of March 21, 2011, after additional grants as well as the settlement of restricted stock/units, option exercises, cancellations, forfeitures and shares withheld for taxes that occurred after the end of fiscal 2010, the shares available for future issuance and shares to be issued upon the exercise or the settlement of outstanding equity awards under the 2000 Senior Executive Incentive and Stock Award Plan were as follows:

•	5,849,838 shares available for making future grants;
•	16,451,859 shares underlying outstanding options, with a weighted-average exercise price of $27.94 and a weighted-average remaining contractual term of 6.4 years;
•	655,997 outstanding restricted stock units; and
•	203,062 outstanding performance stock units.

As of March 21, 2011, after additional grants as well as the settlement of restricted stock/units, option exercises, cancellations, forfeitures and shares withheld for taxes that occurred after the end of fiscal 2010, the shares available for future issuance and shares to be issued upon the exercise or the settlement of outstanding equity awards under the 2000 Employee Incentive and Stock Award Plan were as follows:

•	17,323,202 shares available for making future grants;
•	26,066,508 shares underlying outstanding options, with a weighted-average exercise price of $30.04 and a weighted-average remaining contractual term of 4.2 years;
•	15,878,814 outstanding restricted stock units; and
•	184,461 outstanding performance stock units.

As of March 21, 2011, the total number of shares available for making future grants under both of these plans is 23,173,040.

The material features of the Company’s compensation plans that have not been approved by stockholders and under which Company shares are authorized for issuance are described below. Any such material plans under which awards in Company shares may currently be granted are included as exhibits to, or incorporated by reference in, the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

•

Stock Purchase Plan for International Employees, Stock Purchase Plan for French Employees, Save As You Earn Plan (U.K.) and Irish Savings Related Share Option Scheme.  Eligible employees may elect to contribute to these plans through regular payroll deductions over an offering period which varies by plan from one to five years. On each purchase date, generally the end of the offering period, participants may receive their contributions plus interest in cash or use that amount to acquire shares of stock at a discounted purchase price. Under the Stock Purchase Plan for International Employees, the purchase price may be no less than 95% of the market price of the stock on each of four quarterly purchase dates within the one-year offering period. Under the U.K. and Irish Plans, the purchase price may be no less than

95% of the market price of the stock at the beginning of the offering period. Under the French Plan, the purchase price may be no less than 95% of the market price of the stock at the end of the offering period.

•

2000 Employee Incentive and Stock Award Plan and predecessor plans and programs.  The terms of the 2000 Employee Incentive and Stock Award Plan are described in Note 9 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011. The 2000 Employee Incentive and Stock Award Plan replaced the 1997 Employee Incentive and Stock Award Plan, the terms of which are described in Note 7 to the Company’s consolidated financial statements for the fiscal year ended December 31, 1999, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2000. No future awards may be granted under any predecessor plan or program.

•

Share Participation Schemes for employees in Ireland.  Eligible participants may elect to acquire shares of stock at market price by allocating their bonus and up to an equivalent amount of their basic salary. The acquired shares are held in trust and generally may not be transferred for two years following their acquisition. The initial value of any shares held in trust for more than three years is not subject to income tax.

•

Special Severance Pay Plan.  Under this plan, certain holders of restricted stock or awards in lieu of restricted stock with at least ten years of service will receive payment in shares upon forfeiture of their award if their employment with the Company or one of its subsidiaries terminates. The amount of the payment is based on years of service, with the individual receiving up to a maximum of 90% of the value of the restricted shares after 25 years of service, and is subject to execution of a nonsolicitation agreement. Grants made on or after January 1, 2007, are not eligible for treatment under this plan.

TRANSACTIONS WITH MANAGEMENT AND OTHERS;

OTHER INFORMATION

The Company has adopted specific policies and procedures regarding Board review and approval or ratification of certain transactions between the Company and its directors, executive officers and others. See the discussion under the caption “Review of Related-Person Transactions” appearing at page 8 of this proxy statement.

Mr. Peter Zaffino is President and Chief Executive Officer of Guy Carpenter, a subsidiary of the Company. Garrett Benton, brother-in-law of Peter Zaffino and a senior vice president of Guy Carpenter, received compensation totaling approximately $165,000 in 2010. Mr. Jonathan Zaffino, Peter Zaffino’s brother, was hired effective March 1, 2010 as the Global Risk Management Casualty Leader of Marsh USA Inc. Jonathan Zaffino received compensation totaling approximately $292,000 in 2010.

Dr. David Nadler is Vice Chairman, Office of the CEO, of the Company. His brother, Mark Nadler, is a partner of the Company’s subsidiary Oliver Wyman Delta and in 2010 earned compensation of approximately $380,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of the the Company’s common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company’s common stock. The Company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. In 2010, all Section 16(a) filing requirements applicable to such individuals were complied with.

ITEM 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year, subject to stockholder ratification. Deloitte & Touche will audit our consolidated financial statements for fiscal year 2011 and perform other services. Deloitte & Touche acted as the Company’s independent registered public accounting firm for the year ended December 31, 2010. A Deloitte & Touche representative will be present at the 2011 annual meeting of stockholders, and will have an opportunity to make a statement and to answer your questions.

The affirmative vote of a majority of the shares of the Company’s common stock present or represented and entitled to vote at the annual meeting is required to ratify the appointment of Deloitte & Touche LLP. Unless otherwise directed in the proxy, the persons named in the proxy will vote FOR the ratification of Deloitte & Touche LLP.

The Board of Directors recommends that you vote FOR this proposal.

Fees of Independent Registered Public Accounting Firm

For the fiscal years ended December 31, 2010 and 2009, fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates were as follows:

	($ in ‘000s)
	2010		2009
Audit Fees	$20,477		$20,345

Includes audits of the effectiveness of the Company’s internal control over financial reporting at December 31, 2010 and 2009, audits of consolidated financial statements and reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, statutory reports and regulatory audits.

Audit-Related Fees	3,567	(1)	1,864
Includes audits of employee benefit plans, computer- and control-related audit services, agreed-upon procedures, merger and acquisition assistance and accounting research services.

Tax Fees	1,373	(1)	624
Includes tax compliance and other services not related to the audit.

All Other Fees	10		50
Includes consulting fees related to outsourcing projects.

Total	$25,428		$22,884

(1)	Includes services related to the Company’s sale of Kroll.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services provided by Deloitte & Touche LLP to the Company and its subsidiaries. The policy provides the guidelines necessary to adhere to the Company’s commitment to auditor independence and compliance with relevant laws, regulations and guidelines relating to auditor independence. The policy contains a list of prohibited non-audit services, and sets forth four categories of permitted services (Audit, Audit-Related, Tax and Other), listing the types of permitted services in each category. All of the permitted services require pre-approval by the Audit Committee. In lieu of Audit Committee pre-approval on an engagement-by-engagement basis, each category of permitted services, with reasonable detail as to the types of services contemplated, is pre-approved as part of the annual Audit Committee budget approved by the Audit Committee. Permitted services not contemplated during the budget process must be presented to the Audit Committee for approval prior to the commencement of the relevant engagement. The Audit Committee chair, or, if he is not available, any other member of the Committee, may grant approval for any such engagement if approval is required prior to the next scheduled meeting of the Committee. Any such approvals are reported to the Audit Committee at its next meeting. At least twice a year, the Audit Committee is presented with a report showing amounts billed by the independent registered public accounting firm compared to the budget approvals for each of the categories of permitted services. The Committee reviews the suitability of the pre-approval policy at least annually.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of the five directors named below. Each member of the Committee is independent as required by the Company, the listing standards of the NYSE and the SEC’s audit committee independence rules. The primary function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities with respect to the integrity of the Company’s financial statements; the qualifications, independence and performance of the Company’s independent auditors; the performance of the Company’s internal audit function; and compliance by the Company with legal and regulatory requirements. The Committee operates pursuant to a charter approved by the Board of Directors.

Management is responsible for the Company’s financial statements, the overall reporting process and the system of internal control, including internal control over financial reporting. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles in the United States and expressing an opinion on our internal control over financial reporting as of the end of our fiscal year.

In performing their oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them, and on the representations made, by management and Deloitte & Touche. The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence.

During 2010, the Audit Committee executed its oversight function through a series of meetings and teleconferences with management and Deloitte & Touche. The Audit Committee also reviewed and discussed with management and Deloitte & Touche the Company’s audited financial statements as of and for the year ended December 31, 2010, as well as matters related to internal control over financial reporting and the processes that support the Company’s reporting of financial results. The Committee also discussed with Deloitte & Touche the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard AU Section 380 (Communication with Audit Committees) and Rule 2-07 of SEC Regulation S-X. The Committee has received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, has considered whether the provision of other non-audit services by Deloitte & Touche to the Company is compatible with maintaining Deloitte & Touche’s independence and has discussed with Deloitte & Touche that firm’s independence.

Based upon the review and discussions described in this report, the Committee recommended to the Board, and the Board approved, that the audited financial statements and management’s annual report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC. The Committee has also selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011. The Board of Directors concurred with that selection and has recommended this selection to the Company’s stockholders for ratification.

Submitted by the Audit Committee

of the Board of Directors

Leslie M. Baker, Jr.	Bruce P. Nolop
Zachary W. Carter	Marc D. Oken (Chair)
H. Edward Hanway

ITEM 3

APPROVAL OF MARSH & McLENNAN COMPANIES, INC.

2011 INCENTIVE AND STOCK AWARD PLAN

•	Stockholders are being asked to approve a consolidated equity incentive plan to replace our two current equity incentive plans.

•	The consolidated plan will:

•	retain the remaining share authority under our current plans creating a single share pool for grant flexibility and

•	add stockholder-friendly provisions.

•	Stockholders are NOT being asked to authorize any additional shares.

Overview

The Board of Directors has determined that it would be in the long-term interests of the Company and our stockholders to adopt the Marsh & McLennan Companies, Inc. 2011 Incentive and Stock Award Plan (the “2011 Plan”), which would replace our two current equity incentive plans. A consolidated equity incentive plan will combine and retain the remaining share authority under each of the two current plans to create a single share pool for grant flexibility and allow us to add stockholder-friendly plan provisions, including by memorializing certain existing practices. Stockholders are NOT being asked to authorize any additional shares.

We currently maintain two equity incentive plans, the Marsh & McLennan Companies, Inc. 2000 Senior Executive Incentive and Stock Award Plan and the Marsh & McLennan Companies, Inc. 2000 Employee Incentive and Stock Award Plan (together, the “2000 Plans”). The Board of Directors believes that the 2000 Plans have served as an important part of the Company’s overall compensation program and have been effective in attracting and retaining high-caliber executives and employees. In order to fully utilize the existing share authority prior to seeking stockholder approval for additional shares, we are asking stockholders to approve this combined plan at this time.

The 2011 Plan has been designed to build upon the effectiveness of the 2000 Plans, with further enhancements, including the stockholder-friendly items noted below.

•	Removal of the provision for excise tax gross-ups.

•	Addition of a provision that allows the Company to “claw back” outstanding or already settled awards to the extent required by law or permitted by any applicable Company policy or arrangement.

•	Addition of the following provisions, which memorialize our current practices:

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No repricing of options (or purchasing underwater options for cash) without stockholder approval. This is intended to be consistent with and in furtherance of the prohibition against option exchanges without stockholder approval adopted in conjunction with stockholder approval of the option exchange in 2005.

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No acceleration of outstanding awards in connection with a change in control so long as such awards are assumed, converted or replaced upon the change in control on an equivalent basis; vesting will only occur on a “double-trigger” basis (i.e., only upon a termination of employment without “cause” or for “good reason” within 24 months following the change in control). For further detail of our current practice, please see the description in “Compensation of Executive Officers—Compensation Discussion & Analysis—Compensation Principles, Policies and Practices—Risk and Reward Features of Executive Compensation Corporate Governance Policies” beginning on page 28.

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Vesting over a minimum period of three years for all new awards (unless it is an award subject to performance conditions, in which case the minimum vesting period is one year). For further detail of our current practice, please see the description in “Compensation of Executive Officers—Compensation Discussion & Analysis—Compensation Principles, Policies and Practices—Risk and Reward Features of Executive Compensation Corporate Governance Policies” beginning on page 28.

¡	Accumulate all dividend equivalents with respect to restricted stock units (i.e., payment only if the underlying units vest and settle).

¡	No dividend equivalents awarded in connection with the grant of stock options.

¡	No term of nonqualified stock options can exceed ten years from the date of grant.

The 2011 Plan is designed to attract and retain the services of talented employees, thereby furthering the long-term interests of the Company and our stockholders. Subject to stockholder approval, on March 17, 2011, the Board of Directors, on the recommendation of the Compensation Committee, unanimously approved the 2011 Plan. The Board of Directors believes that an effective equity compensation program is a key component of our compensation philosophy and requests that the stockholders approve the 2011 Plan.

The 2011 Plan will retain the share authority of the 2000 Plans as of the date the 2011 Plan is approved by stockholders. As of March 21, 2011, there were approximately 23.2 million shares of the Company’s common stock available for future awards under the 2000 Plans, not including shares of the Company’s common stock that may be forfeited, canceled, exchanged or surrendered without the delivery of shares under outstanding awards. Upon stockholder approval of the 2011 Plan, the 2011 Plan will become effective immediately and will replace the Company’s existing plans for new grants.

If the 2011 Plan is not approved by stockholders, it will not be adopted and we will continue to grant awards under the 2000 Plans.

Description of the 2011 Plan

The 2011 Plan is attached as Exhibit B to this proxy statement. This section summarizes the principal terms and conditions of the 2011 Plan. This summary of the 2011 Plan is subject, in all respects, to the actual terms and conditions of the 2011 Plan.

Eligibility

Employees of the Company and its subsidiaries and affiliates are eligible to receive awards under the 2011 Plan. As of December 31, 2010, there were approximately 51,000 employees who would be eligible to receive awards under the Plan. On average, approximately 2,300 employees received awards under the 2000 Plans in each of the past three years.

Administration

The Plan shall be administered by the Compensation Committee (the “Committee”).

Awards under the 2011 Plan Used in Current Practice

General. Under the 2011 Plan, the Committee is authorized to grant a variety of awards. Our current practice is to grant nonqualified stock options (“NQSOs”) and restricted stock units (including restricted stock units subject to performance conditions). Restricted stock units are typically granted with rights to dividend equivalents, which are accumulated and payable if and when the underlying restricted stock units vest. These award types are described immediately below.

Nonqualified Stock Options. The per share exercise price of a stock option (other than a substitute award) may not be less than the higher of (1) the mean between the high and low selling prices of the

Company’s common stock on the date immediately prior to the grant date (or, if the New York Stock Exchange was not open that day, the next preceding day that the New York Stock Exchange was open for trading and the Company’s common stock was traded) and (2) the par value of the Company’s common stock. No stock option may be exercisable more than ten years after the grant date.

Restricted Stock Units. The Committee may impose restrictions, including performance restrictions, on restricted stock units which may lapse as the Committee deems appropriate. Upon expiration of the restriction period, and, if applicable, achievement of the performance criteria, participants who hold restricted stock units will receive cash or shares of the Company’s common stock. Upon termination of employment during the restriction period, any restricted stock units held by the participant will be forfeited, unless otherwise provided by the Committee.

Dividend Equivalents. The Committee may grant dividend equivalents in connection with another award (other than stock options). Dividend equivalents are accumulated and payable only if the underlying award vests.

Other Awards Available under the 2011 Plan

General. Under the 2011 Plan, the Committee is also authorized to grant the following types of awards: incentive stock options (“ISOs”), stock appreciation rights (“SARs”), restricted stock, performance awards, other stock-based or unit-based awards and stock as a bonus or in lieu of other cash awards.

Incentive Stock Options. ISOs are similar to NQSOs; the primary distinction between them is in how they are taxed. Please see the description of NQSOs above for information generally applicable to stock options, including ISOs. For the tax characteristics of NQSOs versus ISOs, please see the “U.S. Federal Income Tax Consequences of Awards” section below.

Stock Appreciation Rights. An SAR is the right to receive an amount equal to the excess of the fair market value of the shares underlying the SAR over the base price of the SAR. The Committee determines the terms of each SAR at the time of the grant. No SAR may have a base price less than the fair market value of the stock on the date the SAR is granted. Unless otherwise determined by the Committee, an SAR granted in tandem with an NQSO may be granted at the time of the grant of the related NQSO or anytime thereafter and an SAR granted in tandem with an ISO may only be granted at the time of the grant of the related ISO. No SAR may have a term longer than ten years.

Restricted Stock. The Committee may impose restrictions on restricted stock, which restrictions may lapse as the Committee deems appropriate. Participants who hold restricted stock will have the right to vote such shares and have the right to receive dividends. The dividends paid on restricted stock will be paid in cash or in additional shares of restricted stock. Upon termination of employment during the restriction period, any restricted stock held by the participant will be forfeited, unless otherwise provided by the Committee.

Performance Awards. In addition to the restricted stock units subject to performance conditions described above, the Committee may grant any type of award subject to performance criteria.

Qualified Performance Based Compensation and Internal Revenue Code Section 162(m). If the Committee grants performance awards to certain senior executives under the 2011 Plan, which the Committee intends to qualify as “qualified performance based compensation” under Section 162(m) of the Internal Revenue Code, then such awards will only become earned and payable if preestablished objective performance goals relating to one or more of the following performance measures are achieved during a performance period, as determined by the Committee: earnings per share; revenues; cash flows; cash flow return on investment; return on assets, return on investment, return on capital, return on equity; identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans; operating margin; net income; net operating income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; total stockholder return; economic value created; and any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including the S&P 500® index or other indexes or groups of comparable companies referenced in the Company’s proxy statement. Such targets may relate to the Company as a whole and/or specified subsidiaries, affiliates or business units or ventures of the Company (except with respect to total stockholder return and earnings per share). The Committee may, in its discretion, reduce the amount of such a performance award but may not increase an amount payable with respect to such a performance award.

Stock Awards in Lieu of Cash. The Committee may award shares of Company common stock as a bonus or in lieu of Company commitments to pay cash under other plans or compensatory arrangements.

Minimum Vesting Requirements

Unless otherwise provided by the Committee, service-vesting awards will vest over a minimum period of three years and performance-vesting awards will vest over a minimum period of one year.

Change in Control

If a participant’s employment is terminated by the Company without cause, or by the participant with good reason, within 24 months following a change in control transaction, all outstanding awards will become fully exercisable and vested, and any restrictions applicable to any award will automatically lapse. However, if any outstanding awards are not assumed, converted or replaced upon a change in control on an equivalent basis, the outstanding awards will become fully exercisable and vested, and any restrictions applicable to any award will automatically lapse, upon the effectiveness of the change in control. With respect to performance awards, unless the Committee specifies otherwise, performance conditions shall be determined based on the actual performance as of the fiscal year-end immediately preceding the Change in Control or, if there has been no fiscal year end subsequent to the grant of the award and prior to the Change in Control, then performance conditions shall be deemed satisfied at target performance.

Transferability

The 2011 Plan provides that, except as described in the following sentence, no award granted under the 2011 Plan may be transferred by the individual to whom it is granted, other than by will or by the laws of descent and distribution or by designation of a beneficiary and that, during the individual’s lifetime, each award will be exercisable only by the individual or by the individual’s guardian or legal representative. The Committee may permit awards (other than ISOs and awards granted in tandem with ISOs) to be transferred to a participant’s immediate family members, a trust for the benefit of such immediate family members, partnerships in which such family members are the only parties, or other transfers deemed by the Committee to be not inconsistent with the purposes of the 2011 Plan.

Amendment and Termination

The Board of Directors may amend, alter, suspend, discontinue or terminate the 2011 Plan or the Committee’s authority to grant awards under the 2011 Plan. However, participant approval must be obtained for any change that would materially adversely affect the rights of a participant under an award granted under the 2011 Plan, except if the change is necessary to comply with applicable law. Following the occurrence of a change in control, the Board of Directors may not terminate or amend the 2011 Plan in any manner adverse to participants who have received awards under the 2011 Plan.

Shares Available for Issuance

The 2011 Plan will retain the share authority of the 2000 Plans as of the date the 2011 Plan is approved by stockholders. As of March 21, 2011, there were approximately 23.2 million shares of the Company’s common stock available for future awards under the 2000 Plans which represents 4.2% of common shares outstanding. Shares of the Company’s common stock subject to an award granted under the 2011 Plan or the 2000 Plans that are forfeited, canceled, exchanged or surrendered without the delivery of such shares will be available for reissuance under the 2011 Plan, including any such shares of the Company’s common stock that are tendered or withheld in payment of an exercise price or for withholding taxes. The Committee may make determinations for the counting of shares to ensure appropriate counting, avoid double counting (such as in the case of tandem or substitute awards), and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted. During any fiscal year, a participant may not be granted more than 2,000,000 shares, subject to adjustment as described below, pursuant to stock options, stock appreciation rights or performance awards.

Adjustments

If a dividend or other distribution, recapitalization, forward or reverse split, merger, consolidation or other corporate event or transaction (more fully described in Section 5(d) of the 2011 Plan) affects shares of the Company’s common stock in such a way that an adjustment is determined to be appropriate in order to preserve the value of awards under the 2011 Plan, the Committee must, in such manner as it may deem equitable, adjust:

•	the number and kinds of shares of the Company’s common stock that may be issued under the 2011 Plan;

•	the number and kinds of shares of the Company’s common stock subject to outstanding awards;

•	the grant, purchase or exercise price with respect to any award; and

•	the number and kinds of shares of the Company’s common stock set forth as the annual per-person limitation.

Run Rate and Overhang

The Company’s compensation program is designed to attract and retain the most highly qualified and capable professionals while motivating them to lead the Company in ways that promote the long-term interests of our stockholders. In utilizing equity for our long-term incentive compensation awards, we consider that the other elements of our employees’ compensation are generally paid in the form of cash and the importance of seeking the appropriate balance between those forms. In addition, when analyzing the impact of utilizing equity on our stockholders, we consider the Company’s “run rate” (on both a gross and net basis) and “overhang.”

Run rate provides a measure of the potential dilutive impact of the Company’s equity award program. “Gross run rate” is defined as the number of shares underlying awards granted plus the number of shares underlying awards assumed upon acquisition (if any), divided by weighted average common shares outstanding. “Net run rate” is the gross run rate with the numerator reduced by awards canceled, forfeited or expired. Our gross and net run rates, for each of the past three fiscal years (2010, 2009 and 2008), on a 3-year average basis, and as of the record date (March 21, 2011) are shown in the table below.

	Fiscal Year			3-Year Average	2011 Year to Date as of March 21, 2011
	2010	2009	2008
Gross Run Rate	2.5%	2.6%	2.4%	2.5%	1.5%
Net Run Rate	0.4%	0.7%	0.0%	0.4%	1.2%

Awards Granted
Stock Options	6,108,549	4,274,436	2,852,098	4,411,694	2,795,959
Restricted Stock/Units*	7,592,009	9,145,126	9,234,186	8,657,107	5,345,202

Total	13,700,558	13,419,562	12,086,284	13,068,801	8,141,161

Awards Canceled, Forfeited or Expired
Stock Options	(9,011,192)	(8,596,051)	(10,234,075)	(9,280,439)	(1,262,866)
Restricted Stock/Units	(2,444,572)	(1,182,078)	(1,886,867)	(1,837,839)	(125,258)

Total	(11,455,764)	(9,778,129)	(12,120,942)	(11,118,278)	(1,388,124)

Weighted Average Number of Shares Outstanding—Basic (in millions)	540	522	514	525	544

*	Includes performance stock units.

Overhang measures the potential dilutive effect of all outstanding equity awards and shares available for future grants. “Total overhang” is defined as the total number of shares underlying outstanding awards plus shares available for grant, divided by common shares outstanding plus the number of shares underlying outstanding awards plus the number of shares available for grant. “Actual overhang” is the total overhang with both the numerator and denominator reduced by shares available for grant. Our total and actual overhang, as of the record date (March 21, 2011) and as of each of the past two fiscal year-ends (2010 and 2009) are shown in the table below.

	As of March 21, 2011	As of Fiscal Year-End
		2010	2009
Total Overhang	13.0%	14.2%	15.2%
Actual Overhang	9.7%	10.3%	11.3%

Outstanding Awards
Stock Options	42,518,367	43,386,136	46,364,115
Restricted Stock/Units*	16,349,130	18,823,001	21,200,213

Total	58,867,497	62,209,137	67,564,328

Shares Available for Grant	23,173,040	27,438,839	27,127,912

Number of Shares Outstanding—Basic (in millions)	548	541	530

*	Includes performance stock units.

New Plan Benefits

Any awards under the 2011 Plan will be at the discretion of the Committee. Therefore, it is not possible at present to determine the amount or form of any award that will be available for grant to any individual during the term of the 2011 Plan or that would have been granted during the last fiscal year had the 2011 Plan been in effect.

U.S. Federal Income Tax Consequences of Awards

The following discussion is intended only as a general summary of the U.S. federal income tax consequences to participants in the 2011 Plan. It does not discuss all of the tax consequences that may be relevant to participants in light of particular tax circumstances. The discussion is based on provisions of the Internal Revenue Code and regulations, administrative rulings and judicial decisions now in effect, all of which are subject to change at any time, possibly with retroactive effect, or to different interpretations. The discussion does not address tax consequences under the laws of any state, locality or foreign jurisdiction.

Nonqualified Stock Options and Restricted Stock Units

Our current practice is to grant our employees two types of awards: nonqualified stock options and restricted stock units (including restricted stock units subject to performance conditions). Restricted stock units are typically granted with rights to dividend equivalents. The tax treatment of these awards are described below.

Nonqualified Stock Options. An optionee will not recognize any taxable income upon the grant of an NQSO, and the Company will not be entitled to a tax deduction with respect to the grant of an NQSO. Upon exercise of an NQSO, the excess of the fair market value of the underlying shares of Company common stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee’s tax basis for the shares received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise price. Special rules apply in the event that all or a portion of the exercise price is paid in the form of shares of Company common stock.

In the event of a sale of shares received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.

Restricted Stock Units. The grant of an award of restricted stock units will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such an award, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

Dividend Equivalents. A participant will recognize ordinary income when dividend equivalents are paid to the participant, in an amount equal to the cash and the fair market value of any shares of Company common stock paid to the participant, less any amounts paid for the shares. The Company generally will be entitled to a corresponding tax deduction when the participant recognizes ordinary income.

Other Awards

In addition to NQSOs and restricted stock units, our employees can also be granted incentive stock options, stock appreciation rights, restricted stock and other stock-based and unit-based awards. The tax treatment of these awards is described below.

Incentive Stock Options. An optionee will not recognize any taxable income at the time of grant or timely exercise of an ISO, and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a “disqualifying disposition,” as described below. In addition, the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be an item of income for purposes of the optionee’s alternative minimum tax.

A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

Stock Appreciation Rights. Generally, the participant who receives a freestanding SAR will not recognize taxable income at the time it is granted, and the Company will not be entitled to a tax deduction with respect to the grant of a stand-alone SAR. The amount of cash, or the value of stock received upon exercise of the SAR will be taxed as ordinary income to the participant at the time it is received and the Company will be entitled to a deduction equal to the amount of ordinary income the participant is required to recognize as a result of the exercise.

Restricted Stock. A participant will not recognize any income upon the receipt of restricted stock unless the participant elects under Section 83(b) of the Internal Revenue Code within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the

Company. If the election is not made, the participant will generally recognize ordinary income on the date that the stock is no longer subject to restrictions, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.

Generally, upon a sale or other disposition of Company common stock or restricted stock with respect to which the participant has recognized ordinary income (i.e., the restrictions were previously removed or a Section 83(b) election was previously made), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the participant’s basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

Other Stock-Based and Unit-Based Awards. A participant will recognize ordinary income when other stock-based and unit-based awards are paid to the participant, in an amount equal to the cash and the fair market value of any shares of Company common stock paid to the participant, less any amounts paid for the shares. The Company generally will be entitled to a corresponding tax deduction when the participant recognizes ordinary income.

Deferred Compensation and Internal Revenue Code Section 409A. The 2011 Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code, and the provisions of the 2011 Plan and any award documents and election forms will be interpreted in a manner that satisfies these requirements. If any provision of the 2011 Plan or any term or condition of any award or election form would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Nevertheless, we cannot guarantee that the operation of the 2011 Plan will eliminate all risk that a participant may be required to pay additional taxes or interest under Section 409A with respect to awards granted under the 2011 Plan.

The Board of Directors Recommends that you vote FOR the 2011 Plan.

ITEM 4

ADVISORY (NONBINDING) VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to approve, in a nonbinding vote, the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with the disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth herein.

The Dodd-Frank Act requires us to hold the advisory vote on executive compensation at least once every three years. This advisory vote on executive compensation is not binding on our Board of Directors. However, the Board will take into account the result of the vote when determining future executive compensation arrangements. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

As described in the Compensation Discussion and Analysis section, our executive compensation policies and programs are designed to attract and retain the most highly qualified and capable professionals while motivating them to lead the Company and our diverse businesses in ways that promote the long-term interests of our stockholders. Our pay-for-performance philosophy emphasizes variable compensation that is linked with key corporate priorities, tangible financial and strategic results and stockholder returns. The Compensation Discussion and Analysis section beginning on page 25 provides a more detailed discussion of our executive compensation programs.

Stockholders are being asked to vote on the following resolution:

RESOLVED, that the stockholders of Marsh & McLennan Companies approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, which disclosure includes the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in the Company’s 2011 annual meeting proxy statement.

The Board of Directors recommends that you vote FOR the advisory (nonbinding) vote approving executive compensation.

ITEM 5

ADVISORY (NONBINDING) VOTE ON FREQUENCY

OF THE VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act enables our stockholders to indicate how frequently they believe we should conduct the advisory vote on the compensation of our named executive officers, as disclosed pursuant to the applicable disclosure rules of the SEC. By voting on this Item 5, stockholders may indicate whether they would prefer an advisory vote on the compensation of our named executive officers, commonly known as a “say-on-pay” proposal, every one, two or three years. Stockholders may also abstain.

In considering their vote, stockholders may wish to review the information on the Company’s compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis section beginning on page 25.

The Board believes that the Company’s compensation practices are sound and embody an appropriate long-term perspective. Although the Board of Directors believes a triennial say-on-pay vote (i.e., every three years) is aligned with the long-term focus of our executive compensation programs, we recognize that some of our stockholders might welcome the opportunity to communicate more frequently with the Board and the Compensation Committee regarding the Company’s pay practices and may view the say-on-pay vote mechanism as the best way to do so.

The Board of Directors therefore recommends a vote for AN ANNUAL SAY-ON-PAY VOTE.

This advisory vote is not binding upon the Board of Directors. However, our Board values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct an advisory say-on-pay vote on the compensation of our named executive officers.

Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Stockholders may choose among the four choices set forth above. If no choice receives a majority of the shares entitled to vote and present in person or represented by proxy, then the choice of frequency that receives the highest number of “FOR” votes will be considered the advisory vote of the stockholders.

ITEM 6

STOCKHOLDER PROPOSAL: SHAREHOLDER ACTION BY WRITTEN CONSENT

William Steiner, 112 Abbottsford Gate, Piermont, New York 10968, the beneficial owner of 3,800 shares of Marsh & McLennan Companies common stock, has notified the Company that he or John Chevedden, his proxy, intends to present the following proposal at the annual meeting:

6–Shareholder Action by Written Consent

RESOLVED, Shareholders hereby request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting (to the fullest extent permitted by law).

Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A study by Harvard professor Paul Gompers supports the concept that shareholder dis-empowering governance features, including restrictions on shareholder ability to act by written consent, are significantly related to reduced shareholder value.

We gave 48%-support to this proposal topic at our 2010 annual meeting. Shareholder proposals often receive greater support in their second submission.

The merit of this Shareholder Action by Written Consent proposal should also be considered in the need for improvement in our company’s 2010 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, an independent investment research firm said there were high concerns regarding our executive’s pay. CEO Brian Duperreault’s non-equity incentive pay rose from $3 million in 2008 to $4.5 million in 2009—a considerable increase considering our company’s share price decreased over three years.

Mr. Duperreault received a mega-grant of 1,300,000 stock options in 2009 with a low exercise price of $19.05 (down from $27.28 in 2008). Market-priced stock options can provide rewards due to a rising stock market alone, regardless of CEO performance. Our CEO also received such generous perks as personal use of corporate jets (including related tax gross-ups).

Our following directors were marked as “Flagged (Problem) Directors” by The Corporate Library due to their Marsh & McLennan board tenure when MMC was sued by the State Attorney General for alleged bid rigging, price fixing, and kickbacks: Gwendolyn King, Stephen Hardis, Adele Simmons, Oscar Fanjul, Morton Schapiro and Ian Lang. Our entire Nomination and Executive Pay committees were filled with “Flagged (Problem) Directors.”

Nonetheless “Flagged Director” Ian Lang will become our Chairman in 2011. Adele Simmons had 32-years tenure (independence concern) and was allowed on our Nomination Committee. Oscar Fanjul attracted our highest negative votes and was on our Executive Pay Committee. Our board was the only significant directorship for six of our directors. This could indicate a lack of current transferable director experience for one-half of our directors.

Directors with long-tenure of 12 to 32 years held 80% of the seats on our Nomination Committee and 50% of the seats on our Executive Pay Committee. As tenure increases independence declines.

Please encourage our board to respond positively to this proposal to help improve our company’s performance: Shareholder Action by Written Consent—Yes on 6.

The Board of Directors recommends that you vote AGAINST

the proposal for the following reasons:

In the judgment of the Board, it is not necessary nor is it in the best interests of the Company and its stockholders to permit action by written consent. Allowing action by written consent, without holding stockholder meetings, would enable a group of stockholders to act without giving notice to, or issuing any disclosure of the issues at hand, to other stockholders. This would also deprive stockholders of a valuable forum for discussion and the opportunity for stockholders to debate, to take issue with the actions of other stockholders, and to make relevant inquiries about the corporation’s business and the appropriateness of the action being taken. In addition, frequent or inappropriate use of the written consent mechanism could distract or prevent the Board and management from effectively managing the Company.

In 2009, the Board amended our by-laws to allow stockholders of record of at least twenty percent (20%) of the voting power of the Company’s outstanding common stock to call a special meeting, so that stockholders can raise matters on an expedited basis instead of waiting for an annual meeting. In formulating the twenty percent threshold, the Board took into account views expressed by stockholders during the proxy solicitation process in order to strike a balance between the right to call a special meeting and the need for prudent safeguards and responsible use of company resources. This special meeting provision provides increased stockholder access and voice while maintaining procedural elements that protect minority stockholder interests. In addition, the Company maintains open lines of communication with its stockholders and is committed to adopting and following best practices in corporate governance.

The Board further believes that this proposal should be viewed in the context of the numerous corporate governance enhancements that the Board has already implemented. In fact, in 2010, the Company received a “Low Concern” Governance Risk Indicator from RiskMetrics Group in the area of Shareholder Rights.

The range of corporate governance actions taken by the Board includes:

A.	Board Structure

•	Board Independence. All of the Company’s directors are independent, with the exception of our CEO, who is the only member of management serving on the Board.

•	Independent Chairman. The Company maintains separate roles of chief executive officer and chairman of the Board as a matter of policy. An independent director acts as Chairman of the Board.

•

Offer to Resign upon Change in Circumstances. Pursuant to our Guidelines for Corporate Governance, any director undergoing a significant change in personal or professional circumstances must offer to resign from the Board.

B.	Election of Directors /Right of Stockholders to Call Special Meetings

•	Majority Voting in Director Elections. The Company’s by-laws provide that in uncontested elections, director candidates must be elected by a majority of the votes cast.

•

Stockholder Right to call Special Meetings. The Company’s by-laws allow stockholders of record of at least twenty percent (20%) of the voting power of the Company’s outstanding common stock to call a special meeting.

C.	Shareholder Rights Plan

•	Expiration of Poison Pill. The Board allowed a prior Rights Agreement to expire without renewal.

D.	Declassification of Board

•	Annual Election of Directors. The Company’s charter provides for the annual election of directors.

E.	Compensation Practices

•

Compensation Structure for Independent Directors. The Company’s director compensation structure is transparent to investors and does not provide for meeting fees or retainers for non-chair committee membership.

•

Stockholder Approval of Severance Agreements. The Company is required as a matter of policy to obtain stockholder approval for severance agreements with certain senior executive officers that provide for cash severance that exceeds 2.99 times his or her base salary and three-year average annual bonus award.

•

“Double-Trigger” Condition for Vesting of Equity-Based Awards upon a Change in Control. A “double-trigger” condition applies to the vesting of all equity-based awards granted after March 15, 2007 upon a change in control of the Company.

•	Bonus “Clawback” Policy. The Company may as a matter of policy recoup (or “claw back”) certain executive bonuses in the event of misconduct leading to a financial restatement.

F.	Equity Ownership Requirements

•

Senior Executive Equity Ownership Requirements. The Company maintains equity ownership standards requiring senior management to acquire, within five years, company equity with a value equal to a multiple of base salary.

•	Director Equity Ownership Requirements. Directors are required to acquire and hold a minimum of $100,000 worth of the Company’s common stock within three years of joining the Board.

The Company’s current corporate governance structure is a sound one that is reviewed regularly to consider governance developments and best practices. The Board believes that allowing stockholder action by written consent is unnecessary in light of the numerous corporate governance mechanisms already in place.

For these reasons, the Board of Directors recommends that you vote AGAINST this proposal.

SUBMISSION OF STOCKHOLDER PROPOSALS AND OTHER ITEMS OF BUSINESS FOR 2012 ANNUAL MEETING

Stockholder Proposals under Rule 14a-8

Pursuant to Rule 14a-8, if a stockholder wants the Company to include a proposal in our proxy statement and form of proxy for presentation at our 2012 annual meeting of stockholders, the proposal must be received by us at our principal executive offices at 1166 Avenue of the Americas, New York, NY 10036-2774, not later than December 1, 2011. The proposal must be sent to the attention of our Corporate Secretary, and must comply with all relevant SEC requirements.

Other Stockholder Proposals

Article II, Section 2.10, of our by-laws sets forth certain requirements that a stockholder must follow if the stockholder wants to nominate a person for election as director or propose an item of business (“other stockholder business”) under the by-laws at an annual meeting of stockholders. To properly bring the nomination or other stockholder business before an annual meeting, the proponent must be a stockholder of record both at the time the relevant notice of proposal is submitted and at the time of the annual meeting and be entitled to vote at the annual meeting, and comply with certain notice procedures. In the case of other stockholder business, the business must otherwise be a proper matter for stockholder action in accordance with law, the Company’s Certificate of Incorporation and the Company’s by-laws. The notice of proposal (nominating a person for election as director or proposing other stockholder business) also must comply with certain procedures regarding timeliness and form. The notice must be delivered to the Corporate Secretary at our principal executive offices at 1166 Avenue of the Americas, New York, NY 10036-2774, within the same time frame as described above under “Board of Directors and Committees—Stockholder Nominations for Director Candidates.” Among other things, the notice of proposal must provide: (i) certain information about the proposing stockholder; (ii) certain information about the person nominated for director (as applicable) and (iii) if proposing other stockholder business, certain information regarding the proposing stockholder’s interest in such business. Details on the information required to be submitted with any notice of proposal are set forth in Article II, Section 2.10 of the Company’s by-laws.

EXHIBIT A

As discussed more fully in “General Industry and Financial Services Surveys” on page 30, the Compensation Committee reviewed executive compensation data from two subsets of companies that participated in an executive compensation survey conducted in 2010 by Towers Watson & Co., an independent compensation consulting firm. The Compensation Committee’s review was based on executive compensation data as of March 31, 2010, as compiled by Towers Watson from the companies listed below.

General Industry Subset of Survey Participants

AFLAC	Dow Chemical	Johnson Controls	Prudential Financial
Agilent Technologies	DTE Energy	Kellogg	Public Service Enterprise Group
Air Products and Chemicals	Duke Energy	KeyCorp	Quest
Alcoa	DuPont	Kimberly-Clark	SAIC
Allergan	Eastman Chemical	Kohl's	Sempra Energy
Allstate	Eaton	L-3 Communications	Sherwin-Williams
Ameren	Ecolab	Lincoln Financial	SLM
American Electric Power	Edison International	Lockheed Martin	Southern Company Services
American Express	El Paso Corporation	Loews	Spectra Energy
Ameriprise Financial	Eli Lilly	Lorillard Tobacco	Sprint Nextel
Anadarko	EMC	Marriott International	Starbucks
Applied Materials	Entergy	Masco	Starwood Hotels & Resorts
Automatic Data Processing	Exelon	MasterCard	State Street
Ball	Express Scripts	Mattel	Stryker
Bank of New York Mellon	Fifth Third Bancorp	McGraw-Hill	SunTrust Banks
Baxter International	FirstEnergy	MeadWestvaco	Textron
BB&T	Fluor	Medtronic	Thermo Fisher Scientific
BD	Fortune Brands	MetLife	Time Warner
Best Buy	Freeport-McMoRan Copper & Gold	Monsanto	Time Warner Cable
C.H. Robinson Worldwide	Gap	Motorola	Travelers
Cameron International	General Dynamics	Murphy Oil	Tyco Electronics
Capital One Financial	General Mills	Newmont Mining	U.S. Bancorp
CareFusion	Genworth Financial	NIKE	Union Pacific
Carnival	Genzyme	Norfolk Southern	United States Steel
CenterPoint Energy	Gilead Sciences	Northeast Utilities	Unum Group
CenturyLink	Goodrich	Northrop Grumman	VF Corporation
CIGNA	H.J. Heinz	NRG Energy	Viacom
Colgate-Palmolive	Harley-Davidson	Owens-Illinois	Washington Post
Comcast	Hartford Financial Services	Parker Hannifin	Waste Management
ConAgra Foods	Hershey	Pitney Bowes	Western Digital
Consolidated Edison	Hess	PNC Financial Services	Weyerhaeuser
Constellation Energy	Honeywell	PPG Industries	Whirlpool
Corning	Hormel Foods	PPL	Xcel Energy
CSX	Humana	Praxair	Yahoo!
Darden Restaurants	International Paper	Principal Financial	Yum! Brands
Devon Energy	ITT - Corporate	Progress Energy
Dominion Resources	Jacobs Engineering	Progressive Corporation
Financial Services Subset of Survey Participants

AFLAC	CIGNA	MasterCard	State Street
Allstate	Fifth Third Bancorp	MetLife	SunTrust Banks
American Express	Genworth Financial	PNC Financial Services	Travelers
Ameriprise Financial	Hartford Financial Services	Principal Financial	U.S. Bancorp
Bank of New York Mellon	KeyCorp	Progressive Corporation	Unum Group
BB&T	Lincoln Financial	Prudential Financial
Capital One Financial	Loews	SLM

A-1

EXHIBIT B

MARSH & McLENNAN COMPANIES, INC.

2011 INCENTIVE AND STOCK AWARD PLAN

B-i

MARSH & McLENNAN COMPANIES, INC.

2011 INCENTIVE AND STOCK AWARD PLAN

1.	Purposes	B-1
2.	Definitions	B-1
3.	Administration.	B-4
	(a) Authority of the Committee	B-4
	(b) Manner of Exercise of Committee Authority	B-4
	(c) Limitation of Liability	B-5
4.	Eligibility	B-5
	(a) Generally	B-5
	(b) Annual Per-Person Limitation Applicable to Certain Awards	B-5
5.	Stock Subject to the Plan; Adjustments	B-5
	(a) Shares Reserved	B-5
	(b) Manner of Counting Shares	B-6
	(c) Type of Shares Distributable	B-6
	(d) Adjustments	B-6
6.	Specific Terms of Awards	B-7
	(a) General	B-7
	(b) Options	B-7
	(c) SARs	B-7
	(d) Restricted Stock	B-8
	(e) Restricted Stock Units	B-8
	(f) Stock Bonuses and Stock Awards in Lieu of Cash Awards	B-9
	(g) Dividend Equivalents	B-9
	(h) Other Stock-Based Awards	B-9
	(i) Unit-Based Awards	B-9
7.	Certain Provisions Applicable to Awards	B-9
	(a) Stand-Alone, Additional, Tandem, and Substitute Awards	B-9
	(b) Terms of Awards	B-9
	(c) Form of Payment Under Awards	B-9
	(d) Buyouts	B-10
	(e) Cancellation and Rescission of Awards	B-10
	(f) Awards to Participants Outside the United States	B-10
8.	Performance Awards	B-10
	(a) Performance Conditions	B-10
	(b) Performance Awards Granted to Designated Covered Employees	B-10
	(c) Written Determinations	B-11
	(d) Status of Section 8(b) Awards Under Section 162(m) of the Code	B-11
9.	Change in Control Provisions	B-12
	(a) Acceleration Upon Termination Following a Change in Control	B-12
	(b) Change in Control and Performance Awards	B-12
	(c) “Change in Control” Defined	B-12
	(d) “Change in Control Price” Defined	B-13
10.	General Provisions	B-13
	(a) Compliance with Legal and Exchange Requirements	B-13
	(b) Nontransferability	B-13
	(c) No Right to Continued Employment	B-13
	(d) Taxes	B-13
	(e) Changes to the Plan and Awards	B-14
	(f) No Rights to Awards; No Rights to Additional Payments; No Stockholder Rights	B-14
	(g) Unfunded Status of Awards and Trusts	B-14
	(h) Nonexclusivity of the Plan	B-15
	(i) No Fractional Shares	B-15

B-ii

(j) Governing Law	B-15
(k) Effective Date and Approval Date	B-15
(l) Term of the Plan	B-15
(m) Section 409A of the Code	B-15
(n) Cancellation or “Clawback” of Awards in Case of Certain Financial Restatements	B-15
(o) Titles and Headings; Certain Terms	B-15
(p) Data Protection	B-16

B-iii

MARSH & McLENNAN COMPANIES, INC.

2011 INCENTIVE AND STOCK AWARD PLAN

1. Purposes. The purposes of the 2011 Incentive and Stock Award Plan are to advance the interests of Marsh & McLennan Companies, Inc. and its stockholders by providing a means to attract, retain, and motivate executives and employees of the Company and its Subsidiaries and Affiliates, and to strengthen the mutuality of interest between such executives and employees and the Company’s stockholders. This Plan shall be the successor to the Marsh & McLennan Companies, Inc. 2000 Senior Executive Incentive and Stock Award Plan and the Marsh & McLennan Companies, Inc. 2000 Employee Incentive and Stock Award Plan.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Committee as a participating employer under the Plan; provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of voting stock of such entity or at least 20% of the ownership interests in such entity.

(b) “Approval Date” means Approval Date as defined in Section 10(k).

(c) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Bonus or Stock Award in Lieu of Cash, Dividend Equivalent, Other Stock-Based Award, or Unit-Based Award, including Performance Awards granted to a Participant under the Plan.

(d) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(e) “Beneficiary” means the person, persons, trust, or trusts which have been designated by such Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Participant, or, if there is no designated Beneficiary or surviving designated Beneficiary (or if any designation is not effective under applicable law), then the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, with respect to any Participant:

(i) willful failure of the Participant to substantially perform the duties consistent with his or her position which is not remedied within 30 days after receipt of written notice from the Company specifying such failure;

(ii) willful violation of any written Company policies including the Company’s code of business conduct & ethics;

(iii) commission at any time of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude;

(iv) unlawful use (including being under the influence) or possession of illegal drugs;

(v) any gross negligence or willful misconduct resulting in a material loss to the Company or any Subsidiaries, or material damage to the reputation of the Company or any Subsidiaries; or

(vi) any violation of any statutory or common law duty of loyalty to the Company or any Subsidiaries, including the commission at any time of any act of fraud, embezzlement, or material breach of fiduciary duty against the Company or any Subsidiaries.

(h) “Change in Control” means Change in Control as defined with related terms in Section 9.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(j) “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan. The Committee shall consist solely of two or more directors of the Company.

(k) “Company” means Marsh & McLennan Companies, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(l) “Covered Employee” means Covered Employee as defined in Section 8(d).

(m) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock or to periodic distributions on other specified equity securities of the Company or any Subsidiary or Affiliate. Dividend Equivalents may only be awarded in connection with another Award (other than an Option), are accumulated, become payable only if the underlying Award vests and are paid at or after the vesting date.

(n) “Effective Date” means Effective Date as defined in Section 10(k).

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(p) “Fair Market Value” means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the Fair Market Value of Stock as of any given date shall mean the per share value of Stock as determined by using the mean between the high and low selling prices of such Stock on the immediately preceding date (or, if the NYSE was not open that day, the next preceding day that the NYSE was open for trading and the Stock was traded) as reported for such date in the table titled “NYSE-Composite Transactions,” contained in The Wall Street Journal or an equivalent successor table.

(q) “Good Reason” means, with respect to any Participant, any one of the following events (without the Participant’s consent):

(i) a material reduction in such Participant’s base salary;

(ii) a material reduction in such Participant’s annual incentive opportunity (including a material adverse change in the method of calculating such Participant’s annual incentive);

(iii) a material diminution of such Participant’s duties, responsibilities, or authority; or

(iv) a relocation of more than 50 miles from such Participant’s principal place of employment immediately prior to the Change in Control;

provided that such Participant provides the Company with written notice of his or her intent to terminate his or her employment for Good Reason within 60 days of such Participant becoming aware of any circumstances set forth above (with such notice indicating the specific termination provision above on which such Participant is relying and describing in reasonable detail the facts and circumstances claimed to provide a basis for termination of his or her employment under the indicated provision) and that such Participant provides the Company with at least 30 days following receipt of such notice to remedy such circumstances.

(r) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(s) “NQSO” means any Option that is not an ISO.

(t) “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock. An Option may be either an ISO or an NQSO.

(u) “Other Stock-Based Award” means a right, granted to a Participant under Section 6(h), that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock or other securities of the Company or any Subsidiary or Affiliate, including, without limitation, rights convertible or exchangeable into Stock or such other securities, purchase rights for Stock or such other securities, and Awards with value or payment contingent upon performance of the Company, a Subsidiary, or Affiliate, or upon any other factor or performance condition designated by the Committee.

(v) “Participant” means a person who, as an officer, employee, or, solely with respect to Substitute Awards, a consultant or director, of the Company, a Subsidiary or Affiliate, has been granted an Award under the Plan.

(w) “Performance Award” means an Award of one of the types specified in Section 6 the grant, exercise, or settlement of which is subject to achievement of performance goals and other terms specified under Section 8.

(x) “Plan” means this 2011 Incentive and Stock Award Plan, as amended from time to time in accordance with its terms.

(y) “Preexisting Plans” mean the Marsh & McLennan Companies, Inc. 2000 Senior Executive Incentive and Stock Award Plan and the Marsh & McLennan Companies, Inc. 2000 Employee Incentive and Stock Award Plan and any other Company plan adopted prior to 2000 and approved by the Company’s stockholders that provides for the grant or award of equity-based compensation.

(z) “Qualified Member” means a member of the Committee who satisfies, among other things, the following conditions: (1) is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3); (2) is an “outside director” within the meaning of Treasury Regulation 1.162-27(e)(3) under Section 162(m) of the Code; and (3) is an “independent” member of the Board to the extent required by any applicable law or rules of the NYSE.

(aa) “Restricted Stock” means an award of shares of Stock to a Participant under Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

(bb) “Restricted Stock Unit” means an award, granted to a Participant under Section 6(e), representing the right to receive either Stock or cash or any combination thereof at the end of a specified deferral period.

(cc) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(dd) “Stock” means the common stock, $1.00 par value per share, of the Company or such other securities as may be substituted or resubstituted therefor pursuant to Section 5.

(ee) “Stock Appreciation Right” or “SAR” means the right, granted to a Participant under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, other Awards, or other property as specified in the Award or determined by the Committee.

(ff) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(gg) “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by, or held by employees, consultants, or directors of, a company or other entity or business acquired (directly or indirectly) by the Company, or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines.

(hh) “Unit-Based Award” means a unit, granted to a Participant under Section 6(i), with value or payment contingent upon performance of the Company, a Subsidiary, or an Affiliate, or upon any other factor or performance condition designated by the Committee.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select Participants to whom Awards may be granted;

(ii) to designate Affiliates;

(iii) to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate, the terms and conditions of any Award granted under the Plan (including any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(v) to determine whether, to what extent, and under what circumstances cash, Stock, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant, and whether to create trusts and deposit Stock or other property therein;

(vi) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

(ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to an Award intended to constitute qualified “performance-based compensation” within the meaning of Section 162(m) of the Code, may be taken either (i) by a subcommittee composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee with respect to the Plan or an Award Agreement shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and such other functions as the Committee may determine, to the extent permitted under applicable law and, with respect to any Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, to the extent performance of such function will not result in a subsequent transaction failing to be exempt under Rule 16b-3.

(c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4. Eligibility.

(a) Generally. Employees of the Company and Subsidiaries and Affiliates (including any director of the Company who is also an employee but excluding directors who are not employees) are eligible to be granted Awards under the Plan; provided that employees, consultants, or directors of a company or other entity or business acquired (directly or indirectly) by the Company, or any Subsidiary or Affiliate, or with which the Company or any Subsidiary or Affiliate combines, are eligible to be granted Substitute Awards under the Plan.

(b) Annual Per-Person Limitation Applicable to Certain Awards. In each fiscal year, during any part of which the Plan is in effect, a Participant may be granted (i) Options under Section 6(b), (ii) SARs under Section 6(c), and (iii) Performance Awards pursuant to Section 8(b), involving Awards under Sections 6(d), 6(e), 6(f), 6(h), or 6(i) relating, in the aggregate, to no more than two million shares of Stock, subject to adjustment as provided in Section 5(d). With respect to Performance Awards granted pursuant to Section 8(b) not relating to Stock at the date of grant (including Unit-Based Awards), the maximum amount payable to a Participant in settlement of such an Award in any fiscal year shall be the greater of the Fair Market Value of the number of shares of Stock specified in the preceding sentence (subject to adjustment) at the date of grant or at the date of settlement of the Performance Award (this limitation is separate and not affected by the limitation on shares of Stock set forth in the preceding sentence).

5. Stock Subject to the Plan; Adjustments.

(a) Shares Reserved. Subject to adjustment as hereinafter provided, the total number of shares of Stock reserved for issuance in connection with Awards under the Plan shall be the number of shares authorized and reserved for awards under the Preexisting Plans to the extent that such shares were available for grants of awards under the Preexisting Plans immediately prior to the Approval Date. There shall be added to the number of shares of Stock reserved for issuance under this Section 5(a) such shares that were subject to outstanding awards under the Preexisting Plans on the in such shares again being available for Awards under the Plan (as determined pursuant to Section 5(b)). No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares to which other then-outstanding Awards relate, exceeds the number of shares reserved under this Section 5(a). Shares of Stock issued under the Plan shall be counted against this limit in the manner specified in Section 5(b).

(b) Manner of Counting Shares. If any shares subject to an Award or Preexisting Plan award are forfeited, canceled, exchanged, or surrendered or such Award or award is settled in cash or otherwise terminates without a distribution of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of or tax obligation relating to such an Award or award and (ii) the number of shares equal to the number surrendered in payment of any exercise or purchase price of or tax obligation relating to any Award or award, such number of shares will again be available for Awards under the Plan. The Committee may make determinations and adopt regulations for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting (in the case of tandem awards or Substitute Awards), and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

(c) Type of Shares Distributable. Any shares of Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares, including shares acquired by purchase in the open market or in private transactions.

(d) Adjustments. In the event that any large, special, and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, or other similar transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards or, if deemed appropriate, make provisions for payment of cash or other property with respect to any outstanding Award, (iii) the exercise price, grant price, or purchase price relating to any Award, and (iv) the number and kind of shares of Stock set forth in Section 4(b) as the annual per-person limitation; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards (including Performance Awards and performance goals) in recognition of unusual or non-recurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of assets or all or part of businesses) affecting the Company or any Subsidiary, Affiliate, or business unit, or the financial statements thereof, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations, or business conditions or in view of the Committee’s assessment of the business strategy of the Company, a Subsidiary, Affiliate, or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that, unless otherwise determined by the Committee, no such adjustment shall be made if and to the extent that such adjustment would cause Options, SARs, or Performance Awards granted pursuant to Section 8(b) to Participants designated by the Committee as Covered Employees (as defined in Section 8(d)) to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Notwithstanding the foregoing, any actions taken pursuant to this Section 5(d) shall be made in a manner consistent with Section 409A of the Code, including any requirements or restrictions with regard to the adjustment of Options and SARs that are considered exempt from Section 409A.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Participant. Other than in connection with the grant of Substitute Awards or Awards subject to Section 7(f), and subject to the provisions of Section 9(a), (i) Awards that vest or become exercisable based on the achievement of service conditions shall be subject to a minimum three-year vesting period following the grant date of such Award; provided that the Award may vest in ratable installments during such period and (ii) Awards that vest or become exercisable based on the achievement of performance conditions (in addition to achievement of any service conditions) shall be subject to a minimum one-year vesting period following the grant date of such Award.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, however, that, except as provided in Section 7(a), such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option, and in no event shall the exercise price for the purchase of shares be less than par value.

(ii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including cash, Stock, other Awards, shares or units valued by reference to shares issued under any other plan of the Company or a Subsidiary or Affiliate (including shares or units subject to restrictions, so long as an equal number of shares issued upon exercise of the Option are subject to substantially similar restrictions), or notes or other property, and the methods by which Stock will be delivered or deemed to be delivered to Participants (including deferral of delivery of shares under a deferral arrangement).

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code.

(c) SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive with respect to each share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise, or the Change in Control Price as defined in Section 9(d)) over (2) the grant price of the SAR as of the date of grant of the SAR, which shall be not less than the Fair Market Value of one share of Stock on the date of grant of such SAR (or, in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii) Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including the right to vote Restricted Stock and the right to receive dividends thereon.

(ii) Forfeiture. Upon termination of employment (as determined by the Committee) during the applicable restriction period, Restricted Stock, and any accrued but unpaid dividends or Dividend Equivalents, that is or are then subject to a risk of forfeiture shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificate, and the Company may require the Participant to deliver a stock power, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred or the amount or value thereof automatically reinvested in additional Restricted Stock, Restricted Stock Units, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, subject to the following terms and conditions:

(i) Award and Restrictions. Delivery of Stock or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions as the Committee may impose, if any, at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(ii) Forfeiture. Upon termination of employment (as determined by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Units), or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units, and any accrued but unpaid Dividend Equivalents, that are at that time subject to a risk of forfeiture shall be forfeited;

provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units and any accrued but unpaid Dividend Equivalents will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units and any accrued but unpaid Dividend Equivalents.

(f) Stock Bonuses and Stock Awards in Lieu of Cash Awards. The Committee is authorized to grant Stock as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants in connection with another Award (other than an Option). The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents: (1) shall be accumulated and paid in cash if and when the underlying Award vests or (2) shall be deemed to have been reinvested in additional Stock, or other investment vehicles as the Committee may specify and in no event distributed prior to the vesting of the underlying Award.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants Other Stock-Based Awards that are deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, notes, or other property, as the Committee shall determine, subject to any required corporate action.

(i) Unit-Based Awards. The Committee is authorized to grant to Participants Unit-Based Awards that are deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be paid or settled in cash, Stock, other Awards, or property.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted as a Substitute Award or may be granted either alone or in addition to, or in tandem with, any other Award granted under the Plan or any award granted under any other plan of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of a Participant to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR, or purchase price of any Substitute Award shall be determined by the Committee, in its discretion, and may, to the extent the Committee determines necessary in order to preserve the value of such other award, be less than the Fair Market Value of a share on the date of grant of such Substitute Award.

(b) Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO, NQSO, or SAR (granted either alone or in tandem with another Award) exceed a period of ten years from the date of its grant (or, in the case of ISOs, such shorter period as may be applicable under Section 422 of the Code).

(c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

(d) Buyouts. Solely after receiving approval from the Company’s stockholders, the Committee may offer to buyout any outstanding Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine.

(e) Cancellation and Rescission of Awards. The Committee may provide in any Award Agreement that, in the event a Participant (1) violates a term of the Award Agreement or other agreement with or policy of the Company or a Subsidiary or Affiliate, (2) takes or omits to take actions that are deemed to be (a) in competition with the Company or its Subsidiaries or Affiliates, (b) an unauthorized solicitation of customers, suppliers, or employees of the Company or its Subsidiaries or Affiliates, or (c) an unauthorized disclosure or misuse of proprietary or confidential information of the Company or its Subsidiaries or Affiliates, or (3) takes or omits to take any other action as may be specified in the Award Agreement, then the Participant shall be subject to forfeiture of such Award or portion, if any, of the Award as may then remain outstanding and also to forfeiture of any amounts of cash, Stock, other Awards, or other property received by the Participant upon exercise or settlement of such Award or in connection with such Award during such period (as the Committee may provide in the Award Agreement) prior to the occurrence which gives rise to the forfeiture.

(f) Awards to Participants Outside the United States. The Committee may modify the terms of any outstanding or new Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to or take account of laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 7(f) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation.

8. Performance Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8(b) in the case of a Performance Award intended to qualify under Section 162(m) of the Code.

(b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to a person who is designated by the Committee as likely to be a Covered Employee (as hereinafter defined) should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8(b).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 8(b), which level may also be expressed in terms of a specified increase or decrease in the particular criteria compared to a past period. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries, Affiliates, business units, or ventures of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets, return on investment, return on capital, return on equity; (6) identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans; (7) operating margin; (8) net income; net operating income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; (9) total stockholder return; (10) economic value created; and (11) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including the S&P 500® index or other indexes or groups of comparable companies referenced in the Company’s proxy statement in response to Item 402(b) of Regulation S-K.

(iii) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with such Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Such Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards, and other terms relating to such Performance Awards in accordance with Section 6 and this Section 8.

(c) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, and as to the achievement of performance goals relating to Performance Awards under Section 8(b) shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards.

(d) Status of Section 8(b) Awards Under Section 162(m) of the Code. It is the intent of the Company that Performance Awards under Section 8(b) granted to persons who are designated by the

Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code shall, if so designated by the Committee, constitute qualified “performance-based compensation” within the meaning of Section 162(m) of the Code. Accordingly, the terms of Sections 8(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. Change in Control Provisions.

(a) Acceleration Upon Termination Following a Change in Control. Except as provided in an Award Agreement, if the employment of a Participant is terminated without Cause or such Participant resigns for Good Reason within 24 months following a “Change in Control,” as defined in this Section:

(i) any Award held by such Participant carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

(ii) the restrictions, deferral limitations, and forfeiture conditions applicable to any other Award held by such Participant shall lapse, such Awards shall be deemed fully vested, any performance conditions imposed with respect to Awards shall be deemed to be achieved as set forth in Section 9(b), and payment of such Awards shall be made in accordance with the terms of the Award Agreements;

provided, however, that if an outstanding Award is not assumed, converted, or replaced in connection with a Change in Control on an equivalent basis, (A) any such Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested and (B) the restrictions, deferral limitations, and forfeiture conditions applicable to any such Award shall lapse, such Awards shall be deemed fully vested, any performance conditions imposed with respect to such Awards shall be deemed to be achieved as set forth in Section 9(b), and payment of such Awards shall be made in accordance with the terms of the Award Agreements.

(b) Change in Control and Performance Awards. Unless the Committee specifies otherwise, upon the effectiveness of a Change in Control, any and all performance conditions that relate to outstanding Awards shall be determined based on the actual performance as of the fiscal year-end immediately preceding the Change in Control or, if no fiscal year end has occurred subsequent to the grant of the Award and prior to the Change in Control, then any and all performance conditions shall be deemed satisfied at target performance.

(c) “Change in Control” Defined. For purposes of the Plan, a “Change in Control” shall have occurred if:

(i) any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee, or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock), or more than one person acting as a group is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) during any twelve-month period, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) there is consummated a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving entity (or any parent of the Company or such surviving entity) outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as herein above defined) or more than one person acting as a group acquired 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) during any twelve-month period, any person or more than one person acting as a group acquires all or substantially all of the Company’s assets (or any transaction having a similar effect); provided that such assets have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company and its Subsidiaries.

(d) “Change in Control Price” Defined. For purposes of the Plan, “Change in Control Price” means the higher of (i) the highest price per share paid in any transaction constituting a Change in Control or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding or following a Change in Control.

10. General Provisions.

(a) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable foreign, federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock, other securities or property under any Award until completion of such regulatory compliance requirements or other required action under any state, federal, or foreign law, rule, or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in compliance with applicable laws, rules, and regulations.

(b) Nontransferability. Except as otherwise provided in this Section 10(b), Awards shall not be transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a designation of a Beneficiary, and Awards shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative. In addition, except as otherwise provided in this Section 10(b), no rights under the Plan may be pledged, mortgaged, hypothecated, or otherwise encumbered, or be subject to the claims of creditors. The foregoing notwithstanding, the Committee may, in its sole discretion, provide that an Award (or rights or interests therein) other than ISOs and Awards in tandem with ISOs shall be transferable, including permitting transfers, without consideration, to a Participant’s immediate family members (i.e., spouse, children, grandchildren, or siblings, as well as the Participant), to trusts for the benefit of such immediate family members, and to partnerships in which such family members are the only parties, or other transfers deemed by the Committee to be not inconsistent with the purposes of the Plan.

(c) No Right to Continued Employment. Neither the Plan nor any action taken thereunder shall be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s employment at any time.

(d) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of employer or employee social security contributions or withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Affiliates and Participants to satisfy obligations for the payment of such withholding taxes, contributions and other tax obligations relating to any Award. This authority shall include, to the extent permitted under applicable law, authority to withhold or receive Stock or other property, to sell such Stock on the Participant’s behalf and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders within one year after such Board action if such stockholder approval is required by any federal law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially adversely affect the rights of such Participant under any Award theretofore granted to him or her, except to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially adversely affect the rights of such Participant under such Award, except to the extent any such action is made to cause the Award to comply with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations or is otherwise made in accordance with Section 10(n); provided further that, except as provided in Section 5(d), no such action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof. Following the occurrence of a Change in Control, the Board may not terminate this Plan or amend this Plan with respect to Awards that have already been granted in any manner adverse to Participants.

(f) No Rights to Awards; No Rights to Additional Payments; No Stockholder Rights. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. All grants of Awards and deliveries of Stock, cash, or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing any contributions to or any benefits under any retirement, profit-sharing, severance, or other benefit plan of the Company or any Subsidiary or Affiliate, unless the Committee expressly provides otherwise in writing. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

(g) Unfunded Status of Awards and Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines. If and to the extent authorized by the Committee, the Company may deposit into such a trust Stock or other assets for delivery to the Participant in satisfaction of the Company’s obligations under any Award. If so provided by the Committee, upon such a deposit of Stock or other assets for the benefit of a Participant, there shall be substituted for the rights of the Participant to receive delivery of Stock and other payments under this Plan a right to receive the assets of the trust (to the extent that the deposited Stock or other assets represented the full amount of the Company’s obligation under the Award at the date of deposit). The trustee of the trust may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(i) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

(k) Effective Date and Approval Date. The Plan shall become effective upon approval by the Board of Directors (the “Effective Date”); provided, however, that the Plan shall be subject to the subsequent approval by the Company’s stockholders at a meeting of Company stockholders duly held in accordance with the Delaware General Corporation Law, or any adjournment thereof in accordance with applicable provisions of the Delaware General Corporation Law, such stockholder approval to be obtained not later than one year after the Effective Date (the date of such approval being referred to as the “Approval Date”). Any Awards granted under the Plan prior to such approval of stockholders shall be subject to such approval, and in the absence of such approval, such Awards shall be null and void.

(l) Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the tenth year anniversary of the Effective Date, (ii) the maximum number of Shares available for issuance under the Plan have been issued, or (iii) the Board terminates the Plan in accordance with Section 10(e). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

(m) Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term, or condition will be interpreted and deemed amended so as to avoid this conflict. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed.

(n) Cancellation or “Clawback” of Awards in Case of Certain Financial Restatements. The Company may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement or as specified in an Award Agreement, cancel, reduce or require reimbursement of any Awards granted to a Participant.

(o) Titles and Headings; Certain Terms. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. The term “including,” when used in the Plan, means in each case “including without limitation.”

(p) Data Protection. By participating in the Plan the Participant consents to the holding and processing of personal information provided by the Participant to the Company, any Subsidiary or Affiliate, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

(i) administering and maintaining Participant records;

(ii) providing information to the Company, Affiliates or Subsidiaries, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

(iii) providing information to future purchasers or merger partners of the Company or any Affiliate or Subsidiary, or the business in which the Participant works; and

(iv) transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

MARSH & MCLENNAN COMPANIES, INC. 1166 AVENUE OF THE AMERICAS NEW YORK, NY 10036

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the cut-off date, which is May 16, 2011 for shares held in a Plan (as defined on the reverse of this proxy card), and May 18, 2011 for all other registered shares. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the cut-off date, which is May 16, 2011 for shares held in a Plan (as defined on the reverse of this proxy card), and May 18, 2011 for all other registered shares. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M32435-Z55033-P09978              KEEP THIS PORTION FOR YOUR RECORDS

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARSH & MCLENNAN COMPANIES, INC.

The Board of Directors recommends you vote FOR the following directors:

Item 1.	Election of Directors	For	Against	Abstain

1a.	Zachary W. Carter	☐	☐	☐

1b.	Brian Duperreault	☐	☐	☐			For	Against	Abstain

1c.	Oscar Fanjul	☐	☐	☐	1j.	Adele Simmons	☐	☐	☐

1d.	H. Edward Hanway	☐	☐	☐	1k.	Lloyd M. Yates	☐	☐	☐

1e.	Lord Lang of Monkton	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:

1f.	Steven A. Mills	☐	☐	☐	Item 2.	Ratification of Selection of Independent Registered Public Accounting Firm	☐	☐	☐

1g.	Bruce P. Nolop	☐	☐	☐	Item 3.	Approval of the Marsh & McLennan Companies, Inc. 2011 Incentive and Stock Award Plan	☐	☐	☐

1h.	Marc D. Oken	☐	☐	☐	Item 4.	Approval, by nonbinding vote, of the compensation of our named executive officers	☐	☐	☐

1i.	Morton O. Schapiro	☐	☐	☐	The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain

For address changes and/or comments, please check this box and write them on the back where indicated.				☐	Item 5.	Recommendation, by nonbinding vote, of the frequency of executive compensation votes ☐	☐	☐	☐

					The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain

Please indicate if you plan to attend this meeting.		☐	☐		Item 6.	Stockholder Proposal: Action by Written Consent	☐	☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com.

M32436-Z55033-P09978

MARSH & McLENNAN COMPANIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2011 ANNUAL MEETING

FOR ALL STOCKHOLDERS:

The undersigned hereby appoints Peter J. Beshar, Luciana Fato and Katherine J. Brennan proxies (each with power to act alone and with the power of substitution) of the undersigned to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Marsh & McLennan Companies, Inc. to be held on Thursday, May 19, 2011 at 10:00 a.m. (New York City time) in the auditorium, 2nd Floor, 1221 Avenue of the Americas, New York, New York 10020 and at any adjournment thereof.

FOR STOCKHOLDERS WHO ARE ALSO PARTICIPANTS IN THE MARSH & McLENNAN COMPANIES 401(k) SAVINGS & INVESTMENT PLAN, MARSH & MCLENNAN AGENCY 401(k) SAVINGS & INVESTMENT PLAN AND/OR THE MERCER HR SERVICES RETIREMENT PLAN:

This card also constitutes the confidential voting instructions of the participants in the Marsh & McLennan Companies 401(k) Savings & Investment Plan (the “SIP”), Marsh & McLennan Agency 401(k) Savings & Investment Plan (the “MMA Plan”), and the Mercer HR Services Retirement Plan (the “Mercer Plan”) (each a “Plan”, and collectively, the “Plans”), who have the right to instruct the trustees under each Plan to vote the shares of stock of Marsh & McLennan Companies, Inc. (the “Company”) held under the Plans on their behalf, subject to Part 4 of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). By signing and returning this card, the undersigned directs the trustees under each Plan to vote in person or by proxy all shares of the Company’s stock held under the Plans on behalf of the undersigned upon all matters at the Annual Meeting of Stockholders of the Company on May 19, 2011 and at any adjournment thereof. Provided this card is received by May 18, 2011, voting rights will be exercised by the trustees as directed or, if the card is signed but does not provide voting instructions, it will be deemed a direction to vote FOR items 1, 2, 3 and 4, 1 YEAR for item 5 and AGAINST item 6. Under each Plan, the trustees of the Plan shall vote all undirected and all unallocated shares in the same proportion as those shares held in the Plan for which they have received a signed instruction card, except as otherwise provided in accordance with ERISA. Under the Plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of the shares of the Company’s stock held under the Plans on their behalf and their proportionate shares of undirected or unallocated shares. Participants in the Plans cannot vote at the meeting and may only vote these shares as provided in this paragraph.

PROVIDED THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS PROPERLY EXECUTED, BUT NO DIRECTIONS ARE MADE, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4, 1 YEAR FOR ITEM 5 AND AGAINST ITEM 6. THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)